As filed with the U.S. Securities and Exchange Commission on August 9, 2024.

Registration No. [•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

Garden Stage Limited
(Exact name of registrant as specified in its charter)

______________________

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30th Floor, China Insurance Group Building
141 Des Voeux Road Central
Central, Hong Kong
Tel: +852 2688 6333
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

______________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

With a Copy to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
+1 (212) 588-0022

______________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [*], 2024

1,750,000 Ordinary Shares to be sold by the Selling Shareholder

GARDEN STAGE LIMITED

This prospectus relates to the resale of up to 1,750,000 ordinary shares with US$0.0001 par value per share (“Ordinary Shares”) of Garden Stage Limited, a Cayman Islands exempted company (“Garden Stage” or the “Company”), that may be sold from time to time by Oriental Moon Tree Limited, a company incorporated under the laws of the British Virgin Islands (the “Selling Shareholder” or “Oriental Moon Tree”). Garden Stage is not selling any Ordinary Shares in this offering, and Garden Stage will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholder.

The Selling Shareholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices. No underwriter or other person has been engaged to facilitate the sale of the Ordinary Shares in this offering. The Selling Shareholder may be deemed underwriters of the Ordinary Shares that it is offering. Garden Stage will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholder will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares. See “Plan of Distribution” beginning on page 100.

Our Ordinary Shares trade on the Nasdaq Stock Market under the symbol “GSIW.” On August 6, 2024, the closing price of our Ordinary Shares was US$7.1 per share.

Garden Stage Limited is not a PRC or Hong Kong operating company, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Garden Stage Limited conducts all of its operations in Hong Kong through I Win Securities Limited (“I Win Securities”) and I Win Asset Management Limited (“I Win Asset Management”), both incorporated in Hong Kong (I Win Securities and I Win Asset Management are collectively referred as the “Operating Subsidiaries”). The Ordinary Shares offered in this offering are shares of Garden Stage Limited, the Cayman Islands holding company, instead of shares of the Operating Subsidiaries. Investors in this Offering will not directly hold equity interests in the Operating Subsidiaries. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in Garden Stage’s operations and/or a material change in the value of our Ordinary Shares, including that such event could cause the value of such securities to significantly decline or become worthless.

All of our operations are conducted by the Operating Subsidiaries in Hong Kong. We are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, having all of its operations to date in Hong Kong and having clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or the Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted.

The legal and operational risks associated in operating in the PRC also apply to our Operating Subsidiaries’ operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiaries and us, given the substantial operations of the Operating Subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. New regulatory actions related to data security or anti-monopoly concerns in Hong Kong may be taken in the future, and such regulatory actions may also impact our ability to conduct our business, accept foreign investments, or list on a U.S. or foreign stock exchange. In addition, the legal and operational risks associated with having operations in mainland China also apply to our presence in Hong Kong. While Hong Kong currently operates under a different set of laws from mainland China, there can be no assurance as to whether the government of Hong Kong will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Hong Kong in the future, which could be at any time and with no advance notice. If the Operating Subsidiaries or Garden Stage are to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to laws and regulations of the PRC, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 18; and “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 22.

Our Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor prior to December 15, 2022, Friedman LLP (“Friedman”), had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia CPAs LLP (“Marcum Asia”) is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S Associate PLT (“J&S”), is headquartered in Malaysia and subject to the inspections by the PCAOB. None of our current or previous auditors are subject to the Determination Report announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in the Mainland China or Hong Kong. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether NASDAQ or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 27.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 18 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” beginning on page 9 and “Implication of Being a Foreign Private Issuer” beginning on page 10 for more information.

We are a “controlled company” as defined under the Nasdaq Listing Rules, because Oriental Moon Tree Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Oriental Moon Tree Limited can control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed a “controlled company” within the meaning of the NASDAQ listing rules and follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Our corporate actions will be substantially controlled by our Controlling Shareholder, Oriental Moon Tree Limited, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” on page 26 and “Prospectus Summary — Implication of Being a Controlled Company” on page 10 of this prospectus.

For Garden Stage to transfer cash to its subsidiaries, it is permitted under the laws of the Cayman Islands to provide funding to its subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Garden Stage’s subsidiary formed under the laws of the British Virgin Islands are permitted under the laws of the British Virgin Islands to provide funding to their respective subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, Garden Stage may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s assets do not exceed its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Garden Stage’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Garden Stage. In the fiscal years ended March 31, 2024, 2023, and 2022 and up to the date of this prospectus, no transfer of cash or other types of assets has been made between our Cayman Islands holding company and subsidiaries. Garden Stage, our Cayman Islands holding company has not declared or made any dividends or other distributions to its shareholders, including U.S. investors, as of the date of the prospectus, nor has any dividends or distributions been made by subsidiaries to our Cayman Islands holding company in the fiscal years ended March 31, 2024, 2023, and 2022 and up to the date of this prospectus. Garden Stage and its subsidiaries do not have any plans to distribute earnings in the foreseeable future. For a more detailed discussion of how cash is transferred among Garden Stage and its subsidiaries, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” beginning on page 5 of this prospectus, and the audited consolidated financial statements and the accompanying footnotes in our annual report on Form 20-F for the fiscal year ended March 31, 2024.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholder have authorized anyone to provide you with different information. Neither we nor the Selling Shareholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, our business, financial condition, results of operations, and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we file with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholder may, from time to time, offer and sell up to an aggregate of 1,750,000 Ordinary Share as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information provided in this prospectus, exhibits filed as part of the registration statement, or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

Prospectus Conventions

Unless otherwise indicated or the context requires otherwise and for purposes of this prospectus only, references in this prospectus to:

•        “17 Uno BVI” refers to 17 Uno Limited, a company incorporated under the laws of British Virgin Islands;

•        “AE” refers to an account executive, being licensed representative accredited to I Win Securities to carry out regulated activities, who is self-employed and only entitled to share the brokerage income from the clients referred by him/her;

•        “AUM” refers to the amount of assets under management;

•        “BSS” refers to the Broker Supplied System, being a front office solution either developed in-house by the Stock Exchange Participant or a third-party software package acquired from commercial vendors, enabling the Stock Exchange Participant to connect its trading facilities to the Open Gateway to conduct trading;

•        “CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “China” or the “PRC” refer to the People’s Republic of China, including Hong Kong and Macau;

•        “Code of Conduct” refers to the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong;

•        “Controlling Shareholder” refers to Oriental Moon Tree Limited, a company incorporated under the laws of British Virgin Islands;

•        “FY 2024” and “FY 2023” are to fiscal year ended March 31, 2024, March 31, 2023, respectively;

•        “Garden Stage” or “Company” are to Garden Stage Limited, an exempted company incorporated with limited liability in the Cayman Islands on August 11, 2022;

•        “HKD” or “HK$” refer to the legal currency of Hong Kong.

•        “HKSCC” refers to the Hong Kong Securities Clearing Company Limited

•        “HKSFC” refers to the Securities and Futures Commission of Hong Kong;

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

•        “I Win Asset Management” refers to I Win Asset Management Limited, a company with limited liability under the laws of Hong Kong;

•        “I Win Holdings HK” refers to I Win Holdings Limited, a company with limited liability under the laws of Hong Kong;

•        “I Win Securities” refers to I Win Securities Limited, a company with limited liability under the laws of Hong Kong;

•        “Licensed Representative(s)” refers to an individual who is granted a license under section 120(1) or 121(1) of the SFO to carry on one or more than one regulated activity;

•        “Listing Rules” refers to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong, as amended, supplemented or otherwise modified from time to time;

•        “Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        “Margin financing” refers to the provision of funds by a securities brokerage firm (licensed to provide margin loans as an intermediary) to clients for the purpose of their margin trading, whereby the funds borrowed from a securities brokerage firm to be used for carrying out trading of securities on a leveraged basis, and the relevant securities purchased form the collateral to secure the repayment of the loan granted by the securities brokerage firm;

•        “Ordinary Shares” refers to the ordinary shares of the Garden Stage Limited, par value of US$0.0001 per share;

•        “Open Gateway” refers to a Windows-based device provided by the Stock Exchange and installed at the Stock Exchange Participants’ office to facilitate electronic interface of the Automatic Order Matching and Execution System of the Stock Exchange with front office systems operated by the Stock Exchange Participant;

•        “Operating Subsidiaries” refers to I Win Securities and I Win Asset Management, the indirectly wholly-owned subsidiaries of Garden Stage, unless otherwise specified

•        “PRC government” or “Chinse government” are to the government of Mainland China for the purposes of this prospectus only;

•        “Responsible Officer(s)” or “RO” refer to a Licensed Representative who is also approved as a responsible officer under section 126 of the SFO to supervise one or more than one regulated activity of the licensed corporation to which he/she is accredited;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “Selling Shareholder” refers to Oriental Moon Tree Limited, the largest shareholder of the Company;

•        “SFO” refers to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

•        “Stock Exchange” or “SEHK” refer to the Stock Exchange of Hong Kong Limited;

•        “Stock Exchange Trading Right” refers to the right to be eligible to trade on or through the Stock Exchange as a Stock Exchange Participant and entered as such a right in a list, register or roll kept by the Stock Exchange;

•        “Stock Exchange Participant(s)” refers to corporation(s) licensed to carry on Type 1 (dealing in securities) regulated activity under the SFO who, in accordance with the rules of the Stock Exchange, may trade on or through the Stock Exchange and whose name(s) is/are entered in a list, register or roll kept by the Stock Exchange as person(s) who may trade on or through the Stock Exchange;

•        “US$” or “U.S. dollars” refer to the legal currency of the United States; and

•        “we,” “us,” “our,” “the Company” and “Garden Stage” are to Garden Stage Limited, an exempted company incorporated with limited liability in the Cayman Islands on August 11, 2022, and does not include its subsidiaries, 17 Uno BVI, I Win Holdings HK, I Win Securities, and I Win Asset Management. Where appropriate, we shall refer to the subsidiaries by their legal names, collectively as “our subsidiaries”, or “Operating Subsidiaries” when we refer to our operating entities, as the case may be, and clearly identify the entity in which investors are purchasing an interest;

Garden Stage is a holding company with operations conducted in Hong Kong through its Operating Subsidiaries, using Hong Kong dollars. The reporting currency is U.S. dollars. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in net income. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this annual report were made at an average rate of HKD 7.8252 to USD 1.00 and HKD 7.8392 to USD 1.00 for FY 2024 and FY 2023, respectively.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and other SEC reports before deciding whether to buy our Ordinary Shares.

Overview

We are a holding company incorporated in Cayman Islands, and all of our operations are carried out by the two wholly-owned Operating Subsidiaries in Hong Kong: a) I Win Securities, which is licensed to conduct Type 1 (dealing in securities) regulated activities under the SFO in Hong Kong, and b) I Win Asset Management, which is licensed to conduct Type 4 (advising on securities) and Type 9 (asset management) regulated activities under the SFO in Hong Kong. Our Operating Subsidiaries are Hong Kong-based financial services providers principally engaged in the provision of (i) placing and underwriting services; (ii) securities dealing and brokerage services; and (iii) asset management services. I Win Securities is the Stock Exchange Participant and holds one Stock Exchange Trading Right. I Win Securities is a participant of the HKSCC.

The table below sets forth the licenses obtained by our Operating Subsidiaries under the jurisdiction of Hong Kong.

License type and trading right	Entity name
HKSFC Type 1 License – Dealing in securities	I Win Securities
HKSFC Type 4 License – Advising on securities	I Win Asset Management
HKSFC Type 9 License – Asset management	I Win Asset Management
Stock Exchange Participants (Participant ID: 02092)	I Win Securities
HKSCC Participants (Participant ID: B02092)	I Win Securities

The service offerings of our Operating Subsidiaries mainly comprise the following:

•        Underwriting and Placing Services:    I Win Securities acts as (i) book runner, lead manager, or underwriter of listing applicants in IPOs or other fundraising activities; and (ii) placing agent of listed companies in connection with their issuance or sale of securities, in return for underwriting and/or placing commission. I Win Securities also charges investors a brokerage commission when they subscribe for or acquire securities in respect of offerings of listed issuers who engaged I Win Securities to provide placing and underwriting services in respect of the relevant securities. Our revenue derived from our underwriting and placing services accounted for 10.84% and 48.31% of our total revenue for FY 2024 and FY 2023, respectively.

•        Securities Dealing and Brokerage Services:    I Win Securities provides securities dealing and brokerage services for trading in securities on the Hong Kong Stock Exchange and in other overseas markets. I Win Securities also acts as an intermediary between buyers and sellers of securities listed on the Main Board and GEM of the Hong Kong Stock Exchange and facilitate the clients’ trading of securities listed on selected overseas stock exchanges, including the United States, in return for brokerage commission income. Ancillary to I Win Securities’ securities brokerage and dealing services, I Win Securities also provides nominee services, custodian services, scrip handling services and handling services for corporate actions to our brokerage clients. At the same time, I Win Securities also facilitates the subscriptions to IPOs and secondary placings, either conducted by Hong Kong issuers who engage I Win Securities for placing and underwriting services or conducted by other financial services providers in Hong Kong. For FY 2024 and FY 2023, 56.16% and 47.55% of our total revenue was derived from our securities dealing and brokerage services, respectively.

•        Advisory Services:    We provide investment advisory services to our clients through I Win Securities, which is licensed with the SFC to carry on type 4 (advising on securities) regulated activity. We act as investment advisors to our clients and provide them with (i) investment advice incidental to our securities trading services; and (ii) investment consultancy and advisory whereby we render investment research and financial and investment related advisory services to our customers in return for a fixed monthly fee. Advisory fees accounted for 29.88% and nil of our total revenues for FY 2024 and FY 2023 respectively.

•        Asset Management Services:    I Win Asset Management offers discretionary account management and fund management services that cater to different investment objectives of our Operating Subsidiaries’ clients. Our asset management services accounted for 0% and 1.03% of our total revenue for FY 2024 and FY 2023, respectively.

Our revenues were US$1.4 million and US$3.3 million for the years ended March 31, 2024 and 2023, respectively. We recorded net loss of US$4.7 million and US$0.2 million for the years ended March 31, 2024 and 2023, respectively. We plan to keep our business growing by strengthening the securities brokerage, underwriting and placement services and develop our asset management business and margin financing services. Our diversified business portfolio allows our Operating Subsidiaries to create synergies between our business lines, generate new business opportunities for each business segment and provide integrated financial services to clients.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

•        A proven and experienced management team consisting of industry veterans;

•        Established and strong relationship with our clients and stable client base; and

•        Synergies among our different lines of services that generate diversified and stable sources of revenue.

Growth Strategies

Our business model and competitive strengths provide us with multiple avenues for growth. We intend to execute the following key strategies:

•        Strengthening our placing and underwriting services;

•        Expanding our securities dealing and brokerage market presence in relation to the United States exchanges;

•        Developing our securities margin financing services;

•        Enhancing and developing our asset management business; and

•        Enhancing our IT systems.

Corporate History and Structure

Garden Stage Limited was incorporated on August 11, 2022 under the Cayman Islands law. Prior to the Reorganization as described below, we historically conducted our business through I Win Holdings Limited (“I Win Holdings HK”), a company incorporated under the laws of Hong Kong, and its subsidiaries, namely, I Win Securities Limited (“I Win Securities”) and I Win Asset Management Limited (“I Win Asset Management”), both incorporated under the laws of Hong Kong.

On November 10, 2016, I Win Securities has been established as a company with limited liability under the laws of Hong Kong and commenced our securities brokerage and underwriting and placing business. I Win Securities was licensed by the HKSFC to undertake Type 1 (dealing in securities) regulated activity on July 19, 2017. To expand our services into asset management services, on March 25, 2020, I Win Asset Management has been established as a company with limited liability under the laws of Hong Kong. I Win Asset Management obtained the relevant HKSFC licenses to undertake Type 4 (advising on securities) and Type 9 (asset management) regulated activities on January 25, 2021.

On March 25, 2020, I Win Holdings HK was also incorporated under the laws of Hong Kong as the holding company of I Win Securities and I Win Asset Management.

On June 6, 2022, HKSFC approved I Win Holdings HK to become the holding company of I Win Securities and I Win Asset Management. Subsequently, pursuant to the June 6, 2022 HKSFC approval, on June 24, 2022, I Win Holdings HK acquired 100% of the equity interest of I Win Securities and I Win Asset Management and became their holding company.

Pursuant to the Reorganization in April 2023 as described below, Garden Stage Limited have become the holding company of I Win Holdings HK and its subsidiaries. Upon completion of the Reorganization, our group of companies comprises Garden Stage Limited, 17 Uno Limited (“17 Uno BVI”), I Win Holdings HK, I Win Securities, and I Win Asset Management.

The Reorganization

In this prospectus, we refer to all these following events as the “Reorganization”.

As part of the Reorganization, on August 11, 2022, we formed Garden Stage. Upon the incorporation of Garden Stage Limited on August 11, 2022, Garden Stage Limited issued 1 ordinary shares to Oriental Moon Tree Limited, for a consideration of US$1.00.

On August 17, 2022, the wholly-owned British Virgin Islands subsidiary of Garden Stage, 17 Uno BVI was then incorporated on August 17, 2022, as the proposed intermediate holding of I Win Holdings HK as part of the Reorganization.

On November 21, 2022, Garden Stage Limited executed a shareholder resolution to change the par value of the Ordinary Shares from US$1.00 to $0.0001, a 10,000 for 1 share subdivision (“Share Subdivision”). Upon the Share Subdivision, the one issued and outstanding Ordinary Share held by Oriental Moon Tree Limited was sub-divided into 10,000 Ordinary Shares of par value of US$0.0001 each. Pursuant to such resolution, the authorized share capital of Garden Stage Limited was US$50,000 divided into 500,000,000 Ordinary Shares with a nominal or par value of US$0.0001 each, in accordance with section 13 of the Cayman Islands Companies Act.

Since I Win Securities and I Win Asset Management are HKSFC-licensed corporations, prior approval from the HKSFC is required for any company or individual to become a holding company or the substantial shareholder of an HKSFC-licensed corporation. On September 2, 2022, the New Substantial Shareholder Application was submitted to the HKSFC, in which 17 Uno BVI, Garden Stage, and Oriental Moon Tree are to become the substantial shareholders of I Win Securities and I Win Asset Management. The HKSFC approvals were obtained on January 26, 2023 (the “January 26 HKSFC approval”).

Pursuant to the January 26 HKSFC approval, the Reorganization was completed in April 2023. Pursuant to the Reorganization, on April 3, 2023, Garden Stage acquired, through 17 Uno BVI, all of the issued equity interests of I Win Holdings HK, from the existing shareholders of I Win Holdings HK, namely, Courageous Wealth Limited, Lobster Financial Holdings Limited, Capital Hero Global Limited, Smark Holding Limited, and Gulu Gulu Limited, in cash consideration of HK$1,000 in aggregate. In April 2023, in connection with the Reorganization, Garden Stage Limited allotted and issued:

(a)     additional 80,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 3, 2023; and

(b)    additional 11,385,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 20, 2023.

Upon completion of the Reorganization, I Win Securities and I Win Asset Management, our Operating Subsidiaries, have become the indirect wholly-owned subsidiaries of Garden Stage through 17 Uno BVI and I Win Holding HK.

Pre-IPO Investment

On July 22, 2022, I Win Holdings HK entered into Investment Agreement with State Wisdom Holdings Limited (“State Wisdom Holdings”), as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023. Pursuant to aforesaid agreements, State Wisdom Holdings to acquire Ordinary Shares representing 5% of the entire issued share capital of Garden Stage Limited upon and at the time of the completion of the Reorganization, at a subscription consideration of HK$3,120,000 (approximately US$397,454), and I Win Holdings HK shall procure Garden Stage Limited to allot and issue the corresponding amount of Ordinary Shares of Garden Stage Limited to State Wisdom Holdings.

On July 22, 2022, I Win Holdings HK entered into Investment Agreement with Bliss Tone Limited (“Bliss Tone”), as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023. Pursuant to Investment Agreements, Bliss Tone to acquire

Ordinary Shares of representing 5% of the entire issued share capital of Garden Stage Limited upon and at the time of the completion of the Reorganization, at a subscription consideration of HK$3,120,000 (approximately US$397,454), and I Win Holdings HK shall procure Garden Stage Limited to allot and issue the corresponding amount of Ordinary Shares of Garden Stage Limited to Bliss Tone.

According to Investment Agreements and Supplemental Investment Agreements between I Win Holdings HK, Bliss Tone, and State Wisdom Holdings, as part of the Reorganization, Garden Stage allotted and issued:

(a)     5,000 Ordinary Shares to State Wisdom Holdings on April 3, 2023;

(b)    5,000 Ordinary Shares to Bliss Tone on April 3, 2023;

(c)     632,500 Ordinary Shares to State Wisdom Holdings on April 20, 2023; and

(d)    632,500 Ordinary Shares to Bliss Tone on April 20, 2023.

The subscription of Ordinary Shares by State Wisdom Holdings and Bliss Tone were completed on April 20, 2023.

Initial Public Offering

On December 5, 2023, the Company closed its initial public offering of 2,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share; and the underwriters to the Company’s initial public offering had exercised the Over-Allotment Option in full to purchase an additional 375,000 Ordinary Shares, on December 4, 2023, prior to the closing of the initial public offering.

As of the date of this prospectus, 15,625,000 Ordinary Shares were issued and outstanding.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Oriental Moon Tree Limited
BVI
State Wisdom Holdings Limited
BVI
Bliss Tone Limited
BVI
Public Shareholders
73.44%
4.08%
4.08%
18.40%
Garden Stage Limited
Cayman Islands
100%
17 Uno Limited
BVI
100%
I Win Holdings Limited
Hong Kong
100%
100%
I Win Securities Limited
Hong Kong
I Win Asset Management Limited
Hong Kong

Our Subsidiaries and Business Functions

17 Uno BVI was incorporated under the laws of British Virgin Islands to be the intermediate holding company of I Win Holdings HK on August 17, 2022 as part of the Reorganization. I Win Holdings HK was incorporated under the laws of Hong Kong as the holding company of I Win Asset Management and I Win Securities on March 25, 2020. On June 6, 2022, HKSFC approved I Win Holdings HK to be the substantial shareholder of I Win Securities and I Win Asset Management. On June 24, 2022, I Win Holdings HK acquired 100% of the equity interest of I Win Securities and I Win Asset Management and has become their holding company.

I Win Securities was established in accordance with laws and regulations of Hong Kong on November 10, 2016. With a registered capital of HKD 15,000,000 (approximately US$1.9 million) currently, I Win Securities is a limited liability corporation licensed with HKSFC to undertake Type 1 (dealing in securities) regulated activity.

I Win Asset Management was established in accordance with laws and regulations of Hong Kong on March 25, 2020. With a registered capital of HKD 900,000 (approximately US$0.1 million) currently, I Win Asset Management is a limited liability corporation licensed with the HKSFC to undertake Type 4 (advising on securities) and Type 9 (asset management) regulated activities.

Holding Company Structure

Garden Stage Limited is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in Hong Kong through our Operating Subsidiaries in Hong Kong. The Ordinary Shares offered in this offering are shares of the Cayman Islands holding company, instead of shares of our Operating Subsidiaries in Hong Kong. Investors in our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries in Hong Kong.

As a result of our corporate structure, our ability to pay dividends to our shareholders depends upon dividends paid by our Hong Kong subsidiaries through our BVI subsidiary. If our existing Hong Kong subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash to and from Our Subsidiaries

On December 6, 2023, the wholly owned subsidiary of Garden Stage, I Win Holding Limited, had received the net proceeds from Garden Stage’s initial public offering of US$10.2 million, on behalf of Garden Stage, which is accounted for in our consolidated financial statements as the proceeds to Garden Stage.

For the years ended March 31, 2024, 2023 and 2022, and as of the date of this prospectus, no transfer of cash or other types of assets has been made between our Cayman Islands holding company and subsidiaries. Garden Stage, our Cayman Islands holding company has not declared or made any dividends or other distributions to its shareholders, including U.S. investors, in the past and as date of this prospectus, nor has any dividends or distributions been made by subsidiaries to our Cayman Islands holding company.

Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.

For Garden Stage Limited to transfer cash to its subsidiaries, Garden Stage is permitted under the laws of the Cayman Islands to provide funding to its subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. According to the BVI Business Companies Act 2004 (as revised), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s assets do not exceed its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on the transfer of cash from Garden Stage Limited to our subsidiaries or from our subsidiaries to Garden Stage Limited. There are no restrictions on foreign exchange and there are no limitations on the abilities of Garden Stage Limited to transfer cash to or from our subsidiaries or to investors under Hong Kong Law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Garden Stage Limited and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our subsidiaries to Garden Stage Limited and U.S. investors and amounts owed.

For Garden Stage to make dividends to its shareholders, subject to the Companies Act (as revised) of the Cayman Islands, which we refer to as the Companies Act below, and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments, in our Amended and Restated Memorandum and Articles of Association and in the Companies Act. See “Dividend Policy” on page 51 and “Risk Factors — Risks Relating to our Corporate Structure — We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 26 for more information.

Permission Required From the Hong Kong Authorities

Due to the licensing requirements of the HKSFC, I Win Securities and I Win Asset Management are required to obtain necessary licenses to conduct their business in Hong Kong and their business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC. I Win Securities currently holds a Type 1 license for dealing in securities. I Win Asset Management currently holds a Type 4 license for advising on securities and a Type 9 license for asset management. See “Regulation — Licensing Regime Under the SFO.” These licenses have no expiration date and will remain valid unless they are suspended, revoked, or canceled by the HKSFC. We pay standard governmental annual fees to the HKSFC and are subject to continuing regulatory obligations and requirements, including the maintenance of minimum paid-up share capital and liquid capital, maintenance of segregated accounts, and submission of audited accounts and other required documents, among others. See “Regulation — Licensing Regime Under the SFO.”

Neither we nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to offer the securities of Garden Stage to foreign investors.

Recent Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which, among other things, requires the relevant governmental authorities to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information, and to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” or “PIPL”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

Garden Stage is a holding company incorporated in the Cayman Islands with operating entities solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong. Meanwhile, our Operating Subsidiaries may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering).

As advised by our PRC counsel, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures currently does not have an impact on our business, operations or this offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our Offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored personal information of approximately 1,497 Mainland China individuals, far less than one million users; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither of our Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, as advised by our PRC counsel, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by PRC government authorities, as advised by our PRC counsel, neither we, nor our Operating Subsidiaries in Hong Kong are currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiaries have ever applied for any such permission or approval.

However, as further advised by our PRC counsel, given the uncertainties arising from the PRC and Hong Kong legal systems, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and other regulations. However, since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiaries in Hong Kong, if any of our Operating Subsidiaries is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiaries in Hong Kong, the business operation of the Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. While we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Moreover, if there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. See Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — “If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 22, and “We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 20.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from NASDAQ standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the NASDAQ, must comply with the exchange’s continued listing standards to maintain their listings. NASDAQ has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the NASDAQ rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under NASDAQ rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Controlling Shareholder, Oriental Moon Tree Limited, which is also the Selling Shareholder, will own a majority of our total issued and outstanding Ordinary Shares following this offering. As a result, we will be a “controlled company” as defined under NASDAQ Listing Rule 5615(c). As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the NASDAQ listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Capital Market.

Impact of Russia’s Invasion of Ukraine and Related Supply Chain Issues

Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including volatilities in stock markets, disruption to global supply chain and worsening of global inflation, are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks, may have significant collateral impact on global economy and our business model and revenue stream. Nevertheless, as of the date of this document, since (i) we principally operate in Hong Kong and do not have business presence in Russia and Ukraine; and (ii) our industry has been less dependent on oil, natural resources or global supply chain which have been disrupted significantly by Russia’s invasion of Ukraine, there is no material impact on our cash flows, liquidity, capital resources, cash requirements, financial position, or results of operations arising from, related to, or caused by the global disruption from Russia’s invasion of Ukraine.

Corporate Information

Our principal executive office is located at 30th Floor, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong. Our telephone number at this address is +852 2688 6333. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd., P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our websites are https://www.iwinsec.com and http://www.gardenstage-ky.com. The information contained on our websites is not a part of this prospectus.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. Below is a summary of material factors that make an investment in our Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. For a detailed description of the risk factors we may face, see our Annual Report on Form 20-F for the year ended March 31, 2024 on file with the SEC, which is incorporated by reference into this prospectus and “Risk Factors” on page 18 of this prospectus. These risks include, but are not limited to, the following:

Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate

•        All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

•        We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

•        The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

•        The Hong Kong regulatory requirement of prior approval for the transfer of shares in excess of a certain threshold may restrict future takeovers and other transactions.

Risks Related to Our Corporate Structure

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•        The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdictions.

•        We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

•        Our corporate actions will be substantially controlled by our Controlling Shareholder, Oriental Moon Tree Limited, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Risks Relating to our Ordinary Shares

•        Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

•        If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

•        The sale or availability for sale of substantial amounts of Ordinary Shares could adversely affect their market price.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        If we cease to qualify as a foreign private issuer and are considered a U.S. domestic issuer, we would be required to comply fully with the reporting requirements under the Exchange Act that are applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

•        We are an “emerging growth company,” as defined in the JOBS Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it may be difficult or impossible to compare our performance with other public companies which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period.

•        As a public company, we are subject to the reporting requirements under the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. As such, meeting these requirements may strain our resources and divert management’s attention.

•        If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

•        We have identified a material weakness in our internal control over financial reporting. If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud

Risks relating to the Industry in which we Operate

•        Our business operations are concentrated in Hong Kong. Unfavorable financial market and economic conditions and material deterioration of the political and regulatory environment in Hong Kong, the PRC, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

•        We and our Operating Subsidiaries are subject to extensive and evolving regulatory requirements, the non-compliance with which may result in penalties, limitations, and prohibitions on our future business activities or suspension or revocation of our licenses, and consequently may materially and adversely affect our business, financial condition, and results of operations. In addition, we may, from time to time, be subject to regulatory inquiries and investigations by relevant regulatory authorities or government agencies in Hong Kong or other applicable jurisdictions.

•        We and our Operating Subsidiaries may not be able to compete successfully in the highly competitive financial service industry in Hong Kong.

Risks Relating to our Business and Operation

•        We, through our Operating Subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

•        We are subject to market and financial risks arising from our underwriting business if the securities underwritten by us are undersubscribed.

•        Revenue from the placing and underwriting business is generated on a project-by-project basis and thus our profitability is highly unpredictable and may be adversely affected if we are unable to secure engagements at levels or on comparable commission rates similar to those during the FY 2023 in the future.

•        We rely on a limited number of key customers for our business.

•        The commission income from our Operating Subsidiaries’ securities dealing and brokerage service may be volatile, and fluctuate significantly from quarter to quarter, which may result in volatility of the price of our Ordinary Shares.

•        We may be subject to substantial risks if the client(s) using our securities dealing and brokerage services default on payments.

•        We may have to bear losses resulting from trading errors.

•        Other brokerage firms may have a competitive edge over us by offering zero or lower rate of brokerage commission.

•        Fraud or misconduct by our directors, officers, employees, agents, AEs, clients, or other third parties could harm our reputation and business and may be difficult to detect and deter.

•        We may be subject to litigation, arbitration or other legal proceeding risk.

•        Should we experience any event of professional liabilities, such as claims or lawsuits, our financial position and reputation will be adversely affected. If our insurance coverage is insufficient, we may be subject to significant costs and business disruption.

•        Any failure to protect our intellectual property could harm our business and competitive position.

•        We may be affected by the currency peg system in Hong Kong.

•        Increases in labor costs may adversely affect our business and results of operations.

•        We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, natural disasters, power loss, telecommunications, break-ins, sabotage, intentional acts of vandalism and similar misconduct. Any disruption of our facilities could adversely affect our business and operating results.

•        Our business is subject to various cyber-security risks and other operational risks, such as the failure or malfunction of our trading system and/or information technology infrastructure and the failure to maintaining relationships with our vendors, which may cause disruptions to our business operation and tarnish our reputation

•        Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

•        New lines of business or new services may subject us to additional risks.

Holding Foreign Companies Accountable Act (the “HFCAA”)

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor prior to December 15, 2022, Friedman LLP (“Friedman”), had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia CPAs LLP (“Marcum Asia”) is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S Associate PLT (“J&S”), is headquartered in Malaysia and subject to inspections by the PCAOB. None of our current or previous auditors has been or is subject to the Determination Report announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, we cannot assure you whether NASDAQ or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether NASDAQ or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 27.

THE OFFERING

Securities that may be offered and sold from time to time by the Selling Shareholder	We are registering for resale by the Selling Shareholder up to 1,750,000 Ordinary Shares
Terms of the offering	The Selling Shareholder will determine when and how he will dispose of the Ordinary Shares registered under this prospectus for resale.
Ordinary Shares outstanding prior to the offering	15,625,000 Ordinary Shares
Ordinary Shares outstanding after the offering	15,625,000 Ordinary Shares
Nasdaq ticker symbols	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GSIW.”
Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder.
Risk factors

Any investment in the Ordinary Shares offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page 18 of this prospectus.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks set forth in our Annual Report on Form 20-F for the year ended March 31, 2024 on file with the SEC, which is incorporated by reference into this prospectus, as well as the risk factors described below, together with all of the other information set forth in this prospectus. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in Hong Kong.

Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Operating Subsidiaries are located and operate their business in Hong Kong, a special administrative region of the PRC. Although a portion of our customers are individuals from Mainland China or companies that have shareholders and directors that are individuals from Mainland China, our Operating Subsidiaries does not have operations in Mainland China or is not regulated by any regulator in Mainland China. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of the PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiaries in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons. In the event that we or our Hong Kong Operating Subsidiaries were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to the operations in Hong Kong in the future, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiaries’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives of the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiaries are located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiaries in Hong Kong. The PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to the outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law (PIPL)”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where a company whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10million. On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Our Operating Subsidiaries may collect and store certain data (including certain personal information) from our clients, who may be Mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). As advised by our PRC counsel, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our Offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored personal information of approximately 1,497 Mainland China individuals, far less than one million users; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither of our Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, as advised by our PRC counsel, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, as advised by our PRC counsel, neither we, nor our Operating Subsidiaries in Hong Kong are currently required to obtain any permission or approval from the Mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiaries have ever applied for any such permission or approval.

However, as further advised by our PRC counsel, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

If the PIPL becomes applicable to the companies headquartered in Hong Kong, our business, or the operation of our Operating Subsidiaries, there can be no assurance that we or our subsidiaries will be able to comply with the PIPL. The Operating Subsidiaries’ current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject the Company to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition. Furthermore, if the Trial Administrative Measures become applicable to our Operating Subsidiaries in Hong Kong, if any of our Operating Subsidiaries is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PIPL become applicable to our Operating Subsidiaries in Hong Kong, the business operation of our Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

Additionally, as we are based in Hong Kong without Mainland China operation and subsidiaries, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. However, since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws, and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if the PRC government attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiaries’ business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the customers.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiaries will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The Hong Kong regulatory requirement of prior approval for the transfer of shares in excess of a certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 157 of the laws of Hong Kong) (the “SFO”) requires prior approval from the HKSFC for any company or individual to become a substantial shareholder of a HKSFC-licensed corporation in Hong Kong. Under the SFO, a person will be a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in, or is entitled to control the exercise of, the voting power of more than 10% of the total number of issued shares of the licensed corporation, or exercises control of 35% or more of the voting power of a company that controls more than 10% of the voting power of the licensed company. Further, all potential parties who will be the new substantial shareholder(s) of the HKSFC-licensed subsidiaries, which are I Win Securities and I Win Asset Management, are required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Garden Stage, which could deprive the holders of our Ordinary Shares the opportunity to receive a premium for their Ordinary Shares as part of a future sale and may reduce the price of our Ordinary Shares upon the consummation of a future proposed business combination.

Risks Related to Our Corporate Structure

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the amended and restated memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. Certain corporate governance practices in the Cayman Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to our corporate governance after we complete this offering. However, if we choose to follow the Cayman Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law”.

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdictions.

We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, except for Mr. Kevin GUAN, who is a United States national and resident, all of other directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against the persons who are Hong Kong nationals or residents in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Travers Thorp Alberga, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Travers Thorp Alberga has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

The judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Garden Stage Limited is a holding company and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of the Operating Subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Dividend Policy” for more information.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s assets do not exceed its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our corporate actions will be substantially controlled by our Controlling Shareholder, Oriental Moon Tree Limited, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Our Controlling Shareholder, Oriental Moon Tree Limited, which is also the Selling Shareholder, will own a majority of our total issued and outstanding Ordinary Shares following this Offering. Accordingly, Oriental Moon Tree Limited has significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions. Ms. Kam Yan Karen, LAU, through Courageous Wealth Limited, owns 64% of the equity interest in Oriental Moon Tree Limited, and she is the sole director of Oriental Moon Tree Limited. Ms. Kam Yan Karen, LAU is deemed as the beneficial owner of all Ordinary Shares held by Oriental Moon Tree Limited. Ms. Kam Yan Karen, LAU will be able to control the management and affairs of Garden Stage through Oriental Moon Tree Limited.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Beneficial Ownership Of Securities.”

Under the NASDAQ listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the NASDAQ listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (as revised) of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company”, it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

Risks Relating to our Ordinary Shares

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor prior to December 15, 2022, Friedman LLP (“Friedman”), had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia CPAs LLP (“Marcum Asia”) is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S Associate PLT (“J&S”), is headquartered in Malaysia and subject to the inspections by the PCAOB. None of our current or previous auditors has been or is subject to the Determination Report announced by the PCAOB on December 16, 2021. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, the recent developments would add uncertainties to our offering and we cannot assure you whether NASDAQ or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in Hong Kong and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary share could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

From the closing of our initial public offering on December 5, 2023 to August 6, 2024, the trading price of our Ordinary Shares has ranged from $4.2 to $15.99 per Ordinary Share. The trading prices of our Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S. — listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other financial services firms; political, social and economic conditions of the PRC and Hong Kong;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, our business partners, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares. See “Dividend Policy” section for more information.

The sale or availability for sale of substantial amounts of Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Ordinary Shares being registered pursuant to this registration statement will be freely tradable without restriction or further registration under the Securities Act after this registration statement becomes effective.

In addition, Garden Stage is not restricted from issuing additional Ordinary Shares in the future, including securities convertible into, or exchangeable or exercisable for, its ordinary shares. Garden Stage’s issuance of such additional Ordinary Shares in the future will dilute the ownership interests of its then existing shareholders. Garden Stage may also raise capital through equity financings in the future. Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Ordinary Shares.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of NASDAQ Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

If we cease to qualify as a foreign private issuer and are considered a U.S. domestic issuer, we would be required to comply fully with the reporting requirements under the Exchange Act that are applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the NASDAQ rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this offering) the value of the assets held by our strategic investment business, the expected proceeds from this offering as well as projections as to the market price of our Ordinary Shares immediately following the completion of this offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules”.

We are an “emerging growth company,” as defined in the JOBS Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it may be difficult or impossible to compare our performance with other public companies which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, it may be difficult or impossible to compare our performance with other public companies which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering.

As a public company, we are subject to the reporting requirements under the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. As such, meeting these requirements may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in the Form 20-F and in filings required of a public company, our business and financial condition are more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

Being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our securities are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria for maintaining our listing, our securities could be subject to delisting.

If our securities are subsequently delisted from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Ordinary Shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Our Board of Directors may refuse or delay the registration of the transfer of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our Board of Directors may resolve to refuse or delay the registration of the transfer of our Ordinary Shares. Where our directors do so, they must specify the reason(s) for this refusal or delay in a resolution of the board of directors. Our directors may also refuse or delay the registration of any transfer of Ordinary Shares if the transferor has failed to pay an amount due in respect to those Ordinary Shares. If our directors refuse to register a transfer, they shall, as soon as reasonably practicable, send the transferor and the transferee a notice of the refusal or delay in the approved form.

This, however, will not affect market transactions of the Ordinary Shares purchased by investors in a public offering. Where the Ordinary Shares are listed on a stock exchange, the Ordinary Shares may be transferred without the need for a written instrument of transfer, if the transfer is carried out in accordance with the rules of the stock exchange and other requirements applicable to the Ordinary Shares listed on the stock exchange.

We have identified a material weakness in our internal control over financial reporting. If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud.

We are a public company in the United States subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 and the rules and regulations of Nasdaq Capital Market. Section 404 of the Sarbanes-Oxley Act, or Section 404, require us to include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal control or the level at which our control is documented, designed, operated, or reviewed, or if it interprets relevant requirements differently from us.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain proper and effective of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Our management has completed an assessment of the effectiveness of our internal control over financial reporting. In the course of preparing our consolidated financial statements as of and for each of the three years ended March 31, 2024, 2023 and 2022, we identified a material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to: (1) our lack of financial reporting and accounting personnel with understanding of U.S. GAAP to address complex U.S. GAAP technical issues, related disclosures in accordance with U.S. GAAP;

(2) our lack of internal audit function to establish formal risk assessment process and internal control framework; (3) IT deficiencies, including lack of formal IT policies and procedures, risk and vulnerability assessments, recovery management, change management and system security.

To remediate our identified material weaknesses, we have implemented several measures to improve our internal control over financial reporting, including (i) engaging qualified financial and accounting advisory team and relevant staff with working experience in U.S. GAAP and SEC reporting requirements to strengthen our financial reporting function and establishing a comprehensive policy and procedure manual; and (ii) hiring independent directors, establishing an audit committee and strengthening corporate governance. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

Risks relating to the Industry in which we Operate

Our business operations are concentrated in Hong Kong. Unfavorable financial market and economic conditions and material deterioration of the political and regulatory environment in Hong Kong, the PRC, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

Our business operations are carried out in Hong Kong by our Operating Subsidiaries. The results of operations and prospects are highly susceptible to any development of change in government policies, as well as economic, social, political and legal development in Hong Kong. Events with adverse impact on investors’ confidence and risk appetites, such as riots or mass civil disobedience movements and general deterioration of local economy, may lead to a reduction in investment or trading activities and in turn our business performance. Any change in the local economic, social and political environment, which is beyond our control, may lead to prolonged period of sluggish market activities which would in turn have material adverse impact on our business. Economic conditions in Hong Kong are also highly sensitive to conditions in the financial markets, capital market, and economic conditions of the PRC and elsewhere in the world. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. Financial markets and economic conditions could be negatively impacted by many factors, both economically and politically, beyond our control, such as inability to access capital markets, control of foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as the Covid-19 pandemic, political uncertainty, the ongoing Russo-Ukrainian War and its results, the outcome of the China-United States trade dispute, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform.

The current heightened tensions in international economic relations, such as the one between the United States and China, may also give rise to uncertainties in global economic conditions and adversely affect general investor confidence. Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in China, including sanctions. The U.S. government has imposed and has continued to propose to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Unfavorable financial market and economic conditions in Hong Kong, the PRC, and elsewhere in the world, and the escalations of the tensions that affect trade relations may lead to slower growth in the global economy in general, could negatively affect our clients’ business and materially reduce demand for our services and increase price competition among financial services firms seeking such engagements, and thus could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, the economy of Mainland China differs from the economies of most developed countries in a number of aspects, such as the extent of government intervention, growth rate and control of foreign exchange. Adverse changes in the economic and other policies of the PRC government could have a material and adverse effect on our business, financial position and operations. In particular, the PRC government exerts substantial control over the growth of the domestic economy by means of, among others, resource allocation as well as setting policy on foreign exchange. There is no assurance that China will not implement reforms or policies which may drastically (i) restrict

Mainland China investors from investing abroad and in Hong Kong; and/or (ii) restrict Mainland China companies and businesses to access the financial market in Hong Kong. Such reforms or policies may potentially affect the attractiveness of Hong Kong as an alternative venue for Mainland investors to trade securities or Mainland China business to conduct fund-raising exercise, or otherwise diminish the securities and financial market of Hong Kong, given the substantial reliance of Hong Kong financial and securities market on the business and companies based in Mainland China. A portion of our revenue is derived from clients who reside in Mainland China. Any policies which reduce the willingness of our Mainland China clients to trade securities through us or restrict the Mainland China businesses for fund raising or securities offering in Hong Kong, will adversely affect our business and results of operations. Furthermore, if PRC government implements market-oriented reforms involving unprecedented or experimental revision of its economic reform measures, there is no guarantee that adjustments to its policies will not negatively affect our operations and business development.

Lastly, the outbreak of war in Ukraine has already affected global economic and financial markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military action in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We continuously monitor the situation in Ukraine, however, we cannot predict the progress or outcome of the situation, and it is difficult to assess any potential future impact at this time, as the conflict and governmental reactions are rapidly developing and beyond our control. Prolonged unrest intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

We and our Operating Subsidiaries are subject to extensive and evolving regulatory requirements, the non-compliance with which may result in penalties, limitations, and prohibitions on our future business activities or suspension or revocation of our licenses, and consequently may materially and adversely affect our business, financial condition, and results of operations. In addition, we may, from time to time, be subject to regulatory inquiries and investigations by relevant regulatory authorities or government agencies in Hong Kong or other applicable jurisdictions.

The Hong Kong financial market in which the Operating Subsidiaries primarily operate is highly regulated. The business operations of our Operating Subsidiaries are subject to applicable laws, regulations, guidelines, circulars, and other regulatory guidance, and many aspects of our businesses depend on obtaining and maintaining approvals, licenses, permits, or qualifications from the relevant regulators. Serious non-compliance with regulatory requirements could result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations, or prohibitions on our future business activities or, if significant, suspension or revocation of our licenses. Failure to comply with these regulatory requirements could limit the scope of businesses in which we are permitted to engage. Furthermore, additional regulatory approvals, licenses, permits, or qualifications may be required by relevant regulators in the future, and some of our current approvals, licenses, permits, or qualifications are subject to periodic renewal. Although the Operating Subsidiaries have not been found by any relevant regulators to be in material non-compliance with any regulatory requirements since our Operating Subsidiaries commenced their businesses, any such finding or other negative outcome may affect our ability to conduct business, harm our reputation and, consequently, materially and adversely affect our business, financial condition, results of operations, and prospects.

The Operating Subsidiaries, I Win Securities, and I Win Asset Management, are HKSFC-licensed companies subject to various requirements, such as remaining fit and proper at all times, minimum liquid and paid-up capital requirements, notification requirements, submission of audited accounts, submission of financial resources returns and annual returns, continuous professional training, under the SFO of Hong Kong and its subsidiary legislation and the codes and the guidelines issued by the HKSFC from time to time. If any of these HKSFC licensed companies fails to meet the regulatory capital requirements in Hong Kong, the local regulatory authorities may impose penalties on us or limit the scope of our business, which could, in turn, have a material adverse effect on our financial condition and results of operations. Moreover, the relevant capital requirements may be changed over time or subject to different interpretations by relevant governmental authorities, all of which are out of our control. Any increase in the relevant capital requirements or stricter enforcement or interpretation of the same may adversely affect business activities of our Operating Subsidiaries. Any non-compliance with applicable laws, regulations, guidance or codes or any negative findings made by the regulators may result in (i) fines, deterrent penalties, disciplinary actions against us or our subsidiaries, our Responsible Officers, Licensed Representatives or any of our personnel; or (ii) suspension or revocation of some or all of (a) the registrations or licenses of our Operating Subsidiaries for carrying on business activities; or (b) the approvals or licenses granted to our personnel enabling them to carry out their responsibilities. For instance, conditions may be imposed on the licenses of our Operating Subsidiaries restricting them from carrying on their business, or our Responsible Officers or Licensed Representatives may be banned from the industry for a specific period of time. Accordingly, our business operation, reputation, financial condition and results of operations might be materially and adversely affected.

Further, the HKSFC may amend, supplement and/or modify the requirements on licensed corporations as it considers necessary for the proper regulation of the Hong Kong securities and futures market. Any such change or tightening of regulations and/or requirements on licensed corporations (which may involve an amendment to applicable laws, regulations and guidelines) may (i) require us to incur additional costs for compliance; and (ii) potentially affect our ability to carry on our existing regulated activities.

From time to time, I Win Securities Limited and I Win Asset Management Limited may be subject to or required to assist in inquiries or investigations by relevant regulatory authorities or government agencies in Hong Kong or other jurisdictions, including the HKSFC, relating to its own activities or activities of third parties such as its clients. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise our business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, our financial soundness. We, our directors, or our employees, may be subject to such regulatory inquiries and investigations from time to time, regardless of whether we are the target of such regulatory inquiries and investigations. If any misconduct is identified as a result of inquiries, reviews or investigations, the HKSFC may take disciplinary actions that would lead to revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties against us, our Operating Subsidiaries, Responsible Officers of the Operating Subsidiaries, licensed representatives, directors, or other officers. Any such disciplinary actions taken against us, our Operating Subsidiaries, Responsible Officers, licensed representatives, directors, or other officers may have a material and adverse impact on our business operations and financial results. In addition, our Operating Subsidiaries are subject to statutory secrecy obligations under the SFO of Hong Kong whereby we may not be permitted to disclose details on any HKSFC inquiries, reviews or investigations without the consent of the HKSFC. For further details, see “Regulation — Disciplinary Power of the HKSFC”.

We and our Operating Subsidiaries may not be able to compete successfully in the highly competitive financial service industry in Hong Kong.

The financial services industry in Hong Kong in which we operate is intensely competitive, highly fragmented, and subject to rapid change, and we expect it to remain so. Our larger competitors may have advantages over us such as having better brand recognition and reputation in the market, larger client base, wider range of value-adding services, stronger human and financial resources, longer operating histories, and operational presence in more geographic locations. We also face competition from local medium and small-sized financial services providers which offer similar range of services. New participants may enter into the market insofar as they have engaged appropriate qualified professionals and obtained the requisite regulatory licenses and permits. Some firms may also have resources to expand their operational scale, market share as well as geographical coverage through undertaking mergers and acquisitions.

There is no assurance that we will be able to maintain our competitive strengths even if we are able to respond rapidly to the changing business environment and/or capture new market opportunities. In addition, competition creates an unfavorable pricing environment in the market in which we operate. Our inability to remain competitive could lead to a reduction in our market share (as our clients are not bound to use our services and can freely switch to other service providers and/or decrease their use of our services), and any further intensification of competition in terms of pricing may lead to reduced profit margins. As a result, our operating performance, financial results and prospects may be materially and adversely affected.

Risks Relating to our Business and Operation

We, through our Operating Subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

We, through our Operating Subsidiaries, have a relatively short operating history compared to some of our established competitors. We started to provide the underwriting and placing services through I Win Securities in July 2017, securities dealing and brokerage services in July 2017, and through I Win Asset Management, asset management service in January 2021. Our future revenues and cash flows may fluctuate significantly given our short operating history, rendering it difficult to predict our results of operations and prospects.

There is no assurance that we will sustain profitability or positive cash flow from our existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the offering, to expand operations beyond our current level. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter given the rapidly evolving market in which we operate and our relatively short operating history. These risks and challenges include our ability to, among other things:

•        build a well-recognized I Win brand;

•        maintain and expand our client base;

•        maintain and enhance our relationships with our business and professional parties partners;

•        attract, retain, and motivate employees and AEs;

•        anticipate and adapt to changing market conditions and a competitive landscape;

•        manage our future growth;

•        ensure that the performance of our products and services meets client expectations;

•        maintain or improve our operational efficiency;

•        navigate a complex and evolving regulatory environment;

•        defend ourselves in any legal or regulatory actions against us;

•        enhance our technology infrastructure and maintain the security of our system;

•        avoid and remedy operating errors as a result of human or system errors; and

•        identify and address conflicts of interest;

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected. As our business develops and as we respond to competition, we may continue to introduce new service offerings, make adjustments to our existing services, or make adjustments to our business operations in general. Any significant change to our business model that does not achieve expected results could have a material and adverse impact on our financial condition and results of operations. It is therefore difficult to effectively assess our future prospects.

We are subject to market and financial risks arising from our underwriting business if the securities underwritten by us are undersubscribed.

Placing and underwriting commission was our largest income source for the year ended March 31, 2023, which accounted for approximately 48.31% of our total revenue of the year ended March 31, 2023; the placing and underwriting commission accounted for approximately 10.84% of our total revenue of the year ended March 31, 2024. Our underwriting service was conducted by I Win Securities, one of our Operating Subsidiaries. Our underwriting services are conducted on a fully underwritten basis, whereby I Win Securities were obliged to take up the undersubscribed securities up to the maximum of our underwriting commitment. I Win Securities has been also involved in several placing exercises as placing agents or sub-placing agents. Depending on the terms of the placing agreements, the placing exercises were either on a fully underwritten basis or on a best-effort basis.

If the securities underwritten by I Win Securities are undersubscribed and we fail to procure subscribers to take up all of the undersubscribed securities, I Win Securities is required to purchase all of the undersubscribed portion for its own account, which would materially and adversely affect our liquidity. If I Win Securities fails to sell the securities it has underwritten, we would incur expenditure, expose ourselves to market risk and capital available to us would be reduced, which may in turn materially and adversely affect our results of operations and financial conditions. Our financial position would also be adversely affected if the underwritten securities so taken up by I Win Securities becomes illiquid and/or their market value drops. Under the FRR, the value of the open position of any underwriting commitment or the market value of the securities purchased by us to fulfil the underwriting obligations would have an impact on our liquid capital. If the liquid capital of our Operating Subsidiaries falls below the minimum requirement under the FRR, our Operating Subsidiaries will be in breach of the FRR resulting in HKSFC suspending our license or imposing conditions in relation to our regulated activities.

In the case of placing of securities on a best-effort basis, if the securities are undersubscribed or if market conditions become volatile, the placing may not be completed in full or may be canceled. The commission from such placing engagements may reduce or in the worst case we may have no commission at all. Moreover, the placing and underwriting commission generated by I Win Securities is directly related to the number of placing and underwriting exercises secured and completed by us and their fund-raising sizes. The placing and underwriting business is subject to various external factors which are beyond our control, including the number and the size of IPOs in the market, and the activeness of the secondary market for fund-raising exercises under the prevailing financial market environment. There is no assurance that the performance of our placing and underwriting business will not be affected by such external factors.

Revenue from the placing and underwriting business is generated on a project-by-project basis and thus our profitability is highly unpredictable and may be adversely affected if we are unable to secure engagements at levels or on comparable commission rates similar to those during the FY 2023 in the future.

Our Operating Subsidiaries are engaged to provide placing and underwriting services on a project-by-project basis, and our financial performance in this business segment may be affected by, among other things, demand for our services, our capacity to undertake new projects, the number and size of IPOs and secondary offerings and issuance in the debt and equity capital markets in Hong Kong as well as other external factors which may be outside our control. In particular, demand for placing and underwriting services may be materially affected by prevailing market conditions, as prospective listing applicants and listed issuers may determine to delay, terminate, scale-back or relocate their fundraising plans and/or activities in the event investment sentiment and appetite are stemmed by adverse, unfavorable or uncertain market conditions. Our financial results may also be materially and adversely affected if we are unable to secure new placing or underwriting engagements in the future at levels similar to those during the years ended March 31, 2023 and 2022.

Our Operating Subsidiaries are engaged to provide placing and underwriting services on a project-by-project basis, and our financial performance in this business segment may be affected by, among other things, demand for our services, our capacity to undertake new projects, the number and size of IPOs and secondary offerings and issuance in the debt and equity capital markets in Hong Kong as well as other external factors which may be outside our control. In particular, demand for placing and underwriting services may be materially affected by prevailing market conditions, as prospective listing applicants and listed issuers may determine to delay, terminate, scale-back or relocate their fundraising plans and/or activities in the event investment sentiment and appetite are stemmed by adverse, unfavorable or uncertain market conditions. Our financial results may also be materially and adversely affected if we are unable to secure new placing or underwriting engagements in the future at levels similar to those, for example, during the year ended March 31, 2023.

Since the mandates for the underwriting and placing exercise were negotiated on a project-by-project basis with the clients, revenue generated from our services may fluctuate significantly from time to time and may not recur. We also cannot assure that our commission income from the underwriting and placing service will be comparable to those accepted by our clients during the years ended March 31, 2023. When the Operating Subsidiaries are unable to secure such engagements or on comparable commission rates, our financial results may be materially and adversely affected.

For example, placing and underwriting commission was our largest income source for the fiscal year ended March 31, 2023, which accounted for approximately 48.31% of our total revenue, whereas for fiscal year ended March 31, 2022, it accounted for approximately 15.41% of our total revenue, and for fiscal year ended March 31, 2024, fee and commission income from our placing and underwriting service amounted to 10.84% of our total revenue.

There is also no assurance that the clients which have previously sought our services will continue to retain our Operating Subsidiaries for future businesses. Therefore, our future financial results may be subject to fluctuations depending on the success in entering into new engagements. There is also no assurance that the engagements our Operating Subsidiaries successfully secure can be completed due to the market conditions and circumstances of each engagement. Our revenue and profitability may therefore fluctuate significantly. Further, the terms of the placing and underwriting engagements are determined between each of our clients and us on a case-by-case basis after arm’s length negotiations based on the type of services we provide, nature of transaction, scope of duties, length of time expect to spend, complexity of the transactions and our expected workload. As such, the amount of revenue we generate from different engagements may vary on a project-by-project basis and we cannot assure that we can secure future engagements with fee rates comparable with engagements during the years ended March 31, 2023 and 2022, in the future.

We rely on a limited number of key customers for our business.

Our top five customers accounted for 63% and 54% of our total revenues for the years ended March 31, 2024 and 2023, and the largest customer accounted for 28% and 20% of our total revenues, respectively. Therefore, our customers are concentrated, and we rely on a limited number of key customers during each period of our business. Our customer concentration risk is exacerbated due to: a) our reliance on different customers in different periods; b) the fact that the largest customer in the years ended March 31, 2024, 2023 and 2022 was a different customer; and c) the customers for our placing and underwriting services engaged us on a project-by-project basis.

We cannot assure you that our Operating Subsidiaries will be successful in diversifying the customer base, engaging new customers, and reducing our customer concentration risk. For example, the largest customer for the year ended March 31, 2024 engaged us for advisory services, and the advisory services is being conducted on project-by-project basis, there is no guarantee that the customer who engaged us for advisory services will continue to retain us for their future business, or whether they will choose our competitor for the equivalent services. Another example, the largest customer for the year ended March 31, 2023 engaged us for our underwriting services, which accounted for 20% of our total revenues, and 4 out of the top 5 customers for year ended March 31, 2023 engaged us for our underwriting services. Since we are engaged to provide placing and underwriting services on a project-by-project basis, it is unlikely that our top 5 customers who engaged our underwriting and placing services will continue to retain us for their future businesses, and even if they so choose to retain us for their future businesses, the value of transaction mandated by them may be significantly lower than their mandates given to us for years ended March 31, 2023. If we are unable to secure new customers or underwriting/placing projects, or secure underwriting/placing mandates at the similar level as the year ended March 31, 2023, during a period of time in the future, our results of operations, financial conditions, cashflow positions may be adversely and materially impacted. The largest customer for the year ended March 31, 2022 engaged us for our securities dealing and brokerage services, we cannot guarantee that this customer or any other top customers for our securities dealing and brokerage service will continue to trade on our platform at levels commensurate with previous periods, or that they will not terminate the use of our services in the future. Furthermore, the volume of trading which these customers may decide to trade during any particular period depends on their investment preferences at the time, which may be affected by their outlook and perception of the market as well as factors beyond our control. Any decline in the top customers’ transaction volume would lower our revenues, which would adversely affect our profitability.

The commission income from our Operating Subsidiaries’ securities dealing and brokerage service may be volatile, and fluctuate significantly from quarter to quarter, which may result in volatility of the price of our Ordinary Shares.

We derived substantial revenue from commission and brokerage income from our securities dealing and brokerage services. For the years ended March 31, 2024 and 2023, commission and brokerage income from our securities brokerage services amounted to 56.16% and 47.55% of our total revenue for the corresponding periods. Our brokerage commission and income mainly depend upon the trading volume through our trading system and platform (including our online trading platform). Similar to other broking and financial services firms, trading volume by investors in the stock markets as a whole may continue to be affected by factors such as changes in investors’ sentiment, perception, and confidence in the financial markets, inflation expectation, market conditions, political conditions, natural disasters, riots and acts of war or terrorism. Fluctuations in the trading volume by the clients through our trading platform and services would result in reduced commission and brokerage income, and there is no assurance that we will be able to maintain or improve our relationship with the brokerage clients and they may terminate their respective relationship with us at any time. Our profit may be materially and adversely affected if any of our clients cease to use, or if any of them significantly reduces their use of our services.

We may be subject to substantial risks if the client(s) using our securities dealing and brokerage services default on payments.

During the course of the provision of securities dealing and brokerage services, our clients are required to settle their securities transactions two days after the trade date. If the clients do not have sufficient cash with us to do so, the Operating Subsidiaries are required to settle the same with Central Clearing and Settlement System (the “CCASS”) of the Hong Kong Stock Exchange on behalf of the customers using our own resources. As such, our liquidity position will be adversely affected. Therefore, we need to maintain sufficient resources for the abovementioned settlements and are exposed to potential default in payment by our clients, in which event, our liquidity position may be adversely affected. There is no guarantee that our or our Operating Subsidiaries’ risk management measures could effectively mitigate relevant default risks arising from unexpected events or circumstances. There is also no assurance that the clients will continue to meet their obligations to settle their securities transaction on time, or at all, or that they will not default on their obligations to us as a result of bankruptcy, lack of liquidity or other reasons. In the event the clients fail to meet their payment obligations, our financial conditions and results of operations may be materially and adversely affected.

We may have to bear losses resulting from trading errors.

During the course of providing securities brokerage services, we may have to process and monitor larger number of transactions, which involves complicated operational procedures and requires stable performance of our trading system. Furthermore, the clients can place their orders through the staff (employee) dealers or self-employed AEs, which may involve verbal interaction and manual input. There is no guarantee that our staff dealers or AEs will not inadvertently make trade errors, such as making mistakes when taking client instruction, including but not limited to incorrect input of security name, quantity of the transaction or incorrect buy/sell order or incorrect input of client instruction or client account number. Upon discovery of any trading error, our Operating Subsidiaries have to take immediate actions to rectify the trading error and the relevant client may be dissatisfied and refuse to settle the relevant trade, in which event, we may suffer losses from such trading error. Any loss we suffered resulting from any of the aforesaid trading errors made by our licensed employees or self-employed account executives may not be indemnified by the responsible person and we may have to bear the losses resulting from those trading errors. Hence, in the event that the trading errors are not effectively prevented or controlled, or rectification measures could not cover the loss incurred, our financial results would be materially and adversely affected.

Other brokerage firms may have a competitive edge over us by offering zero or lower rate of brokerage commission.

Our clients are free to trade in securities in the secondary market with any broker that offers a more favorable rate of brokerage commission. Brokerage firms competing with us in Hong Kong may charge zero or lower rate of brokerage commission to capture a larger market share and attract our clients to use their securities dealing and brokerage services. We cannot assure that our clients who have active securities trading accounts with us will continue to conduct all or any securities trading through such account. In case we are unable to charge a competitive rate of brokerage commission for our securities dealing and brokerage services, we may lose to our competitors for the same clients in the secondary market for securities trading.

Fraud or misconduct by our directors, officers, employees, agents, AEs, clients, or other third parties could harm our reputation and business and may be difficult to detect and deter.

We are subject to a number of obligations and standards arising from our businesses. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, our businesses require that we properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships.

We our Operating Subsidiaries are also subject to the risk of fraud, illegal act, misconduct or other improper activities committed by our directors, employees, agents, clients or other third parties, such as entering into unauthorized transactions, improperly using or divulging inside information, recommending transactions not suitable for our clients, engaging in fraudulent activities, or engaging in improper or illegal. We cannot assure that our procedures and policies would fully prevent or detect illegal or improper activities in our business operations. If illegal or improper activities transpire and we fail to identify them in a timely manner, or at all, we will be in breach of the legal and regulatory requirements in Hong Kong and may be subject to regulatory sanction resulting in financial loss and reputational harm, which would adversely affect our reputation and results of operations.

It is not always possible to detect and deter fraud or misconduct by our directors, officers, employees, agents, clients, business partners, or other third parties. The precautions that we take to detect and prevent such activity may not be effective in all cases. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We may be subject to litigation, arbitration or other legal proceeding risk.

We, our Operating Subsidiaries, our directors and officers, and employee may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

Should we experience any event of professional liabilities, such as claims or lawsuits, our financial position and reputation will be adversely affected.

The services of our Operating Subsidiaries may involve providing professional advices to our customers. Our clients, who rely on our professional advice and suffers loss as a result of our negligence in providing such advice, might claim compensation against us. The key business risk associated with our services is, amongst others, possible claims or lawsuits arising from professional negligence and employee infidelity. Although our Operating Subsidiaries have adopted the relevant internal control measures, there is no assurance that the measures can eliminate all future possible professional negligence and/or employee infidelity. Should we experience any event of professional liabilities, such as claims or lawsuits, it may have an adverse impact on our financial position and reputation.

If our insurance coverage is insufficient, we may be subject to significant costs and business disruption.

We have limited business insurance coverage. We currently carry limited insurance in connection with our brokerage business covered by the Type 1 license from HKSFC against certain risks in accordance with the requirements under the Securities and Futures (Insurance) Rules of Hong Kong. However, we do not carry business interruption insurance to compensate for losses that could occur to the extent not required. We do not currently carry insurance that covers the other aspects of our business operations. Nor do we currently maintain key man insurance covering our key personnel. We consider our insurance coverage to be reasonable in light of the nature of our business, but we cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition, and results of operations could be materially and adversely affected.

Any failure to protect our intellectual property could harm our business and competitive position.

We, through our Operating Subsidiaries, own and maintain a number of registered domain names (including our website) and, although we do not currently own any registered trademarks other than our company logo, registered in Hong Kong, we may in the future acquire new intellectual property such as trademarks, copyrights, domain names, and know-how. We will rely on a combination of intellectual property laws and contractual arrangements to protect our intellectual property rights. It is possible that third parties may copy or otherwise obtain and use our trademarks without authorization or otherwise infringe on our rights. We may not be able to successfully pursue claims for infringement that interfere with our ability to use our trademarks, website, or other relevant intellectual property or have adverse impact on our brand. We cannot assure you that any of our intellectual property rights would not be challenged, invalidated, or circumvented, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, other parties may misappropriate our intellectual property rights, which would cause us to suffer economic or reputational damages.

Although we and our Operating Subsidiaries have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us or our Operating Subsidiaries in the future. Third parties may own copyrights, trademarks, trade secrets, ticker symbols, internet content, and other intellectual properties that are similar to ours in jurisdictions where we currently have no active operations. If we expand our business to or engage in other commercial activities in those jurisdictions using our own copyrights, trademarks, trade secrets, and internet content, we may not be able to use these intellectual properties or face potential lawsuits from those third parties and incur substantial losses if we fail to defend ourselves in those lawsuits. We have policies and procedures in place to reduce the likelihood that we or our employees may use, develop, or make available any content or applications without the proper licenses or necessary third-party consents. However, these policies and procedures may not be effective in completely preventing the unauthorized posting or use of copyrighted material or the infringement of other rights of third parties.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars within a band of HK$7.75 – 7.85 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Increases in labor costs may adversely affect our business and results of operations.

The economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties. We expect that our Operating Subsidiaries’ labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increasing labor costs, our financial condition and results of operations may be adversely affected.

We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, natural disasters, power loss, telecommunications, break-ins, sabotage, intentional acts of vandalism and similar misconduct. Any disruption of our facilities could adversely affect our business and operating results.

Our office and facilities, and Our Operating Subsidiaries’ business and operation, may be harmed or rendered inoperable by natural or man-made disasters, many of which are beyond our control, including typhoon, flooding, fire, power outages, break-in, vandalism or sabotage, acts of terrorism, criminal acts and similar events, or other public safety concerns, which could result in lengthy interruptions of our business and operations, result in the loss of key information, and cause us to incur additional expenses. While we have taken precautions to safeguard our facilities, any inability to operate our business during such periods could lead to the loss of customers or harm to our reputation. Regardless precautions taken, damage to our office and facilities may have a material adverse effect on our business.

If we were to experience a natural or man-made disaster, disruption due to political unrest, or disruption involving electronic communications or other services used by us or third parties with which we conduct business, our operations will partially depend on the availability of our people and office facilities and the proper functioning of our computer, software, telecommunications, transaction processing, and other related systems. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business or a disruption that directly affects our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our Operating Subsidiaries’ business could also be adversely affected if our employees are affected by pandemics, such as COVID-19. In addition, our results of operations could be adversely affected to the extent that any pandemic harms the Chinese or Hong Kong economy in general. The incidence and severity of disasters or other business continuity problems are unpredictable, and our inability to timely and successfully recover could materially disrupt our businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

Our business is subject to various cyber-security risks and other operational risks, such as the failure or malfunction of our trading system and/or information technology infrastructure and the failure to maintaining relationships with our vendors, which may cause disruptions to our business operation and tarnish our reputation

As financial services companies, our Operating Subsidiaries face various cyber-security and other operational risks relating to our businesses on a daily basis. Their operations depend upon the secured processing, storage and transmission of confidential and other information in their information technology infrastructure and they are vulnerable to unauthorized access such as cyber-attacks, distributed denial of service attacks and ransomware attacks, malicious code and computer viruses by activists, hackers, organized crime, foreign state actors and other third parties, or other events that could lead to a security breach. We and our Operating Subsidiaries may also be subject to cyber-attacks involving leak and destruction of sensitive and confidential client information and our proprietary information, which could result from an employee’s or agent’s failure to follow data security procedures or as a result of actions by third parties, including actions by government authorities. As the breadth and complexity of our information technology infrastructure continue to grow, the potential risk of security breaches and cyber-attacks increases. Developing and enhancing new products and services, which is necessary for us to remain competitive, may involve the use or creation of new technologies, which further exposes us to cybersecurity and privacy risks that cannot be completely anticipated and increases the risk of security breaches and cyber-attacks.

While our Operating Subsidiaries have adopted various means to safeguard the integrity of their trading system, computer system and information technology infrastructure, our trading system, computer system, and information technology infrastructure may fail to operate properly or become disabled as a result of events which are beyond our control, events such as human error, natural disasters, power failures, client misuse, computer viruses, cyber-attacks, spam attacks, unauthorized access and data loss or leakage. All of which may cause shutdown or disruption of operations (including data loss or corruption, interruption to our data storage system, delay or cessation in the services provided through our securities dealing and brokerage system and our online trading platform), account takeovers and unauthorized gathering, monitoring, misuse, loss, total destruction and disclosure of data and confidential information of ours, our clients, our employees or other third parties, or otherwise materially disrupt our or our clients’ or other third parties’ network access or business operations. The occurrence of one or more of such events could jeopardize the confidentiality of information processed, stored and transmitted through our computer systems and networks or otherwise disrupt our operations, which could result in reputational damage, disputes with clients and relevant parties, and financial losses. For example, our Operating Subsidiaries rely heavily on the BSS to execute our securities trading orders, and to execute and process our clients’ instructions accurately and promptly. The connection to the BSS is provided by a vendor recognized by the Stock Exchange. The BSS may be vulnerable to disruptions such as computer viruses, cyber-attacks and spam attacks leading to data corruption and interruptions, delay or cessation in executing clients’ trading instructions which could have a material adverse effect on our business, results of operations and prospects operation. Any cyber-attack may also jeopardize the security of stored confidential information (such as client data or trading records) and cause losses to us. In the event of a system failure of the BSS system, all clients’ instructions will have to be transacted through a standalone system managed by our staff dealer. This would likely lead to a delay or failure in the execution of our clients’ instructions as BSS system can accommodate multiple users while the back-up terminal can only be accessed by one user at a time.

Our Operating Subsidiaries also depend on various third-party software and platforms as well as other information technology systems provided by our information technology vendor in our business operations. These systems, including third-party systems, may fail to operate properly or become disabled because of tampering or a breach of our network security systems or otherwise, including for reasons beyond our control. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair our operations, affect our reputation, and adversely affect our businesses. There is no guarantee that we are able to maintain our existing relationship with the information technology vendor of our trading system, software system or information technology infrastructure. In the event that any vendor is unable or unwilling to continue to provide existing services to our Operating Subsidiaries, our Operating Subsidiaries may not be able to replace them with service providers of equivalent expertise in a timely manner and thus resulting in disruption to our business operations.

The occurrence of any disruption to the trading system, computer system and/or other information technology infrastructure may render us unable to meet client requirements in a timely and efficient manner, and/or lead to unauthorized disclosure of personal information or any other unexpected associated losses and damages. As a result, our and our Operating Subsidiaries’ reputation may be tarnished and we may also face complaints, disciplinary action by regulatory authorities, and legal proceedings being brought against us or our Operating Subsidiaries (which can be costly and time-consuming to defend and which may significantly divert the efforts and resources of our management personnel away from our usual business operations) and may potentially result in us having to pay damages. This could materially and adversely affect our financial condition, prospects and results of operations.

Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

As the financial services company, in providing their services to clients, our Operating Subsidiaries manage, utilize and store sensitive and confidential client data, including personal data. As a result, we may be subject to a variety of data privacy, data protection, cybersecurity, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our and our Operating Subsidiaries’ business activities and require us to incur increased costs and efforts to comply, and any breach or noncompliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to client data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients. In addition, vulnerabilities of our external service providers and other third parties could also pose security risks to client information and data. Although we have taken steps to reduce the risk of such threats, the risk and exposure to a cyber-attack or related breach remains heightened due to the evolving nature of these threats, our routine transmission of sensitive information to third parties, the current global economic and political environment, external extremist parties and other developing factors. Similarly, unauthorized access to or through our information systems, whether by our employees or third parties, including a cyber-attack by third parties who may deploy viruses, worms or other malicious software programs, could result in negative publicity, significant remediation costs, legal liability, regulatory fines, and damage to our reputation and could have adverse effects on our results of operations. Any actual or perceived breach of the security of our technology, or media reports of perceived security vulnerabilities of our systems or the systems of our third-party service providers, could damage our reputation, expose us to the risk of litigation and liability, disrupt our operations, increase our costs with respect to investigations and remediation, reduce our revenues as a result of the theft of intellectual property, and otherwise adversely affect our business. Further, any actual or perceived security breach or cyber-attack directed at other financial institutions or financial services companies, whether or not we are impacted, could lead to a general loss of customer confidence in the use of technology to conduct financial transactions, which could negatively impact us. The occurrence of any of these events could have adverse effects on our business and results of operations.

We also face risk related to external fraud involving the misappropriation and use of clients’ user-names, passwords or other personal information to gain access to their accounts. This could occur from the compromise of clients’ personal electronic devices or as a result of a data security breach at an unrelated company where clients’ personal information is taken and then made available to fraudsters. This risk has grown in recent years due to the increased sophistication and activities of organized crime and other external parties. Losses in client accounts reimbursed under our asset protection guarantee against unauthorized account activity (through no fault of the client) could have adverse effects on our business, financial condition and results of operations.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. We subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

New lines of business or new services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and profitability targets may not prove feasible. External factors, such as compliance with regulations, competition and shifting market preferences, may also impact the successful implementation of a new line of business or a new service. Our personnel and technology systems may fail to adapt to the changes in such new areas or we may fail to effectively integrate new services into our existing operations and we may lack experience in managing new lines of business or new services. In addition, we and our subsidiaries may be unable to proceed with the operations as planned or compete effectively due to different competitive landscapes in these new areas. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our internal control system. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our goals and strategies;

•        expected future economic performance;

•        our future business development, financial condition and results of operations;

•        projections of revenue, earnings, capital structure and other financial items;

•        introduction of new product and service offerings;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding the demand for and market acceptance of our products and services;

•        timing of the development of future business;

•        expected growth of our customers;

•        competition in our industry;

•        Ability to managing our growth effectively;

•        changes in the laws that affect our operations and government policies and regulations relating to our industry;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        any recurrence of the COVID-19 pandemic and scope of related government orders and restrictions and the extent of the impact of the COVID-19 pandemic on the global economy, impact it may have on our operations, the demand for our products and services, and economic activity in general;

•        the dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, except for Mr. Kevin GUAN, who is a United States national and resident, all of our other directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Hong Kong

The judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

Cayman Islands

Travers Thorp Alberga, our counsel as to the laws of the Cayman Islands has advised us that there may be uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Travers Thorp Alberga has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

British Virgin Islands

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•        the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•        is final and for a liquidated sum;

•        the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•        in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•        recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

•        the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We expect that in the event of a voluntary liquidation of the company, after payment of the liquidation costs and any sums then due to creditors, that the liquidator would distribute our remaining assets on a pari passu basis.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Business Companies Act of the British Virgin Islands (as revised from time to time).

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling shareholder pursuant to this prospectus will be sold by the Selling shareholder for their respective accounts. We are not selling any securities under this prospectus. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY

As of the date of this prospectus, the wholly owned subsidiary of Garden Stage, I Win Holding Limited, had received the net proceeds from Garden Stage’s initial public offering of US$10.2 million, on behalf of Garden Stage, which is accounted for in our consolidated financial statements as the proceeds to Garden Stage.

For the years ended March 31, 2024 and 2023, and as of the date of this prospectus, no transfer of cash or other types of assets has been made between our Cayman Islands holding company and subsidiaries. Garden Stage, our Cayman Islands holding company has not declared or made any dividends or other distributions to its shareholders, including U.S. investors, in the past, nor has any dividends or distributions been made by subsidiaries to our Cayman Islands holding company. No dividends and distributions were made by the subsidiaries of Garden Stage for the years ended March 31, 2024 and 2023.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. In addition, our shareholders may by ordinary resolution declare a dividend. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

Garden Stage Limited was incorporated on August 11, 2022 in the Cayman Islands under Cayman Islands law. Prior to the Reorganization as described below, we historically conducted our business through I Win Holdings Limited (“I Win Holdings HK”), a company incorporated under the laws of Hong Kong, and its subsidiaries, namely, I Win Securities Limited (“I Win Securities”) and I Win Asset Management Limited (“I Win Asset Management”), both incorporated under the laws of Hong Kong.

On November 10, 2016, I Win Securities has been established as a company with limited liability under the laws of Hong Kong and commenced our securities brokerage and underwriting and placing business. I Win Securities was licensed by the HKSFC to undertake Type 1 (dealing in securities) regulated activity on July 19, 2017. To expand our services into asset management services, on March 25, 2020, I Win Asset Management has been established as a company with limited liability under the laws of Hong Kong. I Win Asset Management obtained the relevant HKSFC licenses to undertake Type 4 (advising on securities) and Type 9 (asset management) regulated activities on January 25, 2021.

On March 25, 2020, I Win Holdings HK was also incorporated under the laws of Hong Kong as the holding company of I Win Securities and I Win Asset Management.

On June 6, 2022, HKSFC approved I Win Holdings HK to become the holding company of I Win Securities and I Win Asset Management. Subsequently, pursuant to the June 6, 2022 HKSFC approval, on June 24, 2022, I Win Holdings HK acquired 100% of the equity interest of I Win Securities and I Win Asset Management and became their holding company.

Pursuant to the Reorganization in April 2023 as described below, Garden Stage Limited have become the holding company of I Win Holdings HK and its subsidiaries. Upon completion of the Reorganization, our group of companies comprises Garden Stage Limited, 17 Uno Limited (“17 Uno BVI”), I Win Holdings HK, I Win Securities, and I Win Asset Management.

The Reorganization

In this prospectus, we refer to all these following events as the “Reorganization”.

On August 11, 2022, we formed Garden Stage. Upon the incorporation of Garden Stage Limited, Garden Stage Limited issued 1 ordinary shares to Oriental Moon Tree Limited, for a consideration of US$1.00.

On August 17, 2022, the wholly-owned British Virgin Islands subsidiary of Garden Stage, 17 Uno BVI was then incorporated on August 17, 2022, as the proposed intermediate holding of I Win Holdings HK as part of the Reorganization.

On November 21, 2022, Garden Stage Limited executed a shareholder resolution to change the par value of the Ordinary Shares from US$1.00 to $0.0001, a 10,000 for 1 share subdivision (“Share Subdivision”). Upon the Share Subdivision, the one issued and outstanding Ordinary Share held by Oriental Moon Tree Limited was sub-divided into 10,000 Ordinary Shares of par value of US$0.0001 each. Pursuant to such resolution, the authorized share capital of Garden Stage Limited was US$50,000 divided into 500,000,000 Ordinary Shares with a nominal or par value of US$0.0001 each, in accordance with section 13 of the Cayman Islands Companies Act.

Since I Win Securities and I Win Asset Management are HKSFC-licensed corporations, prior approval from the HKSFC is required for any company or individual to become a holding company or the substantial shareholder of an HKSFC-licensed corporation. On September 2, 2022, the New Substantial Shareholder Application was submitted to the HKSFC, in which 17 Uno BVI, Garden Stage, and Oriental Moon Tree are to become the substantial shareholders of I Win Securities and I Win Asset Management. The HKSFC approvals were obtained on January 26, 2023 (the “January 26 HKSFC approval”).

Pursuant to the January 26 HKSFC approval, the Reorganization was completed in April 2023. Pursuant to the Reorganization, on April 3, 2023, Garden Stage acquired, through 17 Uno BVI, all of the issued equity interests of I Win Holdings HK, from the existing shareholders of I Win Holdings HK, namely, Courageous Wealth Limited,

Lobster Financial Holdings Limited, Capital Hero Global Limited, Smark Holding Limited, and Gulu Gulu Limited, in cash consideration of HK$1,000 in aggregate. In April 2023, in connection with the Reorganization, Garden Stage Limited allotted and issued:

(a)     additional 80,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 3, 2023; and

(b)    additional 11,385,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 20, 2023.

Upon completion of the Reorganization, I Win Securities and I Win Asset Management, our Operating Subsidiaries, have become the indirect wholly-owned subsidiaries of Garden Stage through 17 Uno BVI and I Win Holding HK.

Pre-IPO Investment

On July 22, 2022, I Win Holdings HK entered into Investment Agreement with State Wisdom Holdings Limited (“State Wisdom Holdings”), as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023. Pursuant to aforesaid agreements, State Wisdom Holdings to acquire Ordinary Shares representing 5% of the entire issued share capital of Garden Stage Limited upon and at the time of the completion of the Reorganization, at a subscription consideration of HK$3,120,000 (approximately US$397,454), and I Win Holdings HK shall procure Garden Stage Limited to allot and issue the corresponding amount of Ordinary Shares of Garden Stage Limited to State Wisdom Holdings.

On July 22, 2022, I Win Holdings HK entered into Investment Agreement with Bliss Tone Limited (“Bliss Tone”), as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023. Pursuant to Investment Agreements, Bliss Tone to acquire Ordinary Shares of representing 5% of the entire issued share capital of Garden Stage Limited upon and at the time of the completion of the Reorganization, at a subscription consideration of HK$3,120,000 (approximately US$397,454), and I Win Holdings HK shall procure Garden Stage Limited to allot and issue the corresponding amount of Ordinary Shares of Garden Stage Limited to Bliss Tone.

According to Investment Agreements and Supplemental Investment Agreements between I Win Holdings HK, Bliss Tone, and State Wisdom Holdings, as part of the Reorganization, Garden Stage allotted and issued:

(a)     5,000 Ordinary Shares to State Wisdom Holdings on April 3, 2023;

(b)    5,000 Ordinary Shares to Bliss Tone on April 3, 2023;

(c)     632,500 Ordinary Shares to State Wisdom Holdings on April 20, 2023; and

(d)    632,500 Ordinary Shares to Bliss Tone on April 20, 2023.

The subscription of Ordinary Shares by State Wisdom Holdings and Bliss Tone were completed on April 20, 2023.

Initial Public Offering

On December 5, 2023, the Company closed its initial public offering of 2,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share; and the underwriters to the Company’s initial public offering had exercised the Over-Allotment Option in full to purchase an additional 375,000 Ordinary Shares, on December 4, 2023, prior to the closing of the initial public offering.

Together with Company’s initial public offering, Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited, the existing shareholders of the Company, have registered the resale of up to 1,750,000 Ordinary Share pursuant to the registration statement on Form F-1 initially filed by the Company with the SEC on June 30, 2023 (File No. 333-273053), which was declared effective on November 30, 2023.

Of which, Bliss Tone offered to sell 637,500 Ordinary Shares, State Wisdom Holdings Limited offered to sell 637,500 Ordinary Shares, and Oriental Moon Tree Limited offered to sell 475,500 Ordinary Shares. As of the date of the prospectus, none of the Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited have disposed of the 1,750,000 Ordinary Shares that have registered for resale.

As of the date of this prospectus, 15,625,000 Ordinary Shares were issued and outstanding.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Our Subsidiaries and Business Functions

17 Uno BVI was incorporated under the laws of British Virgin Islands to be the intermediate holding company of I Win Holdings HK on August 17, 2022 as part of the Reorganization.

I Win Holdings HK was incorporated under the laws of Hong Kong as the holding company of I Win Asset Management and I Win Securities on March 25, 2020. On June 6, 2022, HKSFC approved I Win Holdings HK to be the substantial shareholder of I Win Securities and I Win Asset Management. On June 24, 2022, I Win Holdings HK acquired 100% of the equity interest of I Win Securities and I Win Asset Management and has become their holding company.

I Win Securities was established in accordance with laws and regulations of Hong Kong on November 10, 2016. With a registered capital of HKD 15,000,000 (approximately US$1.9 million) currently, I Win Securities is a limited liability corporation licensed with HKSFC to undertake Type 1 (dealing in securities) regulated activity.

I Win Asset Management was established in accordance with laws and regulations of Hong Kong on March 25, 2020. With a registered capital of HKD 900,000 (approximately US$0.1 million) currently, I Win Asset Management is a limited liability corporation licensed with the HKSFC to undertake Type 4 (advising on securities) and Type 9 (asset management) regulated activities.

BUSINESS

Overview

We, through our Operating Subsidiaries, are a Hong Kong-based financial services provider principally engaged in the provision of (i) placing and underwriting services; (ii) securities dealing and brokerage services; (iii) asset management services; and (iv) investment advisory services. Our operation is carried out through our wholly-owned Operating Subsidiaries: a) I Win Securities, which is licensed to conduct Type 1 (dealing in securities) regulated activities under the SFO in Hong Kong, and b) I Win Asset Management, which is licensed to conduct Type 4 (advising on securities) and Type 9 (asset management) regulated activities under the SFO in Hong Kong. I Win Securities is the Stock Exchange Participant and holds one Stock Exchange Trading Right. I Win Securities is a participant of the HKSCC.

The table below sets forth the licenses obtained by our Operating Subsidiaries under the jurisdiction of Hong Kong.

License type and trading right	Entity name
HKSFC Type 1 License – Dealing in securities	I Win Securities
HKSFC Type 4 License – Advising on securities	I Win Asset Management
HKSFC Type 9 License – Asset management	I Win Asset Management
Stock Exchange Participants (Participant ID: 02092)	I Win Securities
HKSCC Participants (Participant ID: B02092)	I Win Securities

The service offerings of our Operating Subsidiaries mainly comprise the following:

•        Underwriting and Placing Services:    I Win Securities acts as (i) book runner, lead manager, or underwriter of listing applicants in IPOs or other fundraising activities; and (ii) placing agent of listed companies in connection with their issuance or sale of securities, in return for underwriting and/or placing commission. I Win Securities also charges investors a brokerage commission when they subscribe for or acquire securities in respect of offerings of listed issuers who engaged I Win Securities to provide placing and underwriting services in respect of the relevant securities. Our revenue derived from our underwriting and placing services accounted for 10.84% and 48.31% of our total revenue for FY2024 and FY 2023 respectively.

•        Securities Dealing and Brokerage Services:    I Win Securities provides securities dealing and brokerage services for trading in securities on the Hong Kong Stock Exchange and in other overseas markets. I Win Securities also acts as an intermediary between buyers and sellers of securities listed on the Main Board and GEM of the Hong Kong Stock Exchange and facilitate the clients’ trading of securities listed on selected overseas stock exchanges, including the United States, in return for brokerage commission income. Ancillary to I Win Securities’ securities brokerage and dealing services, I Win Securities also provides nominee services, custodian services, scrip handling services and handling services for corporate actions to our brokerage clients. At the same time, I Win Securities also facilitates the subscriptions to IPOs and secondary placings, either conducted by Hong Kong issuers who engage I Win Securities for placing and underwriting services or conducted by other financial services providers in Hong Kong. For FY2024 and FY 2023 respectively, 56.16% and 47.55% of our total revenue was derived from our securities dealing and brokerage services.

•        Advisory Services:    We provide investment advisory services to our clients through I Win Securities, which is licensed with the SFC to carry on type 4 (advising on securities) regulated activity. We act as investment advisors to our clients and provide them with (i) investment advice incidental to our securities trading services; and (ii) investment consultancy and advisory whereby we render investment research and financial and investment related advisory services to our customers in return for a fixed monthly fee. Advisory fees accounted for 29.88% and nil of our total revenues for FY 2024 and FY 2023, respectively.

•        Asset Management Services:    I Win Asset Management offers discretionary account management and fund management services that cater to different investment objectives of our Operating Subsidiaries’ clients. Our asset management services accounted for 0% and 1.03% of our total revenue for FY 2024 and FY 2023, respectively.

Our revenues were US$1.4 million and US$3.3 million for the years ended March 31, 2024 and 2023, respectively. We recorded net loss of US$4.7 million and US$0.2 million for the years ended March 31, 2024 and 2023, respectively. We plan to keep our business growing by strengthening the securities brokerage, underwriting and placement services and develop our asset management business and margin financing services. Our diversified business portfolio allows our Operating Subsidiaries to create synergies between our business lines, generate new business opportunities for each business segment and provide integrated financial services to clients.

Competitive Strengths

A proven and experienced management team consisting of industry veterans

Our Operating Subsidiaries have a team of experienced and competent professionals consisting of industry veterans in Hong Kong’s financial services industry with substantial expertise and experience in formulating business strategies, monitoring and supervising compliance matters, overseeing financial condition and performance, and managing, executing and supervising our operations with an aim to provide services to our clients in a reliable, efficient and professional manner. Leveraging on our industry veteran’s experience and networks in the financial industry, we believe that our Operating Subsidiaries are able to respond promptly and appropriately to the ever-changing market conditions and environment as well as continue to expand our client base. Further, our Operating Subsidiaries have an experienced team of licensed representatives who are responsible for carrying out our regulated activities, together with our professional staff who carry out requisite business functions (including compliance, risk management, finance, accounting, and settlement). Together with our senior management team, our staffs of our Operating Subsidiaries enable us to implement our business strategies, provide quality services to the clients, manage our compliance and risks, identify and capture business opportunities, maintain relationships with existing clients, and procure prospective clients.

Established and strong relationship with our clients and stable client base

We benefit from the extensive business networks and stable client relationship of our Operating Subsidiaries which have over the years assisted our Operating Subsidiaries in gaining market exposure and brand recognition in Hong Kong. Through these networks and contacts, our Operating Subsidiaries have established a solid and stable client base which we believe will continue to grow.

We believe that the growth of the client base is not materially attributable to the use of price competition measures or the undertaking of aggressive advertising or marketing campaigns, but through fostering and maintaining relationships with the client network of our Operating Subsidiaries, which are developed through the provision of reliable and personalized services by our experienced account executives, staff dealers, and management over the years, building our brand’s reputation and understanding the clients’ needs and requirements. We believe that, through maintaining good relationships with our Operating Subsidiaries’ existing clients, client referrals through the word-of-mouth of the clients who were satisfied with our Operating Subsidiaries’ services are critical to our continuous growth.

We believe that over the years, the I Win brand has become a recognized brand within the securities industry in Hong Kong and this is largely attributable to a number of factors including, but not limited to, (i) the ability of our Operating Subsidiaries to provide personalized services through our understanding of the clients’ needs in the constantly evolving financial landscape; (ii) the reasonableness and competitiveness of fees and commissions that our Operating Subsidiaries charge for their services; and (iii) the reliability of operating systems of our Operating Subsidiaries and qualified staff capable of satisfying clients’ needs. We believe that these attributes will continue to assist us in growing our Operating Subsidiaries’ client base.

Synergies among our different lines of services which generate diversified and stable sources of revenue

We believe that the complementary nature of our Operating Subsidiaries’ different lines of business creates synergy and enables us to generate a diversified and stable source of income. Our Operating Subsidiaries can leverage on their existing pool of securities trading clients when acting as book-runner, lead manager, underwriter or placing agent in placing and underwriting engagements in that the securities trading services act as a channel for procuring suitable investors to subscribe for securities offered under placing and underwriting projects undertaken by our Operating Subsidiaries. With the growth of our placing and underwriting business, we believe that there will be growing demand for our Operating Subsidiaries’ securities trading services from clients who would like to benefit from trading opportunities gained through access to allocations granted to our Operating Subsidiaries (for subscriptions and acquisitions of securities) under placing and underwriting projects undertaken.

The asset management services of I Win Asset Management provide professional insights and investment advice for the clients to allocate their asset portfolios and diversify their investment risk. Each of the high-net-worth clients is served by our experienced and professional account manager who is able to readily render personalized service, and we are ready to provide support when needed. Our Operating Subsidiaries are committed to providing progressive, pragmatic, and quality asset management plans with regular analyses of market trends, along with flexible wealth management solutions to help clients to broaden their investment horizons. The asset management services further enhance the growth of our securities brokerage and financing services, especially amongst the high-net-worth clients, which allow our Operating Subsidiaries to create cross-selling opportunities, optimize client service coverage and grow a group of a loyal high-net-worth client base to achieve business growth.

Growth Strategies

Strengthening our placing and underwriting services

The placing and underwriting business is the core competence of our Operating Subsidiaries. We intend to further market position of our Operating Subsidiaries to capitalize on opportunities arising from sustainable growth in the Hong Kong capital market by (i) extending our Operating Subsidiaries’ industry networks; (ii) exploring business opportunities, in particular, to take up more significant values or to participate in a more significant manner (in terms of underwriting and placing amounts) in respect of project engagements; and (iii) expanding the placing and underwriting team of I Win Securities through the recruitment of additional staff, including Responsible Officer of directors grade with extensive securities and equity capital markets experience and network and staff dealers, respectively, with equity capital market and finance experience.

Expanding our securities dealing and brokerage market presence in relation to the United States exchanges

We have observed a significant increase in client’s demand for securities trading in U.S. exchanges. For the year ended March 31, 2023, 49.3% of our brokerage commission income was derived from the trades in the United States market, whereas 50.6% and 0.1% is derived from Hong Kong Stock Exchange and other stock exchange respectively. Currently, we do not have any trading rights in the United States. Instead, we have engaged ViewTrade Securities, Inc. (“ViewTrade”), a securities broker-dealer in the U.S., as the external broker for carrying out the trades in the U.S exchanges, for our Operating Subsidiaries to provide U.S. securities trading and brokerage services to our clients. As the institutional client of ViewTrade, we are required to pay commissions and fees to ViewTrade at agreed rates for orders we placed with them on behalf of our Operating Subsidiaries’ clients. In turn, our Operating Subsidiaries charge the clients a markup on commissions and fees on top of the amounts our Operating Subsidiaries are required to pay to external brokers. However, we believe the external broker arrangement is insufficient to maintain our pricing competitiveness against other securities brokerage firms who may offer lower or even zero rate of brokerage commission to our Operating Subsidiaries’ current or potential clients.

We plan to establish long-term partnership and collaboration with suitable licensed financial institutions, brokerage firms, and asset management firms in the United States, through joint-venture or strategic partnership, to obtain a more favorable commission and fees arrangement from our partners in the United States. Additionally, we plan to commence our U.S. exchanges securities and brokerage services, instead of relying on external brokers, by obtaining the relevant licenses and trading rights in the United States, either applying for those licenses by establishing U.S. offices and recruiting suitable personnel locally in the U.S., or through business acquisition.

Developing our securities margin financing services

We have been observing an increase in client’s demand to provide margin financing to facilitate their purchase of securities listed on the Stock Exchange and short-term IPO financing for subscription of shares, on a margin basis. Margin financing refers to the provision of funds by a securities brokerage firm, like I Win Securities, whereby the funds borrowed from a securities brokerage firm to be used for carrying out margin trading on a leveraged basis, and the relevant securities purchased form the collateral to secure the repayment of the loan granted by the securities brokerage firm.

Although our Operating Subsidiaries have received the approval from the HKSFC on November 12, 2020 to provide the margin financing services, we decided not to commence such services due to the capital requirements under the FRR and the HKSFC, as the ability for our Operating Subsidiaries to commence the margin financing services and the size and operation of such are limited by our capital resources and our level of bank borrowings, which are subject to the capital requirements under the FRR by the SFC. Furthermore, as per SFC’s Guidelines for Securities Margin Financing Activities (“Margin Financing Guideline”), licensed brokers like I Win Securities, are required not to over-leverage themselves in conducting margin financing activities. In particular, the margin loans-to-capital multiple benchmarks should be restricted to five or less, i.e., the licensed broker may not provide margin loans exceeding five times its capital (including shareholders’ funds and any outstanding subordinated loans approved by the SFC).

We now intend to commence the securities and IPO financing business and expand the customer base which will trade securities with I Win Securities on a margin basis with an aim to increase our interest income. We intend to enlarge our capital resources, while in compliant with Margin Financing Guideline and FRR. We intend to apply part of the net proceeds from this offering to develop our Operating Subsidiaries’ financing services, in addition to the banking borrowing and our internal resources. With the expansion of margin book of our Operating Subsidiaries (i.e. increase the amount of share capital which may be utilized for the purpose of granting margin loans), we intend to enhance the size and volume of margin loans our Operating Subsidiaries may be able to extend to our clients. Coupled with the expansion in the margin financing services, securities dealing and brokerage service of our Operating Subsidiaries is expected to be more active as customers are required to trade through their accounts with us when utilizing our securities and IPO financing services. We also envision that establishing the margin financing service will create synergies with our Operating Subsidiaries’ asset management services, which provide our high-net-worth individual clients who have strong demand for financing services, thereby creating more cross-selling opportunities.

Enhancing and developing our asset management business

We aim to develop the asset management business by diversifying the types of asset management schemes to satisfy the needs of different clients. We plan to enhance our Operating Subsidiaries’ research capabilities to better serve the asset management team, high-net-worth individual clients and institutional investors by continuously recruiting qualified research analysts to support the investment decision-making and investment management processes of the asset management team. We will expand the breadth and depth of research of listed companies in relevant key areas, to provide quality research reports to our operation team and client, ultimately increasing investment return and the AUM of the I Win Growth SPC fund and discretionary accounts under management. We believe that by achieving strong returns for the clients, our Operating Subsidiaries can attract more AUM from our existing or potential clients. We also anticipate that growth in the asset management services will lead to organic growth in our securities broking services. We envision, with the proper development of the asset management business, we will gradually achieve a sound growth of the total size of the assets under management by I Win Asset Management, generating more asset management fees and performance-based incentive income, so as to broaden our revenue base in the long run.

Enhancing our IT systems

With the rapid development of financial technology, we believe our clients are putting significant value to the use of technology as a consideration when they select brokerage and other intermediary service providers, other than the commission rate. We believe that the continued enhancement of the Operating Subsidiaries’ IT systems and infrastructure and the optimization of IT resources are important for fostering our business growth.

We plan to upgrade our Operating Subsidiaries’ portfolio management system and trading system to further streamline the efficiency, convenience, and comprehensiveness of our trading system and provide our clients with a user-friendly interface to ensure that they can securely manage their wealth portfolios with ease. Furthermore, with our ongoing objective to remain competitive and to facilitate the expansion of service offering, we intend to (i) subscribe to a new integrated system comprising both portfolio management and risk management functions, including but not limited to features such as managing security, redundancy, disaster recovery and database administration as well as providing market data (such as corporate actions, massive correlation, dividend tables, and volatility datasets); (ii) subscribe to a new clients’ relationship management system with the aim of enhancing client satisfaction; (iii) subscribe to a new business continuity planning service (which includes data management and cloud storage archiving) and co-location service as a back-up workplace in case there is any disruption to our office; and (iv) subscribe to the financial and market data vendors, such as the Bloomberg Terminal, to enhance our analytical and research capabilities to support the asset management and placing and underwriting services of our Operating Subsidiaries.

Our Services and Business Model

Our Operating Subsidiaries are financial services providers in Hong Kong engaging in the provision of (i) placing and underwriting services; (ii) securities brokerage and dealing services; (iii) asset management services; and (iv) advisory services.

Placing and Underwriting Services

I Win Securities, which is licensed under the SFO to carry on Type 1 (dealing in securities) regulated activity as defined under the SFO, participates in different kinds of fund-raising exercises for companies listed on the Hong Kong Stock Exchange by acting as the joint-bookrunner, lead manager, co-lead manager, underwriter, sub-underwriter, sub-agent, placing agent or sub-placing agent. Those fund-raising exercises included placing and IPO of shares of newly-listed companies, placing of new shares of listed companies under general mandate or specific mandate, top-up placement of shares of listed companies, issue of new shares of listed companies by way of rights issue or open offer and unlisted debt securities by listed companies. In addition to acting for listed companies on the Stock Exchange, I Win Securities is engaged as placing agents for listed companies to place bulk volume of securities in the secondary market. During the course of providing the placing and underwriting services, I Win Securities may engage sub-placing agents or sub-underwriters, to form placing and/or underwriting syndicates.

For the underwriting exercise, I Win Securities generally underwrites IPOs on a fully underwritten basis, by which I Win Securities is obliged to take up or procure the applications of any unsubscribed shares offered by the issuer in the IPO up to our maximum underwriting commitment, as agreed with the lead bookrunner or manager and the issuer in the relevant underwriting agreement, in the event of any under-subscription of shares in the relevant share offer. For placing exercises, I Win Securities usually agrees with the contracting party to place a number of securities on an agreed price on a best-effort basis within a period of time. I Win Securities charges a commission for acting as a placing agent, a sub-placing agent or a sub-agent in a fund-raising exercise based on the aggregate placing price of the number of securities successfully placed by I Win Securities to its placees or sub-agents. The placing commission rates are subject to negotiation on a case-by-case basis with the listing applicants or listed issuer and is generally determined with reference to, among other matters, the type of securities offered, fundraising size, market condition and prevailing market rate.

For acting as a bookrunner, a lead manager, a co-lead manager, a co-manager, an underwriter or a sub-underwriter in a fund-raising exercise, our commission is based on the underwriting commitment and the aggregate offer price of the number of securities underwritten by I Win Securities. The underwriting commissions are typically either a pre-determined fixed fee or a fixed percentage of the aggregate offer price of the number of securities underwritten. Depending on the role under various fund-raising exercises, I Win Securities collects commission either from the listed companies, the shareholders of the listed companies or our immediate distributors of the fund-raising exercises. I Win Securities also charges investors a brokerage commission when they subscribe for or acquire securities in respect of offerings of listed issuers who engaged I Win Securities to provide placing and underwriting services in respect of the relevant securities.

I Win Securities completed 8 and 14 placing and underwriting exercises for the financial years ended March 31, 2024 and 2023 respectively. For the years ended March 31, 2024 and 2023, fee and commission income from our placing and underwriting service amounted to approximately US$0.153 million and US$1.575 million, respectively, representing approximately 10.84% and 48.31% of our total revenue for the respective years.

For the years ended March 31, 2024 and 2023, none of the underwriting projects in which I Win Securities participated was undersubscribed, and therefore we were not required to take up any unsubscribed offer shares.

Commissions and Fees

The placing and underwriting commission, which may be a fixed fee or a fee charged as a percentage of the fundraising size, is determined on a case-by-case basis after arm’s length negotiations with each client and/or among the members of the underwriting syndicate, based on various factors including but not limited to, the proposed fund raising size, proposed pricing and valuation of the offering, prevailing market conditions and sentiments, target types and geographical locations of investors, perceived market response to and demand for the offering, the expected amount of time and resources required for performing our roles and duties in the book building process, the business and financial performance of the relevant listing applicant or listed issuers, number of underwriters and/or placing agents involved and number of shares to be placed or underwritten by us. Therefore, the commission rates for the placing and underwriting projects may vary to a wide extent. The placing and underwriting commission receivable by I Win Securities ranged from 0.65% to 43.48% of the fund-raising size and/or the aggregate offer price of the number of securities placed and/or underwritten by I Win Securities, which we consider was in line with the market rates and market practice.

Operational Procedures

Deal origination:    the underwriting projects generally originate from networks of the Operating Subsidiaries’ management, referrals from professional parties or existing clients. The management of I Win Securities discusses with the clients about fund raising proposals including alternatives of fund raising methods, proposed fund-raising size, terms and structure, pricing basis, target investors, use of proceeds, and timetable. The staff of I Win Securities will also perform preliminary due diligence on the clients before accepting the engagement.

Engagement:    the pre-engagement KYC checklist detailing the findings from the due diligence will be reviewed and approved by the management committee. The approval process takes into consideration a number of aspects concerning the project including the deal size, tentative timetable, estimated income attributable to us, commission rate, underwriting commitment, risk exposure, financial resources requirement and benefits under the engagement. If approval for engagement is granted, I Win Securities will, in conjunction with the underwriters’ legal advisers, review and comment on the underwriting agreement, which will typically be signed on or before the date of the prospectus (in the case of public offer underwriting agreement) and on or about the date of price determination (in the case of placing underwriting agreement).

Deal execution:    in execution of the projects, I Win Securities will mainly perform the following tasks: (i) forming the underwriting syndicate and liaising and coordinating with each syndicate member; (ii) arranging the marketing and book-building process; (iii) monitoring the FRR compliance and any market, credit and liquidity risks on an ongoing basis; (iv) reviewing and executing underwriting documentation; (v) enquiring the independence of the relevant investors; (vi) monitoring despatch of the prospectus, refund cheques and share certificates; and (vii) monitoring the project.

Completion:    I Win Securities are responsible for monitoring the settlement of all underwriting transactions and retaining all of the internal records and files in accordance with our internal control policy and the relevant laws and regulations. Debit notes for our commissions will be issued to the clients in accordance with the payment terms set out in the engagement letter or the underwriting agreement.

Securities Brokerage and Dealing Services

The securities brokerage, dealing and trading services are provided through I Win Securities, which is licensed under the SFO to carry on Type 1 (dealing in securities) regulated activity as defined under the SFO. As of the date of the prospectus, the securities trading service is comprised of a team of 8 staff dealers (7 of which are also the Responsible Officers of I Win Securities) and 8 self-employed Account Executives (“AE”), all of whom were licensed under the SFO. For the years ended March 31, 2024 and 2023, brokerage commission and other related ancillary services fees income generated from our securities trading business was approximately US$0.79 million and US$1.55 million, respectively, representing approximately 56.16% and 47.55% of our total revenue for the respective years.

I Win Securities offers securities trading services, including dealing and brokerage services for trading of securities on the Hong Kong Stock Exchange and on other overseas exchanges. I Win Securities also facilitates subscriptions to IPOs and secondary placings, either conducted by Hong Kong issuers who engage our placing and underwriting services or conducted by other financial services providers in Hong Kong, such as investment banks and other securities brokerage firms. I Win Securities also provides ancillary services related to the securities brokerage and dealing services, including the provision of nominee services (to assist clients with the collection of share certificates or dividends), custodian services, scrip handling services and handling services for corporate actions.

I Win Securities is a Stock Exchange Participant with requisite trading rights which allow us to execute trades, as an intermediary, of securities listed on the Hong Kong Stock Exchange. In order to facilitate the trading by our Operating Subsidiaries’ clients of securities listed on U.S. stock exchanges, I Win Securities has also established arrangements with various external brokers in the U.S. who possess requisite trading rights with the U.S. stock exchanges which enable our Operating Subsidiaries to arrange relevant trades through them. Our Operating Subsidiaries maintain securities trading accounts with such external brokers and are required to pay brokerage commissions and fees to them for orders we placed with them on behalf of our clients. Our Operating Subsidiaries do not conduct actual brokerage activities in the U.S. stock exchanges.

Trading Accounts

The clients must maintain a securities trading account with our Operating Subsidiaries before they may place any securities trading orders with us. After opening a securities trading account, the client may place trading orders (i) by phone; (ii) onsite at our office premises by submitting an order ticket; or (iii) through an online trading platform, which can be accessed by web browser through our website at www.iwinsec.com or by mobile device application.

The securities trading account holders are provided with their own usernames and passwords to log into our Operating Subsidiaries’ online trading platform for carrying out trading activities. Other than placing securities trading orders, the online trading platform also allows the clients to trace the transaction status and account balances on a real-time basis and review their transaction histories for the past twelve months. For those trading orders placed by phone, all relevant phone communications with the customers are recorded by our telephone recording system as our Operating Subsidiaries’ internal control measures.

Types of Account

As of March 31, 2024 and 2023, we had a total of 2,313 and 1,818 trading accounts comprising 2,133 and 1,603 trading accounts of retail clients (including individual and joint accounts) and 180 and 215 trading accounts of institutional and corporate clients. As of March 31, 2024, out of all our trading accounts, 1232 were active accounts. The active account being clients whose accounts recorded at least one trading activity, for purchase and/or sale of securities, broking transaction, in the past twelve months.

All trade orders placed by the clients are managed by our Operating Subsidiaries’ self-employed Account Executives (“AE”) or staff dealers. The staff dealers are full-time employees of I Win Securities and are entitled to a fixed monthly salary, statutory employee benefit, and certain staff dealers are also entitled to a portion of the brokerage commission generated from trades in Referred Accounts of clients referred by them, in addition to the fixed monthly salary and benefit. The AEs are mainly responsible for sourcing clients and handling client relationship, serving and handling the Referred Accounts under their own portfolio, as well as processing trading orders for their own clients. The AEs are self-employed rather than employees of our Operating Subsidiaries, and are engaged on a commission basis (i.e. entitled to a portion of commissions generated from Referred Accounts of clients sourced and referred to our Operating Subsidiaries exclusively by them), and are not entitled to contractual fixed remuneration such as fixed monthly salary or statutory employee benefits. The engagement of AEs on a self-employed basis is in line with industry practice in Hong Kong, and enables our Operating Subsidiaries to broaden the business network, and reach out to more potential clients whilst minimizing staff costs in a relatively lean staff structure.

The securities trading accounts are categorized as House Accounts and Referred Accounts. The trading account(s) whose holders are walk-in clients or clients introduced by our Operating Subsidiaries’ management without the direct involvement or referral of our staff dealers or AEs are classified as House Accounts, while customers sourced by the AE and staff dealer through their personal networks are classified as Referred Accounts. As of March 31, 2024 and 2023, we had 308 and 784 House Accounts, and 2005 and 1,034 Referred Accounts, respectively.

External Brokers

As I Win Securities are a licensed corporation in Hong Kong with integration into the trading systems of the Hong Kong Stock Exchange and the CCASS clearing system, it manages the processing of the securities transactions independently for securities listed on the Hong Kong Stock Exchange. For securities trading on overseas stock exchanges in which our Operating Subsidiaries do not have any trading right, I Win Securities have entered arrangements with various oversea brokerage firms, who have requisite trading rights and/or being a trading participant of overseas stock exchanges. Currently, our Operating Subsidiaries enable the clients who have made appropriate applications to trade securities listed on U.S. exchanges. For clients trading securities listed on U.S. exchanges, they are generally conducted on our Operating Subsidiaries’ online trading platform which connects to an external broker for execution.

At the date of the prospectus, Our Operating Subsidiaries have engaged ViewTrade Securities, Inc. (“ViewTrade”), a securities broker-dealer in the U.S., as the primary external broker for the U.S exchanges. Our Operating Subsidiaries maintain securities trading accounts with ViewTrade and have entered into standard brokerage agreements with them. It is required to pay commissions and fees to the external broker at agreed rates for orders our Operating Subsidiaries placed with them on behalf of the clients. In turn, our Operating Subsidiaries charge the clients a markup on commissions and fees at agreed rates on top of the amounts our Operating Subsidiaries are required to pay to external brokers. ViewTrade, as the external broker, is responsible for carrying out the trades as well as safekeeping the assets in our designated accounts with them.

Brokerage Commission and Pricing Policy

Act as an intermediary between buyers and sellers of securities listed on the Main Board and GEM of the Hong Kong Stock Exchange, we charge a brokerage commission for arranging the execution and/or executing trade orders on behalf of the clients. We also charge brokerage commission in connection with dealing in securities (namely, subscriptions to IPOs and secondary placing of listed issuers) which we facilitated through our placing and underwriting services. The brokerage commission we charge our clients for an executed trade in the overseas exchanges will include the total fees charged by the overseas external brokers, together with a brokerage commission which we will charge for arranging the trade through these overseas external brokers.

The brokerage services revenue represents commission and brokerage fee which is recognized on a trade date basis when the relevant transactions are executed. Commission income generated from the House Accounts is completely attributed to us, while the income generated from the Referred Accounts are shared between the responsible AEs and staff dealers and us. The sharing portion of commissions varies among each AE Referred Account and is determined on a case-by-case basis, taking into account factors including the clients’ transaction histories, trading volumes and frequencies, financial positions, and the prevailing commission rates.

In respect of House Accounts, the existing standard brokerage commission rate for online trading is 0.15% with a minimum charge of HK$50 (approximately US$6.4), whereas the existing standard brokerage commission rate for phone trading is 0.25% with a minimum charge of HK$100 (approximately US$12.8). Our Operating Subsidiaries may offer, and some clients would request, for a lower commission rate. These offers are made and approved by us on a case-by-case basis, based on considerations such as (i) the brokerage commission charged by other securities brokerage firms who provide a similar quality of services as we provide and, (ii) arm’s length negotiation with our clients with reference to their background and profile (including their trading history, current and predicted volume and frequency of trades, financial credibility and the length of client relationship). For example, our Operating Subsidiaries may agree to offer clients who are active traders a more favorable commission rate if their trading volume reach or are expected to reach a certain prescribed amount.

In respect of Referred Accounts, our Operating Subsidiaries generally permit its staff dealers and AEs to negotiate with our clients in respect of the amount of brokerage commission chargeable on Referred Accounts. In respect of Referred Accounts, out of the commission rate our Operating Subsidiaries charge its clients for executing and/or arranging execution of trades ranged from 0.04% to 0.25% of the transaction value of the relevant trade order, our Operating Subsidiaries generally retain a range of commissions ranging from 0.02% to 0.125% of the transaction value (as agreed with our staff dealers and AEs).

In respect of subscription to Hong Kong IPOs and secondary placing transactions procured through the placing and underwriting services, our Operating Subsidiaries charge our client a commission of at 1.0% of the subscription price of relevant securities, which is equivalent to the amount set for the IPO in the Hong Kong Stock Exchange transaction, pursuant to paragraph 7 of Appendix 8 to the Main Board Listing Rules and paragraph 6 of Appendix 9 to the GEM Listing Rules or other applicable requirements.

For the years ended March 31, 2024 and 2023, we generated a total securities brokerage commission of approximately US$398,179 and US$900,912 respectively. The commission income derived from the brokerage of trades in overseas markets represents approximately 2% and 14% respectively of our total revenue for the years ended March 31, 2024 and 2023, respectively while the commission income we derived from the brokerage of trades on the Hong Kong Stock Exchange for the same period was approximately 27% and 14% of our total revenue in the respective years.

The table below sets out a geographical breakdown of the commission and brokerage income for the years indicated:

	For the Years Ended March 31,
	2023		2024
	Brokerage commissions income		Brokerage commissions income
Hong Kong Stock Exchange	US$ 455,911	50.60%	375,928	59.00%
U.S. exchanges	US$ 443,806	49.30%	22,251	41.00%
Other exchanges	US$ 1,195	0.1%	—	—%
Total	US$ 900,912	100.00%	398,179	100.00%

Collaboration with Other Financial Services Providers

To maximize our profitability by utilizing the Operating Subsidiaries’ network with other financial services providers in Hong Kong and existing and potential securities brokerage clients network, our Operating Subsidiaries also collaborate with other financial services providers in Hong Kong, in particular, the major investment banks and other securities brokerages firm which we have a close relationship with, to introduce and refer institutional, high-net-worth, and retail investors to: a) open securities trading account in the financial services provider we collaborate with; and b) subscribe the IPOs and placings conducted by these financial services providers. In return, the Operating Subsidiaries charge financial services providers which we referred clients to an introduction/referral fee. The introduction/referral fee is negotiated on a case-by-case basis between financial services provider we collaborate with and us, for a fixed amount of fee, or a certain percentage of either the total amount of commission generated by the investors introduced by us in relation to the secondary market trading or subscription fee paid by the investors introduced by us in relation to the IPOs and placings. For the years ended March 31, 2024 and 2023, the total income generated as the introduction/referral fee amounted to approximately US$0.26 million and US$0.28 million, respectively, representing approximately 18.8% and 8.6% of our total revenue, respectively.

Ancillary Services

Depending on specific needs of our clients, the Operating Subsidiaries provide various other ancillary services related to our securities brokerage and dealing services, including the provision of nominee services (to assist clients with the collection of share certificates or dividends), custodian services, scrip handling services and handling services for other corporate actions. For such services, the Operating Subsidiaries charge our clients a scrip fee, dividend collection fee, custodian fee and/or handling service fee (as applicable), which are recognized when the agreed services have been provided and completed. For the years ended March 31, 2024 and 2023, the total income generated from the ancillary services amounted to approximately US$0.13 million and US$0.37 million, respectively, representing approximately 9.08% and 11.36% of our total revenue, respectively.

Asset Management Services

We provide our asset management services through I Win Asset Management. I Win Asset Management manages discretionary accounts whereby we were appointed as the agent of the clients to manage portfolios on their behalf. I Win Asset Management also manage a Cayman Islands offshore fund, I Win Growth SPC (the “Fund”). I Win Asset Management have set up an investment committee to: (i) set and review the basket of securities which our discretionary accounts and I Win Growth SPC Fund are eligible to buy; (ii) decide the asset allocations; (iii) approve or reject the investment proposals; and (iv) review the performance and compliance matters of our discretionary accounts and I Win Growth SPC Fund.

Discretionary Account Management Services

I Win Asset Management acts as the External Asset Manager (“EAM”) for our professional investors and high-net-worth individual clients, to manage their funds and investment portfolios under their discretionary accounts. The clients, upon our recommendation, will open accounts with the custodian banks (usually the private banks in Hong Kong), and place their assets in the account under their ownership. As the investment manager to manage the discretionary account of our clients, our clients give us the authority and the power of attorney to manage their investment portfolios and asset allocation on their behalf.

To attract more clients to use I Win Asset Management’s discretionary account management services, I Win Asset Management currently does not charge clients management fee and performance fee. Instead, I Win Asset Management charges the custodian banks where the clients open discretionary accounts a commission and referral fee, up to 50% of the net revenue custodian banks generated from assets which the discretionary account management clients deposited in.

As of March 31, 2024 and 2023, our discretionary account management services had nil and 3, respectively, receiving our asset management services. For the years ended March 31, 2024 and 2023, we recognized no commission and referral fee income derived from the discretionary account management services, respectively.

Funds Management Services

On June 28, 2021, I Win Asset Management Limited entered into the Investment Management Agreement (the “IMA”) with I Win Growth SPC (the “Fund”), for and on behalf of Fund 1 SP. The Fund was incorporated as a segregated portfolio company under the law of the Cayman Islands with the principal objective to carry on business as a mutual fund company, registered with Cayman Islands Monetary Authority (CIMA). Fund 1 SP is a segregated portfolio of the I Win Growth SPC.

Pursuant to the IMA, I Win Growth SPC for and on behalf of Fund 1 SP has appointed I Win Asset Management Limited to provide Fund 1 SP with investment management services to invest and re-invest the assets of I Win Growth SPC held for the account of Fund 1 SP and to be responsible for the day-to-day investment activities of I Win Growth SPC and in order to achieve the investment objectives of the Fund, in accordance with the investment strategies and restrictions as described in the Fund’s private offering memorandum.

Details of Fund 1 SP are set out below:

Fund name:	I Win Growth SPC
Segregated portfolio:	Fund 1 SP
Place of incorporation:	Cayman Islands
Fund type:	Open-ended, multi-class
Investment objective:	To achieve capital appreciation and maximize total returns by investing in a wide range of financial instruments in a diversified portfolio with minimal associated risks.
Investment strategy:

To invest in a portfolio consisting primarily of equities, fixed-income securities, futures and options contracts, and other securities of companies in promising industries with excellent management, business model, products, and sound financials for long-term sustainable growth.

Each company must go through stringent due diligence, research and analysis, including site visits, management meetings, industry research and financial analysis.

By adopting a primarily long-short strategy with trend following, statistical arbitrage and intra-day momentum, mixed with other types of event-driven tactics and allocation, the segregated portfolio will primarily invest in Greater China and the U.S. markets, but may also invest in other markets where opportunities can be identified.

Target investors:	Professional investors only, in particular, high net-worth individual and corporate investors geographically based in Hong Kong and Mainland China.
Launch date:	June 28, 2021
Investment manager:	I Win Asset Management Limited
Management fee:	Class A Shares: 2% per annum
Class B Shares: 1% per annum
Calculated on the basis of the net asset value of Fund 1 SP as at each valuation day, which shall accrue monthly and payable monthly in arrears.
Performance fee:	Class A Shares: 20%
Class B Shares: No performance fee is payable in respect of Class B Shares
Calculated on the appreciation in the net asset value of Class A Shares of Fund 1 SP over the high-water mark in respect of each performance period.

The investment committee of I Win Asset Management oversees the investment management strategies and key investment policies in managing the investment portfolios of the fund and discretionary accounts. The investment committee is also responsible for ensuring that client assets are well managed within appropriate risk boundaries and the portfolios would meet the long-term performance objectives of I Win Asset Management. In January 2023, the Fund executed a full redemption to redeem all shares held by its existing investors.

For the years ended March 31, 2024 and 2023, we recognized management fees and performance fees income of nil and US$2,839.95 derived from the funds management services to I Win Growth SPC, respectively.

In July 2021, I Win Asset Management entered into the Investment Management Agreement with AVIA Trust Limited (“Avia Trust”), a professional trust and escrow services provider registered under the Trustee Ordinance of Hong Kong. Pursuant to Investment Management Agreement, I Win Asset Management was appointed as the investment manager for AVIA Trust to provide advice on the management, investment and reinvestment of the assets which Avia Trust authorized I Win Asset Management to manage. I Win Asset Management charges management fee of 1% of the total value of the assets under management per annual, payable on or before the last day of each and every quarter (i.e. the 31st day of March, the 30th of June, the 30th day of September and the 31st day of December). The assets under management with AVIA Trust were fully redeemed by the clients in the prior financial year.

For years ended March 31, 2024 and 2023, we recognized management fees income of nil and US$0.031 million derived from the funds management services to Avia Trust.

Advisory Services

We provide investment advisory services to our clients through I Win Securities, which is licensed with the SFC to carry on type 4 (advising on securities) regulated activity. We act as investment advisors to our clients and provide them with (i) investment advice incidental to our securities trading services; and (ii) investment consultancy and advisory whereby we render investment research and financial and investment-related advisory services to our customers in return for a fixed monthly fee.

We provide our securities brokerage and dealing customers with various advice in respect of securities traded through us. Such advice is provided typically to guide the investment decisions of our clients and may include advice relating to the latest buy/sell prices. We also provide investment consultancy and advisory services, whereby we meet with clients regularly to discuss and advise on investment-related matters upon their request and issue research reports in return for a fee. Our investment advisory fees were determined on a case-by-case basis after arm’s length negotiations with each client. We charged our clients a fixed advisory fee which was determined with reference to, among others, the scope of our duties, the length of time we expected to spend on the transaction, the complexity of the topics of research and our expected workload.

For years ended March 31, 2024 and 2023, the total income generated from our advisory services amounted to approximately US$0.42 million and nil, respectively, accounted for 29.88% and nil of our total revenues for the years ended March 31, 2024 and 2023, respectively.

Our Customers

Clients/customers of the Operating Subsidiaries’ placing and underwriting services include issuers listed on the Stock Exchange, companies seeking to be listed on the Stock Exchange and other SFO licensed corporation which act as the bookrunners, lead managers, underwriters and/or placing agents in respect of placing and/or underwriting engagements. The clients/customers of the Operating Subsidiaries’ securities dealing and brokerage services include corporate, institutional, and retail investors. The clients/customers of the asset management business are mainly professional investors and high net worth individuals based in Hong Kong and Mainland China. The Operating Subsidiaries’ customers are typically referred to us by the managements of the Operating Subsidiaries, professional parties, licensed employees, self-employed AEs, or by existing clients.

We had a concentration of revenues of 63% and 54% from the top five customers for the years ended March 31, 2024 and 2023, respectively. The following table outlines the concentration of each of the top five customers comparing to our total revenues.

For the fiscal year ended 31 March, 2024:

	Service provided by our Operating Subsidiaries	For the Fiscal Year Ended March 31, 2024 Concentration (%)
Largest customer	Advisory	28%
2nd largest customer	Underwriting/Placing	14%
3rd largest customer	Introducing/referral income	11%
4th largest customer	Introducing/referral income	6%
5th largest customer	Securities Dealing and Brokerage	4%
Total		63%

For the fiscal year ended 31 March, 2023:

	Service provided by our Operating Subsidiaries	For the Fiscal Year Ended March 31, 2023 Concentration (%)
Largest customer	Underwriting/Placing & Securities Dealing and Brokerage	20%
2nd largest customer	Underwriting/Placing & Introducing/referral income	12%
3rd largest customer	Underwriting/Placing	10%
4th largest customer	Securities Dealing and Brokerage	6%
5th largest customer	Underwriting/Placing	6%
Total		54%

Our Suppliers

The Operating Subsidiaries have no major suppliers due to the nature of our business activities. The Operating Subsidiaries engage various service providers to provide services necessary for our business operations, such as software vendor, overseas external brokers, internet service providers and the Stock Exchange, all of which are independent third parties.

Sales and Marketing

The staff dealers, self-employed Account Executives and senior management of the Operating Subsidiaries are responsible for performing sales and marketing activities of our brokerage business, asset management and placing and underwriting business, in particular, referring new clients to our Operating Subsidiaries, maintaining clients’ relationship with us, promoting our services to new and existing clients and handling clients’ enquiries.

Our Operating Subsidiaries generally source new clients and expand our business network through the personal networks of the management and account executives as well as referrals from the existing clients through the word-of-mouth. For our placing and underwriting business, the Responsible Officers are involved in pitching and liaising with our placing and underwriting clients; and the staff dealers and Account Executives s are responsible for sales and marketing activities, including maintaining regular communication and good relationships with clients, other business partners and professional parties involved in placing and underwriting transactions.

License and Regulations

The securities market in Hong Kong is highly regulated. The principal regulatory bodies governing our business are the SFC and the Stock Exchange. Our principal business and our responsible personnel are subject to a number of legislations and regulations and the respective rules of the SFC, the Stock Exchange and, upon the Listing, the Listing Rules. In particular, due to the licensing requirements of the SFC, I Win Securities and I Win Asset Management are required to obtain necessary licenses to conduct their business in Hong Kong and their business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC.

As of the date of this prospectus, I Win Securities is currently licensed under the SFO to carry on Type 1 (dealing in securities) regulated activities in Hong Kong, and I Win Asset Management is currently licensed under the SFO to carry on Type 4 (advising on securities) and Type 9 (asset management) regulated activities in Hong Kong. See “Regulation — Licensing Regime Under the SFO.” These licenses have no expiry date and will remain valid unless they are suspended, revoked or cancelled by the HKSFC. The Operating Subsidiaries pay standard governmental annual fees to the HKSFC and are subject to continued regulatory obligations and requirements, including the maintenance of minimum paid-up share capital and liquid capital, maintenance of segregated accounts, and submission of audited accounts and other required documents, among others. See “Regulation — Licensing Regime Under the SFO.”

For the years ended March 31, 2024 and 2023, and up to the date of this prospectus, we and our Operating Subsidiaries had obtained all requisite licenses, permits and certificates necessary to conduct our operations as set out in this prospectus and we had complied with all applicable laws, regulations, rules, codes and guidelines in Hong Kong in connection with our business and operation in all material respects.

Compliance, Internal Control, and Risk Management

The Risk Management, Compliance and AML department (“Risk and Compliance department”) of the Operating Subsidiaries is responsible for establishing the overall compliance system, assisting in formulating the appropriate internal control policies, and monitoring our overall compliance with our internal control policies, operational guidelines and procedures, applicable regulatory. The Risk and Compliance department is also responsible for handling regulatory filings, licensing, and compliance related applications and matters and liaising with the regulators. The Risk and Compliance department and the senior management periodically review our compliance policies and operational guidelines and procedures in compliance with the relevant laws and regulations and updates the relevant policies, guidelines, and procedures if necessary. All the staff are provided with written operational and procedural manuals covering all our guidelines which must be followed by each of them in the course of their work, which includes guidelines as set out in the SFO and Code of Conduct and is subject to periodic review or the purpose of enhancing internal control standards.

All other operational departments are responsible for the implementation of the control measures based on the established policies and procedures. Our Responsible Officers, or RO, are responsible for overseeing the day-to-day operations of these departments and ensuring that the internal control procedures are being followed.

Set out below are some of the major internal control and risk management systems in regard to the Operating Subsidiaries services and activities:

Responsible Officers

Under section 125 of the SFO, the Operating Subsidiaries, as a licensed corporation, are required to appoint at least two Responsible Officers for each type of regulated activity, at least one of whom must be an executive director who: (i) actively participates in; or (ii) is responsible for directly supervising, the business of a regulated activity for which the corporation is licensed. The Responsible Officers of the Operating Subsidiaries are either the directors or senior management of our Operating Subsidiaries and they are mainly responsible for: (i) supervising the daily operations of our staff; (ii) formulating, reviewing, and updating our operations procedures to ensure Operating Subsidiaries’ compliance with regulatory requirements; (iii) reviewing and improving the current workflow and operation procedures; and (iv) monitoring compliance issues in relation to the FRR requirement.

Anti-money laundering and counter-terrorist financing

The Operating Subsidiaries have established a number of policies and procedures in compliance with relevant legal and regulatory requirements, for detecting and preventing money laundering and counter-terrorist financing activities in all of our operation and business activities. Our employees are required to comply with the Hong Kong laws and the Guidance on Anti-Money Laundering and Counter-Terrorist Financing issued by the HKSFC (the “Anti-Money Laundering Guideline”). With reference to the Anti-Money Laundering Guideline, our checking consists of four main components, (i) customer due diligence; (ii) on-going monitoring; (iii) suspicious transaction reporting; and (iv) record keeping. We have not engaged in or knowingly assisted with any money laundering activities. Until the date of the prospectus, we had not received any administrative penalties from regulatory authorities for violations of laws and regulations related to anti-money laundering.

Customer due diligence

The Operating Subsidiaries conduct thorough “know-your-client” procedures against all of our new clients. Our employees are required to identify and verify the identities of the beneficial owners of a securities trading account with reference to data or information provided by a reliable and independent source. The Operating Subsidiaries’ account opening procedures require our staff dealer or self-employed AEs to meet the client face-to-face to witness the signing of agreements and obtain identity proof. For individual customers, we would inspect their original identification documents (e.g. identification cards or passports) and obtain a copy of the relevant documents to identify and verify their identities. For Hong Kong domestic corporate customers, the Operating Subsidiaries would obtain relevant information from the Hong Kong Companies Registry including the identity of shareholders and directors for verification. For offshore corporate customers, the Operating Subsidiaries would obtain their incorporation documents, memorandum, and articles of association or equivalent constitutional documents, registers of members and directors, and their board minutes. The identities of the authorized persons, directors, and shareholders of both offshore and local corporate customers would be identified and verified through the same process as verifying individual customers’ identities.

The Operating Subsidiaries also screen the potential customers against the databases of Webb-site Reports, the Department of the Treasury of the United States, and FATF to check if the such potential customer is from a high-risk and non-cooperative jurisdiction labeled by FATF or the US blocked person. If the potential customer is identified as a US blocked person or comes from a high-risk and non-cooperative jurisdiction labeled by FATF, we will not accept such accounts.

For other reasons of being classified as a high-risk account, such as the customer being a retired person or the customer’s account being opened on a non-face-to-face basis, we may, upon collection of further information or documents, accept such high-risk account. However, a customer who has been identified as a high-risk customer will be subject to close monitoring by our compliance department.

To ensure the staff dealer or self-employed AEs of the Operating Subsidiaries complying with the above, they are required to complete a checklist and the relevant account opening documents have to be reviewed by the Risk and Compliance department.

On-going monitoring

The Operating Subsidiaries review documents, data and information relating to our customers from time to time and monitor activities of the customers and identify those transactions that are complex, large, and unusual. A transaction is considered to be complex, large and unusual if (i) the transaction involved some sophisticated manipulation, which constitutes a series of transactions that are not commercially sensible; (ii) the ratio of the transaction amount to the net worth of the customer is abnormally high; or (iii) the customer’s trading instructions deviate from his/her past trading pattern. The responsible AEs and our Risk and Compliance department are responsible for the ongoing monitoring. For high-risk customers, we review the transaction movement to identify any abnormal transactions movement or third-party payments once a month.

Suspicious transaction reporting

If any suspicious transaction is noted, the employees have to notify our money laundering reporting officer without delay. If there exist reasonable grounds to justify that the clients or activity are indeed suspicious, the Risk and Compliance department shall file a suspicious activity report (“SAR”) to the Joint Financial Intelligence Unit (JFIU) of the Hong Kong government.

Record keeping

The Operating Subsidiaries record sufficient data and information to trace individual transactions and establish a financial profile of any suspicious account or customer. All records are kept for at least seven years.

Key controls on our securities dealing and brokerage services

The Operating Subsidiaries have a set of internal control procedures to cover the areas of accounts opening, dealing procedures, staff dealing, error trades and risk management.

Accounts opening

Each of the clients is required to open a securities trading account with us before placing trading orders with us. To open a trading account with the Operating Subsidiaries, clients must complete our account opening procedures which include signing account opening forms, trading agreements risk disclosure statements and in certain cases, standing authorities or powers of attorney. Our employees and self-employed AE are required to take all reasonable steps to identify the customers’ identities, financial backgrounds, investment experiences, and investment objectives. They also have to fully explain the account opening documents to customers. To verify the customer’s identities, the written agreements have to be accompanied with copies of documents which can uniquely identify the customer such as identity cards, passports, address proofs, corporate documents and/or other relevant documents as appropriate. Where there are any subsequent changes to the personal information of the customers such as address, we will request the customers to provide supporting evidence. Following which, our Responsible Officers will approve the account opening and forward the account opening documents to the Risk and Compliance department for double-checking the properness and completeness of documents and assigning risk ratings to the clients.

Dealing procedures

For securities dealing through telephone, the staff dealers and account executives are responsible for taking trading orders from customers through telephone and such orders will be recorded through our telephone recording system. Our staff dealer and account executives are prohibited from receiving trading orders through mobile phones or instant messengers. The staff dealers and account executives are required to ascertain the customers’ personal particulars such as names and account numbers before executing the trading orders. They are also required to check against the stock positions and available balance of customers’ accounts to ensure that there are sufficient cash and/or securities in their accounts to cover the transaction cost. The account executives will notify the customers after the execution of the trade. The phone recordings are maintained and kept for at least six months.

For securities dealing through the online trading platform, the clients can access our system and place trading orders by themselves using two factors login authentication with the initial login password as well as a one-time password which is generated randomly by our system. When trading orders are input, our system will check if the clients have sufficient cash and/or securities in their accounts to proceed with the settlement and to cover the corresponding transaction cost. Alerts are prompted to us for any insufficiency of cash or securities in a trading order. Our management then decides on whether to approve the trading orders after considering the shortfall amount, the customer’s creditworthiness, and the trading histories of customers.

Our Risk and Compliance department conduct ongoing or periodic review of the client’s transactions, client standing authority, and suspicious money laundering activities, and signs off documents of such reviews.

Cross-trades between client accounts and staff accounts are strictly prohibited.

Staff dealing

The employees and self-employed AEs are required to identify and disclose all related accounts including minor children and accounts in which the staff holds beneficial interest. The staff and self-employed AEs are generally required to conduct their personal account dealings through their securities trading accounts maintained with us. If the staff and self-employed account executives open an outside account with other licensed corporations, they are required to inform us of the details of the account to be opened. When staff and self-employed account executives deal through their outside accounts, they have to produce a copy of the monthly statement to our compliance department within 15 days after the end of each month.

The Operating Subsidiaries maintain a restricted list containing those listed companies for which mandate may be or has been signed with us and our staff and self-employed AEs are not allowed to trade those listed companies enlisted in the restricted list. The Responsible Officers, on daily basis, review all personal account dealings by our staff and self-employed account executives on securities trading accounts maintained with us, to identify any dealings in securities of listed companies under the restricted list. In addition, our Risk and Compliance department, on monthly basis, reviews all personal account dealings by our staff and self-employed account executives, including both securities trading accounts maintained with us and outside accounts, to assess whether (i) staff incur substantial losses which is beyond his/her financial abilities; (ii) staff trade frequently which would affect his/her daily performance of duties and (iii) staff deals in securities of listed companies under the restricted list.

Key controls on our placing and underwriting services

Restricted list and conflict checks

Prior to the acceptance of any placing and underwriting engagement, a conflict-of-interest check and/or independence check is conducted. Upon clearance of the conflict of interests check and/or independence check, the ECM & DCM department of the Operating Subsidiaries liaises with the clients on the terms of the engagement which include the scope of our work, the fees, and the payment terms. Once the terms are agreed by both parties, both parties then enter into the engagement letter and we retain the original engagement letter for record-keeping purposes.

The Risk and Compliance department is responsible for maintaining the restricted list and monitoring clients’ trading and staff dealings. The restricted list is a confidential list of stocks of publicly listed companies which I Win Securities received a mandate or has worked and/or is currently working with, in relation to our underwriting and placing services.

The maintenance of the restricted list enables our responsible senior management and the compliance department to supervise the activities within our Operating Subsidiaries and monitor the possession of inside information obtained by our staff in the course of undertaking their duties.

The staff is strictly prohibited to trade the securities of the listed companies listed on the restricted list.

Chinese Wall

The Operating Subsidiaries have established a “Chinese Wall” to enable us to avoid possible conflict of interests and to reduce the risk of confidential or price-sensitive information being misused or wrongly disclosed. Our Risk and Compliance department and senior management personnel are responsible for ensuring the effectiveness of the Chinese Walls. The Operating Subsidiaries maintain physical and email separation between functions, departments, and staff where particularly sensitive conflicts of interest may exist (e.g. separation of network drives for different business groups and the access to drives and files located in the drives is restricted to approved staffs). The Operating Subsidiaries also maintain policies and procedures that restrict our personnel from inappropriately sharing sensitive client and counterparty information.

All confidential information must not be disclosed to other staff who are not members of our senior management except where it is considered necessary in the course of business. Commercial and/or price-sensitive information shall only be passed to the staff when there is a legitimate ‘‘need to know’’ on the part of the recipient and the transfer of information is in the best interests of our client. All our employees and AEs have their unique usernames and passwords to log into their own computers in our office and to carry out trading activities on behalf of their responsible clients. Our trading system traces all orders placed by our staff dealer and AEs to ensure that there is no unauthorized trading activity and all trading activities are properly documented.

Record keeping

The Operating Subsidiaries keep proper books and records for all transactions undertaken by us. All filings of documents and correspondences of the corporate finance engagements as well as the placing and underwriting transactions are reviewed by our Responsible Officers and kept for at least seven years.

The Operating Subsidiaries also keep separate files for copies such as invoices, engagement letters, underwriting agreements and/or placing letters. These documents must be circulated to our accounts department to ensure that accounting records are updated properly.

Key controls on our asset management services

Dealing procedure

The investment committee sets up a universe of securities based on the trading multiples such as P/Es, P/Bs and EV/EBITDAs of the listed securities. The responsible staff who initiates the trade would prepare an investment memo that covers the background information on the securities, target prices, recommendations and/or actions to be taken for each investment on behalf of I Win Growth SPC fund (“the Fund”). All trading orders, together with the investment memo, have to be approved by one of the investment committee members before execution. The investment memo, trade orders, and order confirmations will be kept for the completion of the record. The staff of the Funds monitors its position on a daily basis to ensure that the investment guidelines are properly followed.

Staff dealing

Staff who involve in the I Win Growth SPC fund and would like to trade in the same securities as the Fund on the same day can only execute such trade one day after the approval is granted. Each staff is required to conduct trading in the securities trading accounts with I Win Securities unless prior consent is given by the Risk and Compliance department and each staff is required to submit a disclosure of their securities holding on a monthly basis.

Compliance monitoring

The Operating Subsidiaries have a set of investment guidelines setting out a number of investment limits including (i) individual holdings over the net asset value of the Funds; (ii) the amount of the leveraging instruments; (iii) the extent of overdraft and other borrowings; and (iv) the required percentage of aggregate shareholding of each investee company. All investment decisions are subject to the limits as set out in investment guidelines. If any of the limits as set out in our investment guidelines are exceeded, our Responsible Officers and Risk and Compliance department will be notified and prompt remedial actions will be taken. The investment team meets on a weekly basis to discuss and review: (i) major market updates, events and geopolitical developments; (ii) deviations of actual asset allocation from target allocations; (iii) sector performance and comment on portfolio performance; and (iv) individual investments. Our investment committee also meets on a monthly basis to review (i) the portfolios and asset allocations of the Fund and its performance; (ii) the universe of securities; and (iii) the compliance matters of the Fund.

Other Controls Areas

Liquidity risk management

As required by Securities and Futures (Financial Resources) Rules, or the FRR, set out by the SFC, the Operating Subsidiaries are required to maintain at all times the liquid capital which is not less than the minimum requirement as set out under the FRR. The accounts department is responsible for the preparation of the financial returns and the computation of liquid capital in accordance with the requirements under the FRR. For the years ended March 31, 2024 and 2023, and up to the date of this prospectus, the Operating Subsidiaries did not have any material non-compliance with the minimum liquid capital requirement as set out by the HKSFC.

Compliance with Foreign Account Tax Compliance Act (FATCA)

Given that we hold assets on behalf of clients in the provision of securities brokerage services and asset management services, we fall within the definition of FFI under FATCA. To ensure that the Operating Subsidiaries comply with FATCA, the Operating Subsidiaries:

•        are registered with the U.S. Internal Revenue Services as a participating foreign financial institution (PFFI) for FATCA purposes,

•        implemented account opening procedures to identify US accounts and clients in compliance with FATCA

•        conduct reviews of our existing client account to identify any accounts held by U.S. taxpayers; and

•        providing training and guidance to our employees with respect to the new requirements under FATCA.

Intellectual Property

We are the registered owner of the domain names https://www.iwinsec.com. As of the date of this prospectus, the Operating Subsidiaries have registered two trademarks under the jurisdiction of Hong Kong.

Country	Trademark	Status	Applicant	Trademark Number	Classes	Filing Date
Hong Kong		Registered	I Win Securities	306084135	35, 36	October 17, 2022
Hong Kong		Registered	I Win Securities	306084135	35, 36	October 17, 2022
Hong Kong		Registered	I Win Asset Management	306084180	35, 36	October 17, 2022
Hong Kong		Registered	I Win Asset Management	306084180	35,36	October 17, 2022

Employees and Self-Employed Account Executives.

Employees

As of the date of this prospectus, there are 17 employees in our Company, including the Operating Subsidiaries. All of the employees are stationed in Hong Kong. The following table sets forth a breakdown of the number of the employees by business functions:

Function	Number of Employees
Accounting Department	1
Business Development Department	1
Customer Services Department	2
Corporate Department	2
ECM & DCM Department	2
Human Resource & Administration Department	3
Information Technology Department	1
Risk Management, Compliance and AML Department	1
Sales Department	1
Settlement Department	2
Investor Relationship and Strategic Planning Department	1
Total	17

All of the employees (other than self-employed account executives) are employed under employment contracts which set out fully, among other things, the employees’ responsibilities, remuneration and grounds for termination of employment. The remuneration packages of our employees (other than self-employed account executives) include salary and bonus. Generally, employee salaries are determined based on the employees’ qualification, experience, position and seniority. We assess our employee remuneration on an annual basis to determine whether any bonus or salary adjustments are required to be made.

Overall, we believe that our remuneration package is competitive in the market. We and the Operating Subsidiaries have maintained good working relationships with our employees and does not foresee any difficulties in the recruitment and retention of experienced staff. For the years ended March 31, 2024 and 2023, and up to the date of this prospectus, there was no interruption to our operations as a result of labor disputes.

Self-employed account executives

In addition to the employees above, the Operating Subsidiaries have 8 self-employed Account Executives as of the date of the prospectus. The self-employed account executives are solely responsible for handling their respective Referred Accounts. In view of their job nature, they are not entitled to any fixed monthly salary or statutory employment benefits. Instead, they are entitled to commission at an agreed sharing ratio from the commission generated from their responsible Referred Accounts. Notwithstanding that self-employed account executives are not our employees, they are Licensed Representatives of I Win Securities and their business activities are bound by the Code of Conduct and our internal control policies. As such, all staff dealing with monitoring procedures are extended to self-employed account executives and we did not experience any difficulties on the monitoring of our self-employed account executives.

Training

The Operating Subsidiaries are licensed corporations under the SFO and the majority of Operating Subsidiaries’ employees are licensed as Responsible Officers or Licensed Representatives. As such, the Operating Subsidiaries have to comply with the continuous professional training requirements. All Responsible Officers and Licensed Representatives are required to undertake sufficient number of hours of continuous professional training in order to maintain their HKSFC licenses to carry on regulated activities.

Facilities

Our principal executive office is located at 30th Floor, China Insurance Group Building, 141 Des Voeux Road Central, Hong Kong, where I Win Holdings Limited, leased the office space from March 1, 2024 for terms of three years. The lease will expire on February 28, 2027. We pay a monthly rent in the amount of HK$80,000 (approximately US$10,240). We believe that we will be able to obtain adequate facilities on reasonable terms principally through leasing, to accommodate our future expansion plans.

We do not own any property.

Insurance

As per the Securities and Futures Ordinance, the Operating Subsidiaries, as the Participants of the Stock Exchange of Hong Kong Limited and carry out Type 1 regulated activities (dealing with securities), are required to take out and maintain insurance in relation to fidelity and crime risks in the manner prescribed by the Securities and Futures (Insurance) Rules. I Win Securities has in place the License Holders Insurance Scheme (LHI). The LHI does not cover professional indemnity or pure unauthorized trading where there is no intent or direct fund. The LHI, however, covers fidelity and crime risks, such as loss of client assets due to theft of employees or other fraudulent acts. The LHI has the expiring policy limit of HK$15,000,000 with an excess of HK$3,000,000 for every claim/loss.

In addition to the LHI, we also maintain property insurance which covers risks of Office Content, Business Interruption, Money and Assault, Public Liability, and Employee’s Compensation. We consider that our company currently maintains adequate insurance policies.

Aside from the insurance coverage described above, we do not currently maintain nor plan to purchase directors and officers liability insurance in the future. Our directors consider the existing insurances that we have in place are adequate for our business.

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations, nor have we experienced any incident of non-compliance which, in the opinion of our directors, is likely to materially and adversely affect our business, financial condition or operations. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management’s time and attention.

REGULATIONS

Our business operations are conducted in Hong Kong and are subject to Hong Kong laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities in Hong Kong.

Introduction

The Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) including its subsidiary legislation, is the principal legislation regulating the securities and futures industry in Hong Kong, including the regulation of securities and futures markets and leveraged foreign exchange trading, the offering of investments to the public in Hong Kong, and intermediaries and their conduct of regulated activities. In particular, Part V of the SFO and the relevant guidelines and codes issued by the HKSFC deal with licensing and registration matter.

The SFO is administered by the HKSFC, which is the statutory regulatory body that governs the securities and futures markets and non-bank retail leveraged foreign exchange market in Hong Kong.

In addition, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CWUMPO”) including its subsidiary legislation also provides that the HKSFC is responsible for authorizing the registration of prospectuses for offerings of shares and debentures in Hong Kong and/or granting exemptions from strict compliance with the provisions in the CWUMPO. The SFO provides that the HKSFC is also responsible for authorizing certain securities (including the relevant offering documents) that are not shares or debentures.

The Hong Kong securities market (with respect to listed instruments) is also governed by the rules and regulations introduced and administered by the Stock Exchange of Hong Kong Limited (the “SEHK”).

The HKSFC

The HKSFC is an independent statutory body which administers the SFO and is responsible for regulating the securities and the futures industry in Hong Kong. The HKSFC works to strengthen and protect the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

As set out in the SFO, the HKSFC’s regulatory objectives are:

•        to maintain and promote the fairness, efficiency, competitiveness, transparency, and orderliness of the securities and futures industry;

•        to promote understanding by the public of financial services including the operation and functioning of the securities and futures industry;

•        to provide protection for members of the public investing in or holding financial products;

•        to minimize crime and misconduct in the securities and futures industry;

•        to reduce systemic risks in the securities and futures industry; and

•        to assist the Financial Secretary of Hong Kong in maintaining the financial stability of Hong Kong by taking appropriate actions in relation to the securities and futures industry.

The HKSFC has five operational divisions, which are corporate finance, enforcement, intermediaries (including licensing and intermediaries supervision), investment products, and supervision of markets. The HKSFC is also supported by the corporate affairs and legal services divisions.

Below are some of the participants in the securities market that the HKSFC regulates in achieving the regulatory objectives under the SFO:

•        Brokers, investment advisers, fund managers, and intermediaries carrying out the regulated activities as listed in “Licensing Regime Under the SFO — Types of Regulated Activities” below;

•        Listed companies;

•        Hong Kong Exchanges and Clearing Limited; and

•        Market participants (including investors).

Licensing Regime Under the SFO

The functions of the HKSFC, as a gatekeeper of standards for individuals and corporations seeking approval to enter into the securities and futures markets of Hong Kong, include the following:

•        grant licenses to those who are appropriately qualified and can demonstrate their fitness and properness to be licensed under the SFO;

•        maintain online a public register of licensed persons and registered corporations;

•        monitor the ongoing compliance of licensing requirements by licensees, substantial shareholders of licensed corporations, and directors of licensed corporations; and

•        initiate policies on licensing issues.

The HKSFC operates a system of authorizing corporations and individuals (through licenses) to act as financial intermediaries. Under the SFO, a corporation that is not an authorized financial institution and is:

•        carrying on a business in a regulated activity (or holding out as carrying on a regulated activity), or;

•        actively marketing, whether in Hong Kong or from a place outside Hong Kong, to the public such services it provides, would constitute a regulatory activity if provided in Hong Kong, must be licensed by the HKSFC to carry out that regulatory activity, unless one of the exemptions under the SFO applies.

In addition to the licensing requirements on corporations, any individual who: (i) performs any regulated function in relation to a regulated activity carried on as a business, or (ii) holds himself out as performing such regulated activity, must be licensed separately under the SFO as a Licensed Representative accredited to his principal.

Types of Regulated Activities

The SFO provides a licensing regime under which a person needs a license to carry on different types of regulated activities as specified in Schedule 5 of the SFO. The different types of regulated activities are set out as follows:

Type 1:       dealing in securities;

Type 2:       dealing in futures contracts;

Type 3:       leveraged foreign exchange trading;

Type 4:       advising on securities;

Type 5:       advising on futures contracts;

Type 6:       advising on corporate finance;

Type 7:       providing automated trading services;

Type 8:       securities margin financing;

Type 9:       asset management;

Type 10:     providing credit rating services;

Type 11:     dealing in OTC derivative products or advising on OTC derivative products;

Type 12:     providing client clearing services for OTC derivative transactions.

The amendments to the SFO in relation to Type 11 regulated activity is, as of the date of this prospectus, not yet in operation. The day on which the Type 11 regulated activity will come into operation will be appointed by the Hong Kong Secretary for Financial Services and the Treasury by notice published in the Gazette.

The Type 12 regulated activity came into operation on September 1, 2016 pursuant to the Securities and Futures (Amendment) Ordinance 2014 (Commencement) Notice 2016 (L.N. 27 of 2016), in so far as it relates to paragraph (c) of the new definition of “excluded services” in Part 2 of Schedule 5 to the SFO. The licensing requirement with respect to Type 12 regulated activity is, as of the date of this prospectus, not yet in operation and the effective date will be appointed by the Hong Kong Secretary for Financial Services and the Treasury by notice published in the Gazette.

As of the date of this prospectus, we are licensed under the SFO to conduct the following regulated activities:

Company	Type of Regulated Activities
I Win Securities Limited (“IWSL”)[1]	Type 1
I Win Asset Management Limited (“IWAML”)[2]	Type 4 and Type 9

Licensed Corporation

For application as a licensed corporation, the applicant has to be incorporated in Hong Kong or an overseas company registered with the Companies Registry of Hong Kong. The licensed corporation has to satisfy the HKSFC that it has proper business structure, good internal control systems and qualified personnel to ensure the proper management of risks that it will encounter in carrying on the proposed regulated activities as detailed in its business plan submitted to the HKSFC.

Detailed guidelines to meet the requirements and expectations of the HKSFC are contained in the following publications of the HKSFC:

•        the Guidelines on Competence;

•        the Code of Conduct for Persons Licensed by or Registered with the HKSFC (the “Code of Conduct”);

•        the Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the HKSFC;

•        the Corporate Finance Adviser Code of Conduct; and

•        the Fund Manager Code of Conduct.

Responsible Officer

For each regulated activity conducted by a licensed corporation, it must appoint no less than two responsible officers, at least one of them must be an executive director, to directly supervise the business of such regulated activity. A responsible officer is an individual approved by the HKSFC to supervise the regulated activity or activities of the licensed corporation to which he or she is accredited. The same individual may be appointed to be a responsible officer for more than one regulated activity provided that he/she is fit and proper to be so appointed and there is no conflict in the roles assumed. An ‘‘executive director’’ of a licensed corporation is defined as a director of the corporation who (a) actively participates in; or (b) is responsible for directly supervising, any business of the regulated activities for which the corporation is licensed. Every executive director of the licensed corporation must apply to the HKSFC to become a responsible officer.

Qualification and Experience Required for Being a Responsible Officer

A person who intends to apply to be a responsible officer must demonstrate that he or she fulfils the requirements on both competence and sufficient authority. An applicant should possess appropriate ability, skills, knowledge, and experience to properly manage and supervise the corporation’s regulated activity or activities. Accordingly, the applicant has to fulfil certain requirements on academic and industry qualifications, relevant industry experience, management experience, and local regulatory framework paper as stipulated by the HKSFC.

____________

1        There is no condition on the SFC license of IWSL.

2        The following conditions are currently imposed on the SFC license of IWAML: (a) the licensee shall only provide services to professional investors (the term “professional investor” is as defined in the SFO and its subsidiary legislation); and (b) the licensee shall not hold client assets (the terms “hold” and “client assets” are as defined under the SFO).

Managers-in-Charge of Core Functions (“MICs”)

Senior management is defined by the HKSFC to include directors, responsible officers and managers-in-charge of core functions of a licensed corporation. Pursuant to the Circular to Licensed Corporations Regarding Measures for Augmenting the Accountability of Senior Management (the ‘‘Circular’’) published by the HKSFC on December 16, 2016, with effect from April 18, 2017, a licensed corporation is required to designate certain individuals as managers-in-charge and provide to the HKSFC information about its MICs and their reporting lines. MICs are individuals appointed by a licensed corporation to be principally responsible, either alone or with others, for managing each of the following eight core functions of the licensed corporation(“Core Function(s)”):

•        overall management oversight;

•        key business lines;

•        operational control and review;

•        risk management;

•        finance and accounting;

•        information technology;

•        compliance; and

•        anti-money laundering and counter-terrorist financing.

Pursuant to the Circular, each licensed corporation should have at least one fit and proper person who is qualified to act in the capacity so employed or appointed as the MIC for each of its Core Functions. In a licensed corporation, one individual can be appointed as the MIC for more than one Core Function, or several individuals can be appointed as the MIC for one particular Core Function.

To determine whether an individual is a MIC of a particular Core Function, a licensed corporation should take into account the following:

(1)    whether he or she has apparent or actual authority in relation to the particular Core Function

An individual is a MIC if he/she:

(a)     occupies a position within the corporation which is of sufficient authority to enable the individual to exert a significant influence on the conduct of that Core Function;

(b)    has authority to make decisions (e.g., assume business risks within pre-set parameters or limits) for that Core Function;

(c)     has authority to allocate resources or incur expenditures in connection with the particular department, division or functional unit carrying on that Core Function; and

(d)    has authority to represent the particular department, division or functional unit carrying on that Core Function, e.g., in senior management meetings or in meetings with outside parties.

(2)    his/her seniority within the licensed corporation

The HKSFC generally expects that a MIC to:

(a)     report directly to the board of the licensed corporation, or to the manager-in charge who assumes the overall management oversight function of the licensed corporation; and

(b)    be accountable for the performance or achievement of business objectives set by the board of the licensed corporation, or by the manager-in-charge who assumes the overall management oversight function.

MIC shall be responsible for, among other things, the following:

•        ensuring the maintenance of appropriate standards of conduct and adherence to proper procedures by the licensed corporation;

•        properly managing the risks associated with the business of the licensed corporation, including performing periodic evaluation of its risk management processes;

•        understanding the nature of the business of the licensed corporation, its internal control procedures and its policies on the assumption of risk;

•        understanding the extent of their own authority and responsibilities;

•        managing the anti-money laundering and counter-terrorist financing function;

•        the adequacy and effectiveness of the licensed corporation’s internal control systems, including information management compliance, audit or related reviews, operational controls and risk management; and

•        examining the appropriateness of internal control systems and making any necessary amendments or changes so that they are appropriate for the operations of the licensed corporation’s regulated business activities in Hong Kong.

The management structure of a licensed corporation (including its appointment of MICs) should be approved by the board of the licensed corporation. The board should ensure that each of the licensed corporation’s MICs has acknowledged his or her appointment as MIC and the particular core function(s) for which he or she is principally responsible.

Licensed Representative

An individual is required to be a licensed representative if he/she performs a regulated function for his/her principal which is a licensed corporation in relation to a regulated activity carried on as a business, or he/she holds out as performing such function.

A person who intends to apply to be a licensed representative must fulfill the competence requirements as prescribed by the HKSFC. An applicant needs to establish that he/she has the requisite basic understanding of the market in which he/she is to work as well as the laws and regulatory requirements applicable to the industry. In assessing his/her competence to be licensed as a representative, the HKSFC will have regard to academic and industry qualification as well as regulatory knowledge. Detailed guidelines are contained in the Guidelines on Competence published by the HKSFC.

Fit and Proper Requirement

Persons who apply for licenses under the SFO must satisfy and continue to satisfy after the grant of such licenses by the HKSFC that they are fit and proper persons to be so licensed. The Fit and Proper Guidelines issued by the HKSFC under section 399 of the SFO summaries certain matters that the HKSFC will generally consider when determining whether the applicant is a fit and proper person to be licensed under the SFO.

The Fit and Proper Guidelines apply to a number of persons including the following:

(a)     an individual who applies for license or is licensed under Part V of the SFO;

(b)    a licensed representative who applies for approval or is approved as a responsible officer under Part V of the SFO;

(c)     a corporation which applies for license or is licensed under Part V of the SFO;

(d)    an authorized financial institution which applies for registration or is registered under Part V of the SFO;

(e)     an individual whose name is to be or is entered in the register maintained by the Hong Kong Monetary Authority under section 20 of the Banking Ordinance (Chapter 155 of the Laws of Hong Kong);

(f)     an individual who applies to be or has been given consent to act as an executive director of a registered institution under section 71C of the Banking Ordinance (Chapter 155 of the Laws of Hong Kong).

Under the Fit and Proper Guidelines, the HKSFC will consider the following matters of the applicant in addition to any other issues as it may consider to be relevant:

(a)     financial status or solvency;

(b)    educational or other qualifications or experience having regard to the nature of the functions to be performed;

(c)     ability to carry on the regulated activity concerned competently, honestly, and fairly; and

(d)    reputation, character, reliability, and financial integrity of the applicant and other relevant persons as appropriate.

The HKSFC will consider the above matters in respect of the person (if an individual), the corporation and any of its officers (if a corporation) or the institution, its directors, chief executive, managers and executive officers (if an authorized financial institution).

In addition to the above, the HKSFC may also take into account of the following matters:

(a)     decisions made by such relevant authorities as stated in section 129(2)(a) of the SFO or any other authority or regulatory organization, whether in Hong Kong or elsewhere, in respect of that person;

(b)    in the case of a corporation, any information relating to:

(i)     any other corporation within the group of companies; or

(ii)    any substantial shareholder or officer of the corporation or of any of its group companies;

(c)     in the case of a corporation licensed under section 116 or 117 of the SFO or registered under section of the SFO or an application for such license or registration:

(i)     any information relating to any other person who will be acting for or on its behalf in relation to the regulated activity; and

(ii)    whether the person has established effective internal control procedures and risk management systems to ensure its compliance with all applicable regulatory requirements under any of the relevant provisions;

(d)    in the case of a corporation licensed under section 116 or section 117 of the SFO or an application for the license, any information relating to any person who is or to be employed by, or associated with, the person for the purposes of the regulated activity; and

(e)     the state of affairs of any other business which the person carries on or proposes to carry on.

The HKSFC is obliged to refuse an application to be licensed if the applicant fails to satisfy the HKSFC that the applicant is a fit and proper person to be licensed. The onus is on the applicant to make out a case that the applicant is fit and proper to be licensed for the regulated activity.

Continuing Obligations of Licensed Corporations

Licensed corporations, licensed representatives, and responsible officers must remain fit and proper as defined under the SFO at all times. They are required to comply with all applicable provisions of the SFO and its subsidiary rules and regulations as well as the codes and guidelines issued by the HKSFC.

Outlined below are some of the key continuing obligations of our licensed corporations under the SFO:

(a)     maintenance of minimum paid-up share capital and liquid capital, and submission of financial returns to the HKSFC in accordance with the requirements under the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong) (the “FRR”);

(b)    maintenance of segregated account(s), and custody and handling of client securities in accordance with the requirements under the Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong) (the “Client Securities Rules”);

(c)     maintenance of segregated account(s), and holding and payment of client money in accordance with the requirements under the Securities and Futures (Client Money) Rules (Chapter 571I of the Laws of Hong Kong);

(d)    issuance of contract notes, statements of account and receipts in accordance with the requirements under the Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules (Chapter 571Q of the Laws of Hong Kong);

(e)     maintenance of proper records in accordance with the requirements prescribed under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong);

(f)     submission of audited accounts and other required documents in accordance with the requirements under the Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong);

(g)    maintenance of insurance against specific risks for specified amounts in accordance with the requirements under the Securities and Futures (Insurance) Rules (Chapter 571AI of the Laws of Hong Kong);

(h)    payment of annual fees and submission of annual returns to the HKSFC within one month after each anniversary date of the license;

(i)     notification to the HKSFC of certain changes and events in accordance with the requirements under the Securities and Futures (Licensing and Registration) (Information) Rules (Chapter 571S of the Laws of Hong Kong);

(j)     notification to the HKSFC of any changes in the appointment of MICs or any changes in certain particulars of MICs pursuant to the Circular to Licensed Corporations Regarding Measures for Augmenting the Accountability of Senior Management dated December 16, 2016 issued by the HKSFC;

(k)    compliance with the continuous professional training and related record keeping requirements under the Guidelines on Continuous Professional Training issued by the HKSFC;

(l)     implementation of appropriate policies and procedures relating to client acceptance, client due diligence, record keeping, identification, and reporting of suspicious transactions and staff screening, education, and training in accordance with the requirements under the Guideline on Anti-Money Laundering and Counter Financing of Terrorism (For Licensed Corporations) (the “Anti-Money Laundering Guideline”) issued by the HKSFC;

(m)   compliance with the business conduct requirements under the Code of Conduct, the Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the HKSFC and other applicable codes, circulars and guidelines issued by the HKSFC;

(n)    compliance with employee dealings requirements under the Code of Conduct, which requires licensed corporations to implement procedures and policies on employee trading, to actively monitor the trading activities in their employees’ accounts and their related accounts; and

(o)    compliance with the Guidelines on Disclosure of Fees and Charges Relating to Securities Services and other applicable codes, circulars and guidelines issued by the HKSFC from time to time.

Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong)

Minimum Capital Requirements and the FRR

Licensed corporations are required under section 145 of the SFO to maintain at all times a minimum level of paid-up share capital and liquid capital. Depending on the types of regulated activity that the licensed corporation is applying for, a licensed corporation has to maintain at all times paid-up share capital and liquid capital not less than the specified amounts according to the FRR.

Minimum Paid-up Share Capital

The following table sets out a summary of the key requirements on minimum paid-up share capital under the FRR which are applicable to IWSL and IWAML:

Company	Type of Regulated Activities	Minimum Amount of Paid-up Share
IWSL	Type 1	HK$10,000,000
IWAML	Type 4 and Type 9	Not applicable

Minimum amount of required liquid capital

The FRR also requires a licensed corporation to maintain minimum liquid capital. The minimum liquid capital requirements under the FRR that are applicable IWSL and IWAML are the higher of the amount of (a) and (b) below:

(a)     the amount of:

Company	Type of Regulated Activities	Minimum Amount of Required Liquid Capital
IWSL	Type 1	HK$3,000,000
IWAML	Type 4 and Type 9	HK$100,000

(b)    in the case of a corporation licensed for any regulated activities other than Type 3 regulated activities, its variable required liquid capital which means 5% of the aggregate of (i) its adjusted liabilities, (ii) the aggregate of the initial margin requirements in respect of outstanding futures contracts and outstanding options contracts held by it on behalf of its clients, and (iii) the aggregate of the amounts of margin required to be deposited in respect of outstanding futures contracts and outstanding options contracts held by it on behalf of its clients, to the extent that such contracts are not subject to the requirement of payment of initial margin requirements.

Exchange and Clearing Participantship

As of the date of this prospectus, IWSL is a participant of the following exchanges or clearing houses:

Exchange/Clearing House	Type of Participantship
SEHK	Type 1 Participants (Participant ID: 02092)
HKSCC	Direct Clearing Participant Type 1 Participants (Participant ID: B02092)

Trading Rights

In addition to the licensing requirements under the SFO, the rules promulgated by the SEHK require any person who wishes to trade on or through their respective facilities to hold a trading right (the “Trading Right”). The Trading Right confers on its holder the eligibility to trade on or through the relevant exchange. However, the holding of a Trading Right does not, of itself, permit the holder to actually trade on or through the relevant exchange. In order to do this, it is also necessary for the person to be registered as a participant of the relevant exchange in accordance with its rules.

SEHK Trading Rights is issued by the SEHK at a fee and in accordance with the procedures set out in its rules. Alternatively, SEHK Trading Rights can be acquired from existing Trading Right holders subject to the rules of the SEHK.

As of the date of this prospectus, we hold a SEHK Trading Right.

Exchange Participantship

The table below sets out a summary of the requirements for becoming an exchange participant of the SEHK:

SEHK Participant
Legal Status:	Being a company limited by shares incorporated in Hong Kong
HKSFC Registration:	Being a licensed corporation qualified to carry out Type 1 regulated activity under the SFO
Trading Right:	Holding a SEHK Trading Right
Financial Standing:	Having good financial standing and integrity
Financial Resources Requirement:	Complying with the minimum capital requirement, liquid capital requirement and other financial resources requirements as specified by the FRR

Clearing Participantship

An entity must be a SEHK participant before it can become a HKSCC participant.

As of the date of this prospectus, we are a SEHK participant (Participant ID: 02092).

HKSCC

HKSCC has, among others, two categories of participantship: (i) the Direct Clearing Participant; and (ii) the General Clearing Participant. The requirements of Direct Clearing Participantship are as follows:

(1)    to be an Exchange Participant of the SEHK;

(2)    to undertake to (i) sign a participant agreement with HKSCC; (ii) pay to HKSCC an admission fee of HK$50,000 in respect of each SEHK Trading Right held by it; and (iii) pay to HKSCC its contribution to the Guarantee Fund of HKSCC as determined by HKSCC from time to time subject to a minimum cash contribution of the higher of HK$50,000 or HK$50,000 in respect of each SEHK Trading Right held by it;

(3)    to open and maintain a single current account with one of the Central Clearing and Settlement System, or CCASS, designated banks and execute authorizations to enable the designated bank to accept electronic instructions from HKSCC to credit or debit the account for CCASS money settlement, including making payment to HKSCC;

(4)    to provide a form of insurance to HKSCC as security for liabilities arising from defective securities deposited by it into CCASS, if so required by HKSCC; and

(5)    to have a minimum liquid capital of HK$3,000,000.

As of the date of this prospectus, we are a HKSCC participant (Participant ID: B02092).

Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong)

The repledging limit stipulated under section 8A of the Client Securities Rules applies to an intermediary which is licensed for dealing in securities and/or securities margin financing and where the intermediary or an associated entity of such intermediary repledges securities collateral of the intermediary. On each business day, the intermediary shall ascertain the aggregate market value of the repledged securities collateral, which shall be calculated by reference to the respective closing prices of the collateral on that business day.

Pursuant to section 8A of the Client Securities Rules, if the aggregate market value of the repledged securities collateral as calculated above exceeds 140% of the intermediary’s aggregate margin loans on the same business day (the “Relevant Day”), the intermediary shall by the close of business on the next business day following the Relevant Day (the “Specified Time”) withdraw, or causes to be withdrawn, from deposit an amount of repledged securities collateral such that the aggregate market value of the repledged securities collateral at the Specified Time, which is calculated by reference to the respective closing prices on the Relevant Day, does not exceed 140% of the intermediary’s aggregate margin loans as of the close of business on the Relevant Day.

Offence to issue advertisements, invitations or documents relating to investments

We engaged in, among others, the placing and underwriting services that may involve the marketing of securities. Under section 103(1) of the SFO, the issue of an advertisement, invitation or document which contains an invitation to the public:

(a)     to enter into or offer to enter into (i) an agreement to acquire, dispose of, subscribe for or underwrite securities; or (ii) a regulated investment agreement or an agreement to acquire, dispose of, subscribe for or underwrite any other structured product; or

(b)    to acquire an interest in or participate in, or offer to acquire an interest in or participate in, a collective investment scheme, has to be authorized by the HKSFC under section 105(1) of the SFO, unless specific exemptions apply.

The specific exemptions include, among others, under section 103(3)(k) of the SFO, if the issue of the advertisement, invitation or document made in respect of securities or structured products, or interests in any collective investment scheme, that are or are intended to be disposed of only to “professional investors” (as defined in Part 1 of Schedule 1 to the SFO).

If a person commits an offence contrary to section 103(1) of the SFO in that he/she issues an advertisement, invitation or document relating to investments without the authorization of the HKSFC and no specific exemptions under the SFO applies, he is liable:

(a)     on conviction on indictment to a fine of HK$500,000 and to imprisonment for 3 years and, in the case of a continuing offence, to a further fine of HK$20,000 for every day during which the offence continues; or

(b)    on summary conviction to a fine of HK$100,000 and to imprisonment for 6 months and, in the case of a continuing offence, to a further fine of HK$10,000 for every day during which the offence continues.

Obligation for Substantial Shareholders

Under section 132 of the SFO, a person (including a corporation) has to apply for HKSFC’s approval prior to becoming or continuing to be, as the case may be, a substantial shareholder of a corporation licensed under section 116 of the SFO.

A person who has become aware that he has become a substantial shareholder of a licensed corporation without HKSFC’s prior approval should, as soon as reasonably practicable and in any event within three business days after he becomes so aware, apply to the HKSFC for approval to continue to be a substantial shareholder of the licensed corporation.

Employee Dealings

As stated in the Code of Conduct, a registered person should have a policy which has been communicated to employees (including directors other than non-executive directors) in writing on whether employees are permitted to deal for their own accounts in securities. In the event that employees of a registered person are permitted to deal for their own accounts in securities:

(a)     the written policy should specify the conditions on which employees may deal for their own accounts;

(b)    employees should be required to identify all related accounts (including accounts of their minor children and accounts in which the employees hold beneficial interests) and report them to senior management;

(c)     employees should generally be required to deal through the registered person or its affiliates;

(d)    if the registered person provides services in securities or futures contracts listed or traded on one of the Hong Kong exchanges or in derivatives, including over-the counter derivatives written over such securities, and its employees are permitted to deal through another dealer, in those securities, the registered person and employee should arrange for duplicate trade confirmations and statements of account to be provided to senior management of the registered person;

(e)     any transactions for employees’ accounts and related accounts should be separately recorded and clearly identified in the records of the registered person; and

(f)     transactions of employees’ accounts and related accounts should be reported to and actively monitored by senior management of the registered person who should not have any beneficial or other interest in the transactions and who should maintain procedures to detect irregularities and ensure that the handling by the registered person of these transactions or orders is not prejudicial to the interests of the registered person’s other clients.

A registered person should not knowingly deal in securities or futures contracts for another registered person’s employee unless it has received written consent from that registered person.

Supervision by the HKSFC

The HKSFC supervises licensed corporations and intermediaries operating in the market. The HKSFC conducts on-site inspections and off-site monitoring to ascertain and supervise intermediaries’ business conduct and compliance with relevant regulatory requirements, as well as to assess and monitor the financial soundness of intermediaries.

Disciplinary power of the HKSFC

Under Part IX of the SFO, subject to the due process for exercising disciplinary powers laid down in section 198 of the SFO, the HKSFC may exercise any of the following disciplinary actions against a regulated person (including a licensed person or a registered institution) if that person is found to be guilty of misconduct or not fit and proper to be or remain the same type of regulated person (sections 194 and 196 of the SFO):

(1)    revocation or suspension of all or part of a license or registration in relation to any of the regulated activities for which a regulated person is licensed or registered;

(2)    revocation or suspension of the approval granted to a Responsible Officer;

(3)    public or private reprimand on a regulated person;

(4)    prohibition of a regulated person from applying to be licensed or registered or to be approved as a Responsible Officer;

(5)    prohibition of a regulated person from, among others, applying to be licensed, registered or approved as a Responsible Officer in relation to such regulated activity(ies), for such period as the HKSFC may specify; and

(6)    pecuniary penalty of the greater of an amount not exceeding HK$10 million or three times the profit gained or loss avoided as a result of the conduct in question.

Anti-Money Laundering and Counter-Terrorist Financing

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the Anti-Money Laundering Guideline.

The Anti-Money Laundering Guideline provides practical guidance to assist licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter-terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong. Under the Anti-Money Laundering Guideline, licensed corporations should, among other things:

•        assess the risks of any new products and services before they are introduced and ensure that appropriate additional measures and controls are implemented to mitigate and manage the risks associated with money laundering and terrorist financing;

•        consider the delivery and distribution channels (which may include sales through online, postal or telephone channels where a non-face-to-face account opening approach is used and business sold through intermediaries) and the extent to which they are vulnerable to abuse for money laundering and terrorist financing;

•        identify the client and verify the client’s identity by reference to any documents, information or data from reliable and independent sources, and take steps from time to time to ensure that the client information obtained is up-to-date and relevant;

•        conduct on-going monitoring of activities of the clients to ensure that they are consistent with the nature of business, the risk profile and source of funds, as well as identify transactions that are complex, large or unusual, or patterns of transactions that have no apparent economic or lawful purpose and which may indicate money laundering and terrorist financing;

•        maintain a database of names and particulars of terrorist suspects and designated parties which consolidates the information from various lists that have been made known to them, as well as conduct comprehensive on-going screening of the client database; and

•        conduct on-going monitoring for identification of suspicious transactions and ensure compliance with their legal obligations of reporting funds or property known or suspected to be proceeds of crime or terrorist property to the Joint Financial Intelligence Unit, a unit jointly run by the Hong Kong Police Force and the Hong Kong Customs & Excise Department to monitor and investigate suspicious financial or money laundering activities.

We set out below a brief summary of the principal legislation in Hong Kong that is concerned with anti-money laundering and counter-terrorist financing.

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (“AMLO”)

Among other things, the AMLO imposes on certain institutions (which include licensed corporations as defined under the SFO) certain requirements relating to customer due diligence and record-keeping. The AMLO empowers the relevant regulatory authorities to supervise compliance with the requirements under the AMLO. In addition, a financial institution must take all reasonable measures to (1) ensure that proper safeguards exist to prevent contravention of specific provisions in the AMLO, and (2) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (“DTROP”)

Among other things, the DTROP contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities by the competent authorities. It is an offense under the DTROP for a person to deal with any property knowing or having reasonable grounds to believe it to represent the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (in whole or in part directly or indirectly) represents the proceeds of drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offense under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (“OSCO”)

Among other things, the OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs & Excise Department to investigate organized crime and triad activities, and confers jurisdiction on the Hong Kong courts to confiscate the proceeds of organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offenses under the OSCO. The OSCO extends the money laundering offense to cover the proceeds from all indictable offenses in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (“UNATMO”)

Among other things, the UNATMO stipulates that it is a criminal offense to: (1) provide or collect property (by any means, directly or indirectly) with the intention or knowledge that the property will be used to commit, in whole or in part, one or more terrorist acts; or (2) make any property or financial (or related) services available, by any means, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate, or collect property or solicit financial (or related) services, by any means, directly or indirectly, for the benefit of a person knowing that, or being reckless as to whether, the person is a terrorist or terrorist associate. The UNATMO also requires a person to disclose his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offense under the UNATMO.

Weapons of Mass Destruction (Control of Provision of Services) Ordinance (Chapter 526 of the Laws of Hong Kong) (“WMDO”)

The WMDO provides that it is a criminal offence for a person to provide services to another person where the first-mentioned person believes or suspects, on reasonable grounds, that the services will or may assist the development, production, acquisition or stockpiling of weapons of mass destruction. The provision of services for the purposes of the WMDO covers a wide range of activities. The WMDO also provides for the criminal liability of the director, manager, secretary or other similar officer of a body corporate for offences committed by the body corporate with the consent and connivance of such officials.

Further, the Anti-Money Laundering Guideline sets out the anti-money laundering and counter financing of terrorism statutory and regulatory requirements, and the anti-money laundering and counter financing of terrorism standards which licensed corporations should meet in order to comply with the statutory requirements. It also provides practical guidance to assist licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter-terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”)

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Mandatory Provident Fund Scheme Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”)

The MPFSO, including its subsidiary legislation, is the principal legislation to provide the framework for the establishment of a system of privately managed, employment-related mandatory provident fund (“MPF”) schemes to accrue MPF benefits for members of the workforce of Hong Kong when they retire.

As of the date of this prospectus, we are in compliance with the MPFSO.

MANAGEMENT

Set forth below is information concerning our directors, executive officers, and other key employees.

Executive Officers and Directors

Set forth below is information concerning our directors, independent directors, executive officers and other key employees

Name	Age	Position(s)
Sze Ho, CHAN	37	Director, Chief Executive Officer, and Interim Chief Financial Officer
Ngan Sammy, SHUM	44	Director
Wai Lok Raymond, FONG	49	Consultant
Sheung Chi Steven, WU	44	Independent Director, Chair of Audit Committee
B Ray Billy, TAM	56	Independent Director, Chair of Compensation Committee
Kevin, GUAN	37	Independent Director, Chair of Nominating Committee
Kit Wa, TO	50	Independent Director

Sze Ho, CHAN, Director, Chief Executive Officer, and Interim Chief Financial Officer

Mr. Sze Ho CHAN is our Director, Chief Executive Officer, and Interim Chief Financial Officer. Mr. Chan also serves as the Director of I Win Securities. On April 1, 2024, the Board of Directors accepted the resignation of Mr. Ting Hei Lee, our former Chief Financial Officer, and appointed Mr. Chan as the Interim Chief Financial Officer. Mr. Chan is licensed as the Responsible Officer for Type 1 regulated activities. Mr. Chan has more than 11 years of experience in the financial services industry, covering the area of margin financing, securities trading, asset management, and wealth management. Prior to joining I Win Securities in December 2020, Mr. Chan worked in the Wealth Management division of CMBC Securities Company Limited, as its Senior Manager, from January 2018 to July 2020. Prior to joining CMBC Securities Company Limited, Mr. Chan served as the Manager of the Wealth Management division of CITICS Securities International, from July 2011 to July 2017. Mr. Chan received a Bachelor of Construction Engineering and Management from the City University of Hong Kong in 2010 and a High Diploma in Building Technology and Management from the Hong Kong Polytechnic University in 2007.

Ngan Sammy, SHUM, Director

Mr. Ngan Sammy SHUM is our Director. Mr. Shum also serves as the Director of I Win Securities and I Win Asset Management. Mr. Shum is licensed as the Responsible Officer for Type 1,4, and 9 regulated activities. Mr. Shum has more than 18 years of experience in the financial services industry, in particular, equity sales, securities trading, investment management, and asset management. Prior to joining I Win Securities on April 2021, he served as the Senior Vice President of Haitong Securities International Securities Group (“Haitong”), where he worked from May 2004 to March 2021. At Haitong, Mr. Shun led a sales team to serve high-net-worth investors, corporate clients, and listed companies in corporate finance, IPO, and equity and future transactions and participated in more than 12 IPO projects and 2 major shareholder margin loan financing with total deal size more than HK$ 10 billion. Before Haitong, Mr. Shum worked as an officer in Wing Lung Bank from August 2003 to April 2004. Mr. Shum is a member of CPA Australia. Mr. Shum received a Bachelor of Business Administration and EMBA from the Chinese University of Hong Kong in 2003 and 2019, respectively.

Wai Lok Raymond, FONG, Consultant

Mr. Wai Lok Raymond, FONG is our consultant. Mr. Fong served as the Director of Garden Stage from August 11, 2022 to April 1, 2024. Mr. Fong served as the director of I Win Securities from June 2018 to April 1, 2024, and has been acting as the director of I Win Asset Management since January 2021 and has been responsible for establishing I Win Asset Management and the development of our asset management service. Mr. Fong is licensed as the Responsible Officer for Type 1, 4, and 9 regulated activities. Mr. Fong has more than 22 years of experience in the financial services industry, with a proven track of participating in over 110 IPO underwriting and placement projects and extensive experience in asset management and wealth management. Prior to joining I Win Securities in June 2018, Mr. Fong served as the Responsible Officer in various financial service companies in Hong Kong: Head & Shoulders Securities Limited from May 2017 to June 2018, Run Investment Service Limited from December 2016 to April 2017, Convoy Investment Services from January 2012 to December 2016, Shining Securities Company Limited from April 2009 to December 2011. In his early career, he worked as manager in various financial service companies, including

VC Brokerage Limited from June 2008 to March 2009 and Tai Fook Securities Company Limited from Feb 2000 to April 2005. Mr. Fong is a Chartered Financial Analyst (“CFA”) of CFA Institute. He received his Bachelor of Business Administration and Master of Philosophy in Economics from Hong Kong Baptist University in 1997 and 2000; and a Bachelor of Law in Chinese Law from Tsinghua University in 2007.

Kevin, GUAN, Independent Director

Mr. Kevin GUAN is an independent Director and the chairman of the nominating committee and a member of the audit committee and compensation committee. Mr. Guan currently serves as the Vice President of JD Finance-Eastrich Holdings Corporation, a subsidiary of JD.com (NASDAQ: JD), since July 2017 to present. Before to that, from May 2015 to July 2017, Mr. Guan served as the Senior Manager of Business Development of Landsea Holdings Corporation (NASDAQ: LSEA). From March 2013 to July 2015, Mr. Guan served as the Staff Accountant of Crystal Window & Door System Ltd. Mr. Guan is a Certified Public Accountant (CPA) and Certified Financial Planner in the United States. Mr. Guan received a Bachelor of Business Administration in Accounting and a Master in Business Administration from CUNY-Baruch College.

B Ray Billy, TAM, Independent Director

Mr. B Ray Billy TAM is an independent Director and the chairman of the nominating committee and a member of the audit committee and compensation committee. Mr. Tam has been a practicing solicitor in Hong Kong since December 1993 and has over 25 years of experience in law with practical experience in corporate finance, regulatory compliance, and general commercial matters. In July 1998, Mr. Tam established his own law firm, Ho & Tam, Solicitors, and is currently the partner of the firm. Before founding Ho & Tam, Solicitors, Mr. Tam was a partner and consultant of Vincent T.K. Cheung, Yap & Co., a Hong Kong law firm, since January 1996. Mr. Tam currently serves as an Independent Non-Executive Director of Superrobotics Limited (stock code: 8176.HK), since March 2012. Mr. Tam was also the Independent Non-Executive Director of China Fortune Financial Group Limited (stock code: 290. HK), Independent Non-Executive Director of Silk Road Energy Services Group Ltd. (stock code: 8250.HK), Independent Non-Executive Director of Crown International Corporation Limited (stock code: 727.HK), Non-Executive Director of Larry Jewellery International Company Limited (stock code: 8351.HK), and Non-Executive Director of Milan Station Holdings Limited (stock code: 1150.HK), which he resigned on December 2016, June 2014, March 2022, September 2014, and March 2017 respectively. Mr. Tam holds a Bachelor of Laws from the University of London, a Bachelor Degree of PRC Law from Tsinghua University; a Master Degree of Laws from the University of Hong Kong and a Master Degree in Business Administration (EMBA Program 2013) from the Chinese University of Hong Kong.

Sheung Chi Steven, WU Independent Director

Mr. Sheung Chi Steven, WU, is an independent Director, and the chairman of the audit committee, and a member of the compensation committee and nominating committee. Mr. Wu has over 20 years of experience in audit, financial analysis, corporate finance, IPO, M&A, and compliance. Mr. Wu is a fellow of the Association of Certified Public Accountant since 2012 and a member of the Hong Kong Institute of Certified Public Accountants since 2007.

Mr. Wu started his career as a staff accountant at Ernst & Young Hong Kong from November 2003 to June 2005. From July 2005 to August 2007, he worked as a senior accountant at Deloitte Touche Tohmatsu Hong Kong. In addition to his career in the “big four” accounting firms, he had extensive experience in deal origination & execution of various IPOs and fundraising exercises. Mr. Wu is highly experienced with compliance related matters, from his senior positions (based on his last position held) in various financial service companies in Hong Kong, including but not limited to: as the Assistant Manager of Anglo Chinese Corporate Finance, Limited from September 2007 to September 2009, as the Manager of China Merchants Securities (HK) Co., Limited from September 2009 to June 2011, as the Senior Vice President of RHB OSK Capital Hong Kong Limited from December 2011 to June 2014, as the Associate Director of Shenwan Hongyuan Enterprises (H.K.) Limited from June 2014 to July 2015, as the Director of RHB Capital Hong Kong Limited from July 2015 to October 2017, as the Managing Director of South China Finance and Management Limited from October 2017 to June 2020, as the Managing Director of Huabang Financial Holdings Limited from August 2020 to June 2021, and as the Director of Vinco Financial Group Limited from September 2021 to June 2022. He has been the Managing Director of Taihe Securities (Hong Kong) Limited from June 2022 to September 2023. Mr. Wu obtained a Bachelor of Electrical & Electronic Engineering from Imperial College London in the United Kingdom in August 2002.

Kit Wa, TO, Independent Director

Dr. Kit Wa TO is an independent Director and a member of the compensation committee, the audit committee, and nominating committee. Since March 2022, Dr. To serves as the Laboratory Director of Zhong Ji Longevity Science Group Limited (stock code: 767.HK). Dr. To is currently the Independent Non-Executive Director of Fusen Pharmaceutical Company Limited (stock code: 1652.HK). From March 2015 to June 2020, Dr. To worked as a Senior Research Assistant and conducted research in the Laboratory of Biomedical Imaging and Signal Processing in the Department of Electrical and Electronic Engineering, the University of Hong Kong. Dr. To served as an account executive at ACI Group (Hong Kong) Limited from 1996 to 1998. She was a marketing executive at Tak Hing Manufacturing Company Limited from 1999 to 2000 and rejoined as an executive secretary from 2003 to 2004. She then worked as a senior secretary in Belief Wealth Management Co. in 2009. Thereafter, Dr. To joined Winsor (Hong Kong) Limited as an assistant manager to supervise a group of research assistants for the daily operation of a laboratory from 2010 to 2013. Dr. To obtained a Bachelor of Science in General Biology in 1996, a Master of Philosophy in 2002, and a Doctor of Philosophy in Cancer Biology in 2007 from the University of Hong Kong. She also received the Certificate and the Diploma of Marketing from HKU School of Professional and Continuing Education in 2000 and 2001 respectively.

Family Relationships

None of the other directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Our board of directors consists of six directors. We have determined that Mr. Kevin GUAN, Dr. Kit Wa TO, Mr. Sheung Chi Steven WU, and Mr. B Ray Billy TAM satisfy the “independence” requirements of the Nasdaq Capital Market corporate governance rules.

The directors will be up for re-election at our annual general meeting of shareholders.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We have also adopted a charter for each of the three committees.

Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Mr. Kevin GUAN, Dr. Kit Wa TO, Mr. Sheung Chi Steven WU, and Mr. B Ray Billy TAM. Mr. Sheung Chi Steven WU is serving as the chair of our audit committee. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee consists of Mr. Kevin GUAN, Dr. Kit Wa TO, Mr. Sheung Chi Steven, WU, and Mr. B Ray Billy TAM. Mr. B Ray Billy TAM is serving as the chair of our compensation committee. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee consists of Mr. Kevin GUAN, Dr. Kit Wa TO, Mr. Sheung Chi Steven, WU, and Mr. B Ray Billy TAM. Mr. Kevin GUAN is serving as the chair of our nominating committee. We have determined that Mr. Kevin GUAN, Dr. Kit Wa TO, Mr. Sheung Chi Steven WU, and Mr. B Ray Billy TAM satisfy the “independence” requirements under NASDAQ Rule 5605. The nominating committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee is responsible for, among other things

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A shareholder has the right to seek damages if a duty owed by the directors is breached.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of NASDAQ, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with NASDAQ corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the NASDAQ rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NASDAQ rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, NASDAQ Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the NASDAQ Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with NASDAQ’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of NASDAQ, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the NASDAQ corporate governance rules, we intend to comply with the NASDAQ corporate governance rules applicable to foreign private issuers.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, NASDAQ rules provide that foreign private issuers may follow home country practices in lieu of the NASDAQ corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

There are no membership qualifications for directors. Further, there are no shareholding ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Terms of Directors and Executive Officers

Each of our directors generally holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Employment Agreements with Directors and Officers

On November 21, 2022, Garden Stage entered Employment Agreements as supplemented by the Supplemental Employment Agreements entered into on April 24, 2023 (collectively, the Employment Agreements) with: (a) Mr. Sze Ho, CHAN, current Director, Chief Executive Officer, and Interim Chief Financial Officer; (b) Mr. Ting Hei, LEE, former Chief Financial Officer; (c) Mr. Wai Lok Raymond, FONG, former Director (currently employed by Garden Stage as Consultant); and (d) Mr. Ngan Sammy, SHUM, current Director, respectively.

The initial term of employment under the Employment Agreements is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the Employment Agreements shall be automatically extended for successive one-year terms. Pursuant to the Employment Agreements, Mr. Chan, Mr. Lee, Mr. Fong and Mr. Shum will not receive cash compensation in their capacity as the director and/or officers of Garden Stage. Instead, we granted share options to Mr. Chan, Mr. Lee and Mr. Fong as part of their overall compensation on April 24, 2023, pursuant to the Supplemental Employment Agreements.

Garden Stage is entitled to terminate the Employment Agreements with Mr. Chan, Mr. Lee, Mr. Fong and Mr. Shum the for cause at any time without remuneration for certain acts of the senior executives, as being convicted of any criminal conduct, any act of gross or willful misconduct, or any severe, willful, grossly negligent, or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to the Company and our group of companies. Each Mr. Chan, Mr. Lee, Mr. Fong and Mr. Shum agrees that we shall own all the intellectual property developed by a such officer during his or her employment. Each Mr. Chan, Mr. Lee, Mr. Fong and Mr. Shum has agreed to hold, both during and after the terms of his or her agreement, in confidence and not to use for the their benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party. In addition, each Mr. Chan, Mr. Lee, Mr. Fong and Mr. Shum has agreed not to, for a certain period following termination of his or her employment, solicit or seek or endeavor to entice away any customers, clients, representative, or agent of the group or in the habit of dealing with the group, and use a name including the words of “I Win”, “I Win Financial”, “I Win Brokers”, “I Win Financial Group” or any other words hereafter used by the us in its name or in the name of any of its products, services or their derivative terms.

On April 1, 2024, the Company accepted the resignation of Mr. Ting Hei, LEE as the Chief Financial Officer of the Company, which came into effect the same day. Mr. Lee is resigning for personal reasons and his decision to resign was not as a result of any disagreements with the Board of the Company on any matter. Mr. Lee is currently serving as the manager in I Win Securities, Company’s operating entity.

On April 1, 2024, the Company entered into the Second Supplemental Employment Agreement with Mr. Sze Ho, CHAN, our current Director, Chief Executive Officer, and Interim Chief Financial Officer (together with the Employment Agreement dated November 21, 2022 and the Supplemental Employment Agreements dated April 24, 2023, we refer agreements with Mr. Chan as the “Employment Agreements with Mr. Chan”). Pursuant to the Employment Agreements with Mr. Chan, while he is serving as our director, Chief Executive Officer, and Interim Chief Financial Officer, he receives additional cash compensation of HKD 60,000 per month until a suitable candidate to fill the position of full-time Chief Financial Officer is found.

Effective April 1, 2024, Mr. Wai Lok Raymond, FONG has resigned as a director of the Company. On the same date, the Company entered into the Resignation Agreement and Consulting Arrangement with Mr. Fong, effective on the same date. Pursuant to the Resignation Agreement and Consulting Arrangement with Mr. Fong, following Mr. Fong’s resignation, the Company agrees to engage and employ Mr. Fong as a consultant to provide advisory services, for the term of one year. Upon expiration of the initial-year term, the Consulting Arrangement shall be automatically extended for successive one-year term unless terminated by either party upon a three-month prior written notice. Pursuant to the Resignation Agreement and Consulting Arrangement with Mr. Fong, in consideration for the services provided by Mr. Fong, the Company agrees to pay the Mr. Fong a consulting fee of US$2,500 per month. Mr. Fong also retains his options to acquire an aggregate of 737,500 Ordinary Shares in three equal tranches.

Agreements with independent directors

We have entered into director offer letter with our independent director, Mr. Kevin, GUAN, on May 24, 2023, for a term of one year, with an annual salary of $18,000. The appointment shall begin upon Company’s listing on the Nasdaq Capital market.

We have entered into director offer letter with our independent director, Mr. Sheung Chi Steven, WU on May 24, 2023, for a term of one year, with an annual salary of $18,000. The appointment shall begin upon Company’s listing on the Nasdaq Capital market.

We have entered into director offer letter with our independent director, Dr. Kit Wa, TO on May 24, 2023, for a term of one year, with an annual salary of $18,000. The appointment shall begin upon Company’s listing on the Nasdaq Capital market.

We have entered into director offer letter with our independent director, Mr. B Ray Billy, TAM on June 8, 2023, for a term of one year, with an annual salary of $18,000. The appointment shall begin upon Company’s listing on the Nasdaq Capital market.

Compensation of Directors and Executive Officers

Cash Compensation

Mr. Sze Ho, CHAN, Mr. Ting Hei, LEE, and Mr. Ngan Sammy, SHUM have received and will continue to receive cash compensation, in the form of salary, bonus, commission, and/or pension from I Win Securities, our operating entity, where they are employed in their professional capacity.

I Win Securities has entered standard employment agreements (“Staff Agreement”) with Mr. Chan, Mr. Lee and Mr. Shum, regarding remuneration, confidentiality, annual leave and holidays, code of conduct and ethics, compliance, non-competition, non-solicitation, and termination.

Furthermore, all staff dealers, including Mr. Chan and Mr. Shum, are entitled to commissions in relation to the securities trading client accounts they referred to I Win Securities and the projects/deals, such as underwriting and placing projects, they generated from their networks. See “Business — Our Services and Business Model — Securities Trading Services — Types of Account” for the discussion of House Accounts and Referral Accounts. I Win Securities has commission split arrangements for securities trading/brokerage commissions split and projects/deal commissions split, depending on the nature of services the staff dealer provided. For the brokerage commission split, generally, the net revenue derived from the brokerage commission for securities trading conducted by client accounts the staff dealer referred to I Win Securities would be split between the individual staff dealers and I Win Securities in the percentage of 60 and 40, i.e. 60% to the staff dealer and 40% to I Win Securities. For the deal commission split, the net revenue derived from projects the staff dealers generated will be split in percentages based on case-by-case negotiation between the individual staff dealer who generated the project and the management of I Win Securities. Determination of the deal commission split is usually based on the staff dealer’s relationship with the client, cost, resources of I Win Securities committed to the projects, and risk of non-completion of projects.

During the fiscal year ended March 31, 2024, we paid an aggregate of approximately US$0.63 million in cash to our directors and executive officers. During the fiscal year ended March 31, 2023, we paid an aggregate of approximately US$0.95 million in cash to our directors and executive officers, and US$0.3 million in cash to our resigned directors and executive officers. Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers.

The following table sets forth certain information with respect to compensation for the years ended March 31, 2024 and 2023 earned by or paid to the current directors of Garden Stage Limited.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Commission (US$)	Deferred Compensation Earnings (US$)	Pension/MPF (US$)	Total (US$)
Mr. Sze Ho, CHAN	2024	$53,673.06	$—	$—	$429,365.08	$831,777.37	$2,300.27	$1,317,115.78
Director, Chief Executive Officer and Interim CFO of Garden Stage; Director of I Win Securities and I Win Holdings HK	2023	$45,923.05	$—	$—	$798,894.61	$—	$2,296.15	$847,111.81
Mr. Ngan Sammy, SHUM	2024	$88,177.17	$—	$—	$60,280.52	$—	$2,300.27	$150,757.96
Director of Garden Stage, I Win Securities, and I Win Holdings HK	2023	$76,538.42	$—	$—	$23,809.51	$—	$2,296.15	$102,644.08
Kevin, GUAN	2024	$5,942.37	—	—	—	—	—	$5,942.37
Independent Director	2023	—	—	—	—	—	—	—
B Ray Billy, TAM,	2024	$5,942.37	—	—	—	—	—	$5,942.37
Independent Director	2023	—	—	—	—	—	—	—
Sheung Chi Steven, WU	2024	$5,942.37	—	—	—	—	—	$5,942.37
Independent Director	2023	—		—	—	—	—	—
Kit Wa, TO	2024	$5,942.37	—	—	—	—	—	$5,942.37
Independent Director	2023	—	—	—	—	—	—	—

Equity-Based Remuneration

On April 24, 2023 and subsequently on August 31, 2023, we granted options to: (1) Mr. Sze Ho, CHAN. the current Director, Chief Executive Officer, and interim Chief Financial Officers; (2) Mr. Tin Hei LEE, the Company’s former Chief Financial Officer, and (3) Mr. Wai Lok Raymond FONG, the Company’s former Director, for the said person to acquire an aggregate of 1,475,000 Ordinary Shares of the Company, including: (1) the options to acquire an aggregate of 590,000 Ordinary Shares in three equal tranches to Mr. Sze Ho CHAN; (2) options to acquire an aggregate of 147,500 Ordinary Shares in three equal tranches to Mr. Tin Hei LEE; and (3) options to acquire an aggregate of 737,500 Ordinary Shares in three equal tranches to Mr. Wai Lok Raymond FONG.

The options granted to each of Mr. Chan, Mr. Lee, and Mr. Fong will vest over a period of three years in three equal tranches on the first, second, and third anniversary of the date of Company’s listing on NASDAQ, subject in each case to Mr. Chan, Mr. Lee and Mr. Fong’s continued service to the Company or any of its affiliates on the applicable vesting date. The applicable exercise price for the options that were granted is US$2.00.

The options granted will expire on the earlier date of (i) the fourth anniversary of Company’s listing on Nasdaq, or (ii) the date in the event of the Name Directors and Officer, Mr, Fong, and Mr. Lee’s termination of employment, death, disability, or change of control of the Company. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

On April 1, 2024, the Company accepted the resignation of Mr. Ting Hei, LEE as the Chief Financial Officer of the Company, which came into effect the same day. Mr. Lee is resigning for personal reasons and his decision to resign was not as a result of any disagreements with the Board of the Company on any matter. Mr. Lee is currently serving as the manager in I Win Securities. Pursuant to the Employment Agreements with Mr. Lee, the options to acquire an aggregate of 147,500 Ordinary Shares by Mr. Lee expired and are forfeited on the date of Mr. Lee’s resignation as the Chief Financial Officer of the Company.

Effective April 1, 2024, Mr. Wai Lok Raymond, FONG has resigned as a director of the Company. On the same date, the Company entered into the Resignation Agreement and Consulting Arrangement with Mr. Fong, effective on the same date. Pursuant to the Resignation Agreement and Consulting Arrangement with Mr. Fong, following Mr. Fong’s resignation, the Company agrees to engage and employ Mr. Fong as a consultant to provide advisory services, for the term of one year. Upon expiration of the initial-year term, the Consulting Arrangement shall be automatically extended for successive one-year term unless terminated by either party upon a three-month prior written notice. Pursuant to the Resignation Agreement and Consulting Arrangement with Mr. Fong, Mr. Fong retains his options to acquire an aggregate of 737,500 Ordinary Shares in three equal tranches.

As of the date of the prospectus, Mr. Sze Ho, CHAN has the option to acquire an aggregate of 590,000 Ordinary Shares in three equal tranches, and Mr. Wai Lok Raymond, FONG has the option to acquire an aggregate of 737,500 Ordinary Shares in three equal tranches, the options to be vested over a period of three years in three equal tranches on the first, second, and third anniversary of the date of Company’s listing on Nasdaq, subject in each case to the continued service of Mr. Chan and Mr. Fong to the Company or any of its affiliates on the applicable vesting date.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to all of our directors, executive officers, and employees. We have made our code of business conduct and ethics publicly available on our website.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares by:

•        each person who is the beneficial owner of more than 5% of the outstanding shares of any series of our voting ordinary shares;

•        each of our current executive officers and directors; and

•        all executive officers and directors of the Company, as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We have based percentage ownership of our Ordinary Shares on 15,625,000 Ordinary Shares issued and outstanding as of the date of the prospectus.

Name of Beneficial Owner	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares
Directors, Director Nominees and Named Executive Officers:
Sze Ho, CHAN	—		—%
Ngan Sammy, SHUM	—		—%
Mr. Wai Lok Raymond FONG	—		—%
Sheung Chi Steven, WU	—		—
B Ray Billy, TAM	—		—
Kevin, GUAN	—		—
Kit Wa, TO	—		—

All directors and executive officers as a group:			—%

5% or Greater Shareholders:	—		—
Oriental Moon Tree Limited(1)(2)	11,475,000	(1)	73.44%

__________

(1)      These shares are directly held by Oriental Moon Tree Limited, a British Virgin Islands company with its registered address at Jayla Place, 2nd Floor, Road Town, Tortola, British Virgin Islands. Oriental Moon Tree Limited is approximately 10% held by Lobster Financial Holding Limited, 8% held by Golden Garden (BVI) Limited, 64% held by Courageous Wealth Limited, 14% held by Capital Hero Global Limited, and 4% held by Gulu Gulu Limited. Lobster Financial Limited is a company incorporated in the British Virgin Islands and 100% owned by Ms. Yun, ZHU, who is its sole shareholder and director. Ms. Yun, ZHU is the spouse of Mr. Wai Lok Raymond, FONG. Golden Garden (BVI) Limited is company incorporated in the British Virgin Islands and 100% owned by Mr. Ngan Sammy, SHUM, who is its sole shareholder and director. Courageous Wealth Limited is a company incorporated in the British Virgin Islands and 100% owned by Ms. Kam Yan Karen, LAU, who is its sole shareholder and director. Capital Hero Global Limited, a company incorporated in the British Virgin Islands and 100% owned by Mr. Hin Lun WU, who is its sole shareholder and director. Gulu Gulu Limited is a company incorporated in the British Virgin Islands and 100% owned by Mr. Wing Lim HO, who is its sole shareholder and director. Ms. Kam Yan Karen, LAU is the sole director of Oriental Moon Tree Limited and has the power to direct the voting and disposition of the Ordinary Shares held by Oriental Moon Tree Limited. Ms. Kam Yan Karen, LAU may be deemed the beneficial owner of all Ordinary Shares held by Oriental Moon Tree Limited.

(2)      The registration statement on Form F-1 initially filed by the Company with the SEC on June 30, 2023 (File No. 333-273053), which was declared effective on November 30, 2023, contains a resale prospectus that has registered the resale by Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited, the existing shareholders of the Company, of up to 1,750,000 Ordinary Shares. Of which, Bliss Tone offered to sell 637,500 Ordinary Shares, State Wisdom Holdings Limited offered to sell 637,500 Ordinary Shares, and Oriental Moon Tree Limited offered to sell 475,500 Ordinary Shares. As of the date of the prospectus, none of the Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited have disposed of the 1,750,000 Ordinary Shares registered for resale.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the Selling Shareholder, Oriental Moon Tree Limited, of up to 1,750,000 Ordinary Shares. The Selling Shareholder may offer and sell, from time to time, any or all of the Ordinary Shares being offered for resale by this prospectus. When we refer to “Selling Shareholder” in this prospectus, we refer to the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholder’s interest in our securities after the date of this prospectus.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Ordinary Shares of the Selling Shareholder, the number of Ordinary Shares that may be sold by the Selling Shareholder under this prospectus and that the Selling Shareholder will beneficially own after this offering. We have based percentage ownership on 15,625,000 Ordinary Shares outstanding as of the date of this prospectus.

The Ordinary Shares being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Ordinary Shares held by non-affiliates). The Selling Shareholder named herein beneficially owns 11,475,000 Ordinary Shares which is equal to approximately 73.44% of our outstanding Ordinary Shares, as of the date of the prospectus. The Selling Shareholder will be able to sell its Ordinary Shares registered for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholder may dispose of all, none or some portion of his Ordinary Shares, we cannot advise you as to whether the Selling Shareholder will in fact sell any or all of such Ordinary Shares. No estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Ordinary Shares covered by this prospectus will be beneficially owned by the Selling Shareholder and further assumed that the Selling Shareholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Oriental Moon Tree Limited(1)(2)	11,475,000	1,750,000	—	—

____________

(1)      Oriental Moon Tree Limited is approximately 10% held by Lobster Financial Holding Limited, 8% held by Golden Garden (BVI) Limited, 64% held by Courageous Wealth Limited, 14% held by Capital Hero Global Limited, and 4% held by Gulu Gulu Limited. Lobster Financial Limited is a company incorporated in the British Virgin Islands and 100% owned by Ms. Yun, ZHU, who is its sole shareholder and director. Ms. Yun, ZHU is the spouse of Mr. Wai Lok Raymond, FONG. Golden Garden (BVI) Limited is company incorporated in the British Virgin Islands and 100% owned by Mr. Ngan Sammy, SHUM, who is its sole shareholder and director. Courageous Wealth Limited is a company incorporated in the British Virgin Islands and 100% owned by Ms. Kam Yan Karen, LAU, who is its sole shareholder and director. Capital Hero Global Limited, a company incorporated in the British Virgin Islands and 100% owned by Mr. Hin Lun WU, who is its sole shareholder and director. Gulu Gulu Limited is a company incorporated in the British Virgin Islands and 100% owned by Mr. Wing Lim HO, who is its sole shareholder and director. Ms. Kam Yan Karen, LAU is the sole director of Oriental Moon Tree Limited and has the power to direct the voting and disposition of the Ordinary Shares held by Oriental Moon Tree Limited. Ms. Kam Yan Karen, LAU may be deemed the beneficial owner of all Ordinary Shares held by Oriental Moon Tree Limited. Oriental Moon Tree Limited is British Virgin Islands company with its registered address at Jayla Place, 2nd Floor, Road Town, Tortola, British Virgin Islands.

(2)      The registration statement on Form F-1 initially filed by the Company with the SEC on June 30, 2023 (File No. 333-273053), which was declared effective on November 30, 2023, contains a resale prospectus that has registered the resale by Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited, the existing shareholders of the Company, of up to 1,750,000 Ordinary Shares. Of which, Bliss Tone offered to sell 637,500 Ordinary Shares, State Wisdom Holdings Limited offered to sell 637,500 Ordinary Shares, and Oriental Moon Tree Limited offered to sell 475,500 Ordinary Shares. As of the date of the prospectus, none of the Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited have disposed of the 1,750,000 Ordinary Shares registered for resale.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

PLAN OF DISTRIBUTION

The Ordinary Shares offered by this prospectus are being offered by the Selling Shareholder. We are not selling any securities under this prospectus. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

A Selling Shareholder may use any one or more of the following methods when selling securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share; and

•        a combination of any such methods of sale.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholder under this prospectus. The Selling Shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The Selling Shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any underwriters, agents, or broker-dealers, and any Selling Shareholder who are affiliates of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholder who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for our Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our Ordinary Shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Shareholder in disposing of the Ordinary Shares. We will bear all other costs, fees, and expenses in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants.

RELATED PARTY TRANSACTIONS

Compensation of Directors

See “Management — Employment Agreements with Directors and Executive Officers.”

Other Transactions with Related Parties

Nature of relationships with related parties

Name	Relationship with the Company
Chan Sze Ho	Director of the Company
Cheung Yuk Shan	Spouse of Shum Ngan, Sammy, the director of the Company
Fong Wai Lok, Raymond	Former director of the Company, resigned as a director and appointed as a consultant of the Company effective April 1, 2024
Fung Yee Lin	Shareholder of Smark Holding Limited as of March 31, 2023 and 2022
I Win Growth SPC — Fund 1 SP	Fund managed by IWAML
Lau Kam Yan, Karen	Controlling party of Courageous Wealth Limited
Lobster Financial Holdings Limited	10% shareholder of Oriental Moon Tree Limited as of March 31, 2024, 2023 and 2022
Oriental Moon Tree Limited	Shareholder of the Company
Smark Holding Limited	Shareholder of Oriental Moon Tree Limited as of March 31, 2023 and 2022, and ceases to be a shareholder of Oriental Moon Tree Limited from April 17, 2023
Tse Tim	Spouse of Lau Kam Yan, Karen, the controlling party of Courageous Wealth Limited
Wu Hin Lun	Controlling party of Capital Hero Global Limited
Zhu Jian Guo	Father of Zhu Yun, the controlling party of Lobster Financial Holdings Limited
Zhu Yun	Controlling party of Lobster Financial Holdings Limited as of March 31, 2024, 2023 and 2022 and spouse of former director Fong Wai Lok, Raymond

Transactions with related parties

		For the Years Ended March 31,
Name	Nature	2024	2023	2022
Chan Sze Ho(1)	Brokerage commission	$50	$—	$—
Cheung Yuk Shan(1)	Brokerage commission	96	1,665	226
Fong Wai Lok, Raymond(1)	Brokerage commission	—	—	45
I Win Growth SPC – Fund 1 SP(1)	Brokerage commission	—	9,685	6,089
Lau Kam Yan, Karen(1)	Brokerage commission	50	3,820	10,145
Lobster Financial Holdings Limited(1)	Brokerage commission	—	1,212	11,947
Tse Tim(1)	Brokerage commission	5,528	71,605	688,205
Wu Hin Lun(1)	Brokerage commission	1,395	312	4,362
Zhu Jian Guo(1)	Brokerage commission	—	265	865
Zhu Yun(1)	Brokerage commission	—	1,179	13,517
Total		$7,119	$89,743	$735,401

Cheung Yuk Shan(2)	Handling income on custodian service	2,058	2,262	—
Zhu Jian Guo(2)	Handling income on custodian service	20	—	—
Chan Sze Ho(3)	Handling income on dividend collection	10	—	—
Cheung Yuk Shan(3)	Handling income on dividend collection	—	—	13
Fong Wai Lok, Raymond(3)	Handling income on dividend collection	—	—	13
Fung Yee Lin(3)	Handling income on dividend collection	—	—	10
Tse Tim(3)	Handling income on dividend collection	1	13	392
Wu Hin Lun(3)	Handling income on dividend collection	41	—	13
Zhu Yun(3)	Handling income on dividend collection	—	—	57
Total		$2,130	$2,275	$498

I Win Growth SPC – Fund 1 SP(4)	Investment management fee income	$—	$2,840	$1,793

Cheung Yuk Shan(5)	Interest income and other	$—	$57	$76

		For the Years Ended March 31,
Name	Nature	2024	2023	2022
Fong Wai Lok, Raymond(5)	Interest income and other	—	—	1,321
I Win Growth SPC – Fund 1 SP(5)	Interest income and other	—	4,117	191
Lau Kam Yan, Karen(5)	Interest income and other	—	1	1
Lobster Financial Holdings Limited(5)	Interest income and other	—	271	90
Tse Tim(5)	Interest income and other	1,422	4,897	3,361
Wu Hin Lun(5)	Interest income and other	16	9	431
Zhu Jian Guo(5)	Interest income and other	—	782	93
Zhu Yun(5)	Interest income and other	—	28	29
Total		$1,438	$10,162	$5,593

Smark Holding Limited(6)	Other administrative expenses	$—	$—	$3,854

____________

(1)      The amounts for the years ended March 31, 2024, 2023 and 2022 represented fees and commissions from securities brokerage services based on a fixed rate for each transaction.

(2)      The amounts for the years ended March 31, 2024 and 2023 represented handling income from custodian services rendered.

(3)      The amounts for the years ended March 31, 2024, 2023 and 2022 represented handling income from dividend collection services rendered.

(4)      The amounts for the years ended March 31, 2023 and 2022 represented income from investment management services rendered.

(5)      The amounts for the years ended March 31, 2024, 2023 and 2022 represented interests charged on overdue receivables from related parties arising from brokerage transactions.

(6)      The amount for the year ended March 31, 2022 represented other administrative expenses paid for management services.

Balance with related parties

		As of March 31,
Name	Nature	2024	2023
Tse Tim(1)	Receivables from customers	$3,740	$—
Wu Hin Lun(1)	Receivables from customers	—	1,219
Total		$3,740	$1,219

Oriental Moon Tree Limited(2)	Amounts due from related party	$3,895	$—

Chan Sze Ho(3)	Payables to customers	$—	$10
Cheung Yuk Shan(3)	Payables to customers	63,845	1,649
Fung Yee Lin(3)	Payables to customers	—	411
Lau Kam Yan, Karen(3)	Payables to customers	41,727	8,735
Tse Tim(3)	Payables to customers	390,382	31,798
Wu Hin Lun(3)	Payables to customers	57,748	—
Zhu Jian Guo(3)	Payables to customers	2,872	60,208
Zhu Yun(3)	Payables to customers	78,675	20,333
Total		$635,249	$123,144

Smark Holding Limited(4)	Amounts due to related parties	$—	$7,097

____________

(1)      The balances as of March 31, 2024 and 2023 represented amounts overdue on brokerage transactions which passed the settlement dates, before allowance for expected credit losses. The balances were fully settled subsequently.

(2)      The balance as of March 31, 2024 represented advance to shareholders for operational purpose, before allowance for expected credit losses. The balance was unsecured, non-interest bearing and repayable on demand. As of the date of these consolidated financial statements, the balance has not been settled.

(3)      The balances as of March 31, 2024 and 2023 represented cash deposits received from the related parties and payables arising from unsettled trades on trade-date basis.

(4)      The balances as of March 31, 2024 and 2023 represented the advances from shareholders for operational purposes and consideration payable to the shareholders upon our group reorganization. The balances were unsecured, non-interest bearing and repayable on demand. On November 25, 2022, the shareholders agreed to waive most of these balances due to them by the Company, totaling $2,025,475, in form of capital contributions (further details are set out in note 10 to these consolidated financial statements).

DESCRIPTION OF SHARE CAPITAL

Garden Stage Limited is an exempted company incorporated in the Cayman Islands and its corporate affairs are governed by its amended and restated memorandum and articles of association, the Companies Act, and the common law of the Cayman Islands.

At incorporation, the authorized share capital of Garden Stage Limited was US$50,000 divided into 50,000 Ordinary Shares with US$1.00 par value per share. On November 21, 2022, Garden Stage Limited executed a shareholder resolution to change the par value of the Ordinary Shares from US$ 1.00 to $0.0001, a 10,000 for 1 share subdivision. Pursuant to such resolution, the authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 each.

Subsequently, on April 3, 2023, 80,000 Ordinary Shares were allotted to the Company’s existing shareholder at a par value of $0.0001 each. No cash has been received from the shareholder in respect of this share allotment. In addition, 10,000 Ordinary Shares were allotted to the Pre-IPO Investors at the consideration of HK$6,240,000 ($794,903) which were paid and recognized as liabilities on the consolidated balance sheets as of March 31, 2023 (further details are set out in note 9 to these consolidated financial statements).

Further on April 20, 2023, 12,650,000 Ordinary Shares were proportionally allotted to all the Company’s shareholders at a par value of $0.0001 each, resulting in 11,385,000 and 1,265,000 Ordinary Shares being allotted to the Company’s existing shareholder and Pre-IPO Investors, respectively. No cash has been received from the shareholders in respect of this share allotment. There are 12,750,000 Ordinary Shares issued and outstanding as of the date of this prospectus. At the completion of this Offering, there will be 14,750,000 Ordinary Shares issued and outstanding.

In respect of the subdivision of shares on November 21, 2022, shares allotments of 80,000 and 11,385,000 Ordinary Shares to the Company’s existing shareholder on April 3, 2023 and April 20, 2023, respectively, the Company considered the above transactions as share split and deemed the issuance of Ordinary Shares being part of the Company’s recapitalization prior to completion of its initial public offering. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above transactions.

By recognizing the above transactions on a retroactive basis, the authorized share capital of the Company was $50,000 divided into 500,000,000 shares of par value of $0.0001 each and a total of 11,475,000 Ordinary Shares of par value of $0.0001 each were issued and outstanding at March 31, 2023 and 2022, respectively. Contrary to share split and nominal issuance, the share allotments of 10,000 Ordinary Shares and 1,265,000 Ordinary Shares to the Pre-IPO Investors on April 3, 2023 and April 20, 2023, respectively, were not considered as share split and were treated prospectively by the Company. These shares allotments were only recognized on the issuance date.

On December 5, 2023, the Company closed its initial public offering of 2,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share; and the underwriters to the Company’s initial public offering had exercised the Over-Allotment Option in full to purchase an additional 375,000 Ordinary Shares, on December 4, 2023, prior to the closing of the initial public offering.

The registration statement on Form F-1 initially filed by the Company with the SEC on June 30, 2023 (File No. 333-273053), which was declared effective on November 30, 2023, contains a resale prospectus that has registered the resale by Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited, the existing shareholders of the Company, of up to 1,750,000 Ordinary Shares. Of which, Bliss Tone offered to sell 637,500 Ordinary Shares, State Wisdom Holdings Limited offered to sell 637,500 Ordinary Shares, and Oriental Moon Tree Limited offered to sell 475,500 Ordinary Shares. As of the date of the prospectus, none of the Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited have disposed of the 1,750,000 Ordinary Shares registered for resale pursuant to the Form F-1 initially filed by the Company with the SEC on June 30, 2023.

As of the date of this prospectus, 15,625,000 Ordinary Shares were issued and outstanding.

The following is a description of the material terms of our amended and restated memorandum and articles of association as they will be in effect upon the consummation of the Reorganization and this offering. Unless otherwise indicated, all information in this section assumes that the Reorganization have been completed immediately prior to the consummation of this offering. The following description may not contain all of the information that is important to you and we therefore refer you to our Articles, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares in accordance with our amended and restated memorandum and articles of association.

The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process. If a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

Listing

Our Ordinary Share are traded on the Nasdaq Capital Market under the ticker symbol “GSIW.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available, therefore. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

Voting Rights

Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every shareholder of record present in person or by proxy at a general meeting shall have one vote and on a poll every shareholder of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our amended and restated memorandum and articles of association.

Options

As of the date of this prospectus, the options to acquire 1,327,500 of our Ordinary Shares at a price of US$2.00 per Ordinary Share are outstanding. See “Management — Compensation of Directors and Executive Officers — Equity-Based Remuneration”, for further detail in relation to the options granted to certain member of our directors and officers to acquire an aggregate of 1,327,500 Ordinary Shares of the Company.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may whenever they think fit, and they shall on the requisition of shareholders of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business; two shareholders present in person or by proxy shall be a quorum provided always that if the Company has one shareholder of record the quorum shall be that one shareholder present in person or by proxy. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

Meetings of Directors

The directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit. The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed shall be two, a Director and his appointed alternate director being considered only one person for this purpose, and if there shall at any time be only a sole Director the quorum shall be one.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine and the rights attaching to any issued shares may, subject to the provisions of our amended and restated memorandum and articles of association, by special resolution, be varied so as to provide that such shares are to be or are liable to be so redeemed. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the NASDAQ, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

Changes in Capital

Subject to the Companies Act, we may from time to time by an ordinary resolution of our shareholders:

•        increase the share capital of our Company by new shares of such amount as it thinks expedient;

•        consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;

•        subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

•        cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect any account or book or document of the Company except as conferred by the Companies Act or authorized by the Directors or by the Company in general meeting. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information” on page 121.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue negotiable or bearer shares or shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act and the laws of the Cayman Islands affecting Cayman Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A shareholder has the right to seek damages if a duty owed by the directors is breached.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or wilful default.

Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is limited, insofar as it is not permissible for the directors to contract out of the core fiduciary duties they owe to the company, nor would any indemnity be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime.

	Delaware	Cayman Islands

Our articles of association provide to the extent permitted by law, the directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such director, officer or trustee.

Interested Directors

Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s Memorandum and Articles of Association.

	Delaware	Cayman Islands
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the Memorandum and Articles of Association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for election of Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Directors are appointed in accordance with the terms of the Memorandum and Articles of Association of the company.
Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	Our currently effective articles of association do not provide for cumulative voting.
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The Memorandum and Articles of Association may only be amended by a special resolution of the shareholders.
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination, appointment and removal of directors and filling of board vacancies are governed by the terms of the Memorandum and Articles of Association.

	Delaware	Cayman Islands
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Save in certain limited circumstances under the Companies Act of the Cayman Islands, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

	Delaware	Cayman Islands

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. Dissentient members/creditors are entitled to appear and be heard. At the hearing, the Grand Court considers (in light of any opposition) whether:

•   approval of the scheme was reasonable (whether a reasonable member would have approved it);

•   each class was fairly represented at the meeting;

•   the majority acted bona fide without coercion of the minority to promote interests adverse to those of the class;

•   all notice periods were complied with;

•   the resolutions carried by the requisite majority.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•   a company acts or proposes to act illegally or ultra vires;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control the company are perpetrating a “fraud on the minority.”

	Delaware	Cayman Islands
Inspection of Corporate Records

Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the copies of Memorandum and Articles of Association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) of the company. However, these rights may be provided in the company’s Memorandum and Articles of Association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to table resolutions at a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that the directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company. If the directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the Memorandum and Articles of Association).
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the Memorandum and Articles of Association.

	Delaware	Cayman Islands
Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

TAXATION

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

•        Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15% for unincorporated businesses and individuals on the remainder of assessable profits.

•        Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

Certain Mainland China Tax Laws and Regulations Consideration

The Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the SAT on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We conduct our operations solely in Hong Kong through our Operating Subsidiaries incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by our Operating Subsidiaries in Hong Kong. As confirmed by our PRC counsel, we believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We conduct our operations solely in Hong Kong through our Operating Subsidiaries incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by our Operating Subsidiaries in Hong Kong. As confirmed by our PRC Counsel, we believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

United States Federal Income Tax Considerations

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation — United States Federal Income Tax Considerations” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee		$1,837.80
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Transfer Agent Expenses	$	*
Miscellaneous Expenses	$	*
Total Expenses	$	*

____________

*        Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered, and the timing of such offerings; we cannot compute the total until the exact expenses are known.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to U.S. federal securities law. The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga, our counsel as to Cayman Islands law.

EXPERTS

The consolidated financial statements for the years ended March 31, 2024, incorporated by reference in this prospectus have been so included in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of &S Associate PLT is located at B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia.

The consolidated financial statements as of and for the year ended March 31, 2023 incorporated by reference in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza Suite 830, New York, NY 10001.

The consolidated financial statements as of and for the year ended March 31, 2022 incorporated by reference in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. Friedman LLP was merged with Marcum LLP on September 1, 2022 and filed its application to withdraw the PCAOB registration on December 30, 2022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act..

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

•        Our Annual Report on Form 20-F for the year ended March 31, 2024, as filed with the SEC on July 31, 2024;

•        Our Registration Statements on Form F-1 as filed with the SEC on June 30, 2023, September 5, 2023, October 5, 2023, October 24, 2023, November 16, 2023, November 22, 2023 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act);

•        our report of foreign private issuer on Form 6-K, furnished to the SEC on, February 1, 2024, March 28, 2024, and April 5, 2024;

•        any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•        any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: Garden Stage Limited, 30th Floor, China Insurance Group Building 141 Des Voeux Road Central, Central, Hong Kong, telephone number: +852 2688 6333, email: ir@iwinsec.com.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Upon the incorporation of Garden Stage Limited on August 11, 2022, Garden Stage Limited issued 1 ordinary shares to Oriental Moon Tree Limited, for a consideration of US$1.00. On November 21, 2022, Garden Stage Limited executed a shareholder resolution to change the par value of the Ordinary Shares from US$ 1.00 to $0.0001, a 10,000 for 1 share subdivision (“Share Subdivision”). Upon the Share Subdivision, the one issued and outstanding Ordinary Share held by Oriental Moon Tree Limited was sub-divided into 10,000 Ordinary Shares of par value of US$ 0.0001 each. Pursuant to such resolution, the authorized share capital of Garden Stage Limited was US$50,000 divided into 500,000,000 Ordinary Shares with a nominal or par value of US$0.0001 each, in accordance with section 13 of the Cayman Islands Companies Act.

In April 2023, in connection with the Reorganization described in the accompanying prospectus, Garden Stage Limited allotted and issued:

(a)     additional 80,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 3, 2023; and

(b)    additional 11,385,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 20, 2023.

As part of the Reorganization, and pursuant to the Investment Agreement dated July 22, 2022 as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023, between I Win Holdings Limited and State Wisdom Holdings Limited, Garden Stage Limited allotted and issued:

(a)     5,000 Ordinary Shares at the par value of US$0.0001 to State Wisdom Holdings Limited on April 3, 2023; and

(b)    632,500 Ordinary Shares at the par value of US$0.0001 to State Wisdom Holdings Limited on April 20, 2023.

Furthermore, pursuant to the Investment Agreement dated July 22, 2022 as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023, between I Win Holdings Limited and Bliss Tone Limited, Garden Stage Limited allotted and issued:

(a)     5,000 Ordinary Shares at the par value of US$0.0001 to Bliss Tone Limited on April 3, 2023; and

(b)    632,500 Ordinary Shares at the par value of US$0.0001 to Bliss Tone Limited on April 20, 2023.

On April 24, 2023, Garden Stage Limited have granted options to acquire an aggregate of 1,475,000 Ordinary Shares to Mr. Sze Ho, CHAN, Mr. Ting Hei, LEE, and Mr. Wai Lok Raymond, FONG, including: (1) options to acquire an aggregate of 590,000 Ordinary Shares in three equal tranches to Mr. Sze Ho, CHAN, the Company’s Director and Chief Executive Officer; (2) options to acquire an aggregate of 147,500 Ordinary Shares in three equal tranches to Mr. Ting Hei, LEE, the Company’s former Chief Financial Officer; and (3) options to acquire an aggregate of 737,500 Ordinary Shares in three equal tranches to Mr. Wai Lok Raymond, FONG, the Company’s former Director. The options granted to each of Mr. Chan, Mr. Lee, and Mr. Fong will vest in three equal tranches on the first, second, and third anniversary of the Company’s listing on Nasdaq, subject in each case to Mr. Chan, Mr. Lee and Mr. Fong’s continued service on the applicable vesting date.

On April 1, 2024, the Company accepted the resignation of Mr. Ting Hei, LEE as the Chief Financial Officer of the Company, which came into effect the same day. Mr. Lee is resigning for personal reasons and his decision to resign was not as a result of any disagreements with the Board of the Company on any matter. Mr. Lee is currently serving as the manager in I Win Securities. The options to acquire an aggregate of 147,500 Ordinary Shares by Mr. Lee expired and forfeited on the date of Mr. Lee’s resignation as the Chief Financial Officer of the Company.

Effective April 1, 2024, Mr. Wai Lok Raymond, FONG has resigned as a director of the Company. On the same date, the Company entered into the Resignation Agreement and Consulting Arrangement with Mr. Fong, effective on the same date. Pursuant to the Resignation Agreement and Consulting Arrangement with Mr. Fong, following Mr. Fong’s resignation, the Company agrees to engage and employ Mr. Fong as a consultant to provide advisory services, for the term of one year. Upon expiration of the initial-year term, the Consulting Arrangement shall be automatically extended for successive one-year term unless terminated by either party upon a three-month prior written notice. Pursuant to the Resignation Agreement and Consulting Arrangement with Mr. Fong, Mr. Fong retains his options to acquire an aggregate of 737,500 Ordinary Shares in three equal tranches.

We believe that each of the issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Item 8. Exhibits and Financial Statement Schedules

(a)         Exhibits.

Exhibit No.	Description
3.1

Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on February 27, 2023)

5.1*	Opinion of Traver Thorp Alberga regarding the validity of the securities being registered
10.1

Form of Employment Agreement by and between Sze Ho CHAN and the Registrant, dated as of November 21, 2022 (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on December 13, 2022)

10.2

Form of Supplemental Employment Agreement by and between Sze Ho CHAN and the Registrant, dated as of April 24, 2023 (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on June 30, 2023)

10.3

Form of Second Supplemental Employment Agreement by and between Sze Ho CHAN and the Company, dated April 1, 2024 (incorporated herein by reference to Exhibit 10.1 to Form 6-K (Commission File Number: 001-41879), initially filed with the U.S. Securities and Exchange Commission on April 5, 2024)

10.4

Form of Employment Agreement by and between Ngan Sammy SHUM and the Registrant, dated as of November 21, 2022 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on December 13, 2022)

10.5

Lease Agreement of Head Office, at 30th Floor, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong (incorporated by reference to Exhibit 4.5 to our annual report on Form 20-F filed with the SEC on July 31, 2024)

Exhibit No.	Description
10.6

Investment Agreement by and between Bliss Tone Limited and I Win Holdings Limited, dated as of July 22, 2022 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on February 27, 2023)

10.7

Supplemental Investment Agreement by and between Bliss Tone Limited and I Win Holdings Limited, dated as of November 22, 2022 (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on February 27, 2023)

10.8

Second Supplemental Investment Agreement by and between Bliss Tone Limited and I Win Holdings Limited, dated as of April 3, 2023 (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on June 30, 2023)

10.9

Investment Agreement by and between State Wisdom Holdings Limited and I Win Holdings Limited, dated as of July 22, 2022 (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on June 30, 2023)

10.10

Supplemental Investment Agreement by and between State Wisdom Holdings Limited and I Win Holdings Limited, dated as of November 22, 2022 (incorporated herein by reference to Exhibit 10.13 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on June 30, 2023)

10.11

Second Supplemental Investment Agreement by and between Bliss Tone Limited and I Win Holdings Limited, dated as of April 3, 2023 (incorporated herein by reference to Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on June 30, 2023)

10.12

Investment Management Agreement by and between I Win Asset Management Limited and AVIA Trust Limited (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on June 30, 2023)

10.13

Resignation Agreement and Consulting Arrangement by and between Garden Stage Limited and Mr. Wai Lok Raymond, FONG, dated April 1, 2024 (incorporated herein by reference to the Form 6-K (File No. 001-41879) filed with the U.S. Securities and Exchange Commission on April 5, 2024)

14.1

Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 14.1 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on June 30, 2023)

14.2	Insider Trading Policy (incorporated by reference to Exhibit 4.5 to our annual report on Form 20-F filed with the SEC on July 31, 2024)
14.3	Executive Compensation Recovery Policy (incorporated by reference to Exhibit 4.5 to our annual report on Form 20-F filed with the SEC on July 31, 2024)
21.1

List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on June 30, 2023)

23.1*	Consent of Traver Thorp Alberga (included in Exhibit 5.1)
23.2*	Consent of Marcum Asia CPAs LLP
23.3*	Consent of J&S Associate PLT
23.4*	Consent of Friedman, LLP
107*	Filing Fee Table

____________

*        Filed herein

**      To be filed via amendment

†        Previously filed

Item 9. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on August 9, 2024.

GARDEN STAGE LIMITED
By:	/s/ Sze Ho, CHAN
Sze Ho, CHAN
Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Sze Ho CHAN as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Name	Title	Date
/s/ Sze Ho, CHAN	Chief Executive Officer, Director, and	August 9, 2024
Sze Ho, CHAN	Interim Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)
/s/ Ngan Sammy, SHUM	Director	August 9, 2024
Ngan Sammy, SHUM
/s/ Sheung Chi Steven, WU	Director	August 9, 2024
Sheung Chi Steven, WU
/s/ B Ray Billy, TAM	Director	August 9, 2024
B Ray Billy, TAM
/s/ Kevin, GUAN	Director	August 9, 2024
Kevin, GUAN
/s/ Kit Wa, TO	Director	August 9, 2024
Kit Wa, TO

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on August 9, 2024.

Cogency Global Inc.
Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President